FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-180779-13

MSBAM 2015-C20

Free Writing Prospectus
Structural and Collateral Term Sheet

$1,147,884,539

(Approximate Total Mortgage Pool Balance)

$1,008,703,000

(Approximate Offered Certificates)

Morgan Stanley Capital I Inc.

as Depositor

Morgan Stanley Mortgage Capital Holdings LLC
Bank of America, National Association
CIBC Inc.

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates
Series 2015-C20

January 14, 2015

MORGAN STANLEY	BofA MERRILL LYNCH

Co-Lead Bookrunning Manager CIBC World Markets	Co-Lead Bookrunning Manager Drexel Hamilton

Co-Managers

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC (File Number 333-180779) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 1-866-718-1649 or by email to prospectus@ms.com.

This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.

Neither this Term Sheet nor anything contained herein shall form the basis for any contract or commitment whatsoever. The information contained herein is preliminary as of the date hereof. This Term Sheet is subject to change, completion or amendment from time to time. The information contained herein will be superseded by similar information delivered to you as part of the Free Writing Prospectus. The information contained herein supersedes any such information previously delivered. The information contained herein should be reviewed only in conjunction with the entire Free Writing Prospectus. All of the information contained herein is subject to the same limitations and qualifications contained in the Free Writing Prospectus. The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described in the Free Writing Prospectus and the Prospectus attached thereto as Exhibit A. The information contained herein will be more fully described in the Free Writing Prospectus. The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, prospective investors are strongly urged to read the Free Writing Prospectus in its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Term Sheet is truthful or complete. Any representation to the contrary is a criminal offense.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of, or attached to, the email communication to which this Term Sheet may have been attached are not applicable to this Term Sheet and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this Term Sheet having been sent via Bloomberg or another email system.

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES

THE ASSET-BACKED SECURITIES REFERRED TO IN THIS TERM SHEET ARE BEING OFFERED WHEN, AS AND IF ISSUED. IN PARTICULAR, YOU ARE ADVISED THAT THE ASSET-BACKED SECURITIES, AND THE ASSET POOL BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING, AMONG OTHER THINGS, THE POSSIBILITY THAT ONE OR MORE CLASSES OF SECURITIES MAY BE SPLIT, COMBINED OR ELIMINATED), AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS. AS A RESULT, YOU MAY COMMIT TO PURCHASE SECURITIES THAT HAVE CHARACTERISTICS THAT MAY CHANGE, AND YOU ARE ADVISED THAT ALL OR A PORTION OF THE SECURITIES MAY NOT BE ISSUED THAT HAVE THE CHARACTERISTICS DESCRIBED IN THIS TERM SHEET. OUR OBLIGATION TO SELL SECURITIES TO YOU IS CONDITIONED ON THE SECURITIES AND THE UNDERLYING TRANSACTION HAVING THE CHARACTERISTICS DESCRIBED IN THIS TERM SHEET. IF WE DETERMINE THAT THE FOREGOING CONDITION IS NOT SATISFIED IN ANY MATERIAL RESPECT, WE WILL NOTIFY YOU, AND NEITHER THE ISSUING ENTITY NOR ANY UNDERWRITER WILL HAVE ANY OBLIGATION TO YOU TO DELIVER ALL OR ANY PORTION OF THE SECURITIES WHICH YOU HAVE COMMITTED TO PURCHASE, AND THERE WILL BE NO LIABILITY BETWEEN US AS A CONSEQUENCE OF THE NON-DELIVERY.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C20	Structural Overview

Offered Certificates

Class	Expected Ratings (DBRS/Moody’s/ Morningstar)(1)	Approximate Initial Certificate Principal Balance or Notional Amount(2)	Approximate Initial Credit Support(3)	Pass-Through Rate Description	Expected Weighted Average Life (Years)(5)	Principal Window (Months)(5)	Certificate Principal UW NOI Debt Yield(6)(8)	Certificate Principal to Value Ratio(7)(8)
Class A-1	AAA(sf)/Aaa(sf)/AAA	$55,500,000	30.000%	(4)	2.80	1-58	15.3%	46.4%
Class A-2	AAA(sf)/Aaa(sf)/AAA	$74,700,000	30.000%	(4)	4.83	58-60	15.3%	46.4%
Class A-SB	AAA(sf)/Aaa(sf)/AAA	$106,000,000	30.000%	(4)	7.27	60-114	15.3%	46.4%
Class A-3	AAA(sf)/Aaa(sf)/AAA	$250,000,000	30.000%	(4)	9.72	114-118	15.3%	46.4%
Class A-4	AAA(sf)/Aaa(sf)/AAA	$317,319,000	30.000%	(4)	9.85	118-119	15.3%	46.4%
Class X-A	AAA(sf)/Aaa(sf)/AAA	$882,883,000(9)	N/A	Variable IO(10)	N/A	N/A	N/A	N/A
Class A-S(11)	AAA(sf)/Aa2(sf)/AAA	$79,364,000	23.086%	(4)	9.94	119-120	13.9%	51.0%
Class B(11)	AA(low)(sf)/NR/AA-	$73,040,000	16.723%	(4)	9.96	120-120	12.8%	55.2%
Class PST(11)	A(low)(sf)/NR/A-	$205,184,000	12.125%	(4)	9.95	119-120	12.2%	58.3%
Class C(11)	A(low)(sf)/NR/A-	$52,780,000	12.125%	(4)	9.96	120-120	12.2%	58.3%

Privately Offered Certificates(12)

Class	Expected Ratings (DBRS/Moody’s/ Morningstar)(1)	Approximate Initial Certificate Principal Balance or Notional Amount(2)	Approximate Initial Credit Support(3)	Pass-Through Rate Description	Expected Weighted Average Life (Years)(5)	Principal Window (Months)(5)	Certificate Principal UW NOI Debt Yield(6)	Certificate Principal to Value Ratio(7)
Class X-B	AAA(sf)/NR/AAA	$73,040,000(9)	N/A	Variable IO(10)	N/A	N/A	N/A	N/A
Class X-C	AAA(sf)/NR/AAA	$52,780,000(9)	N/A	Variable IO(10)	N/A	N/A	N/A	N/A
Class X-D	AAA(sf)/NR/AAA	$50,220,000(9)	N/A	Variable IO(10)	N/A	N/A	N/A	N/A
Class X-E	AAA(sf)/NR/AAA	$31,131,000(9)	N/A	Variable IO(10)	N/A	N/A	N/A	N/A
Class X-F	AAA(sf)/NR/AAA	$23,967,000(9)	N/A	Variable IO(10)	N/A	N/A	N/A	N/A
Class X-G	NR/NR/NR	$33,863,538(9)	N/A	Variable IO(10)	N/A	N/A	N/A	N/A
Class D	BBB(low)(sf)/NR/BBB-	$50,220,000	7.750%	(4)	9.96	120-120	11.6%	61.2%
Class E	BB(low)(sf)/NR/BB-	$31,131,000	5.038%	(4)	9.97	120-121	11.3%	63.0%
Class F	B(low)(sf)/NR/B-	$23,967,000	2.950%	(4)	10.04	121-121	11.0%	64.3%
Class G	NR/NR/NR	$33,863,538	0.000%	(4)	11.01	121-179	10.7%	66.3%

(1)
Ratings shown are those of DBRS, Inc., Moody’s Investors Service, Inc. and Morningstar Credit Ratings, LLC. Certain nationally recognized statistical rating organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise to rate the certificates. There can be no assurance as to what ratings a non-hired nationally recognized statistical rating organization would assign. See “Risk Factors—Risks Related to the Offered Certificates—Ratings of the Offered Certificates Do Not Represent Any Assessment of the Yield to Maturity That a Certificateholder May Experience and Such Ratings May Be Reviewed, Revised, Suspended, Downgraded, Qualified or Withdrawn By the Applicable Rating Agency” and “Ratings” in the other free writing prospectus, which is expected to be dated January 14, 2015 (the “Free Writing Prospectus”), to which the prospectus dated October 1, 2013 (the “Prospectus”) is attached as Exhibit A. Capitalized terms used but not defined herein have the meanings assigned to such terms in the Free Writing Prospectus.

(2)
The certificate principal balances and notional amounts are approximate and on the closing date may vary by up to 5%. Mortgage loans may be removed from or added to the mortgage pool prior to the closing date within the same maximum permitted variance. Any reduction or increase in the aggregate principal balance of mortgage loans within these parameters will result in changes to the initial certificate principal balance or notional amount of each class of certificates shown in the table above and to the other statistical data contained herein and in the Free Writing Prospectus. In addition, the notional amounts of the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F and Class X-G Certificates may vary depending upon the final pricing of the classes of certificates and/or trust components whose certificate principal balances comprise such notional amounts, and, if as a result of such pricing the pass-through rate of the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F or Class X-G Certificates, as applicable, would be equal to zero, such class of certificates will not be issued on the closing date of this securitization.

(3)
The percentages indicated under the column “Approximate Initial Credit Support” with respect to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates represent the approximate credit support for the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates in the aggregate. The percentage indicated under the column “Approximate Initial Credit Support” with respect to the Class C Certificates and the Class PST Certificates represents the approximate credit support for the underlying Class C trust component.

(4)
The Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class C, Class D, Class E, Class F and Class G Certificates will, at all times, accrue interest at a per annum rate equal to (i) a fixed rate, (ii) a fixed rate subject to a cap equal to the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of 12 30-day months) or (iii) a rate equal to the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of 12 30-day months) less a specified percentage, which percentage may be zero. The Class PST Certificates will not have a pass-through rate, but will be entitled to receive the sum of the interest distributable on the Class PST components. The pass-through rates for the Class A-S Certificates, the Class A-S trust component and the Class PST Component A-S will, at all times, be the same. The pass-through rates for the Class B Certificates, the Class B trust component and the Class PST Component B will, at all times, be the same. The pass-through rates for the Class C Certificates, the Class C trust component and the Class PST Component C will, at all times, be the same.

(5)
The principal window is expressed in months following the closing date and reflects the period during which distributions of principal would be received under the assumptions set forth in the following sentence. The expected weighted average life and principal window figures set forth above are based on the following assumptions, among others: (i) no defaults or subsequent losses on the mortgage loans; (ii) no extensions of maturity dates of the mortgage loans; (iii) payment in full on the stated maturity date or, in the case of any mortgage loan having an anticipated repayment date, on the anticipated repayment date; and (iv) no prepayments of the mortgage loans prior to maturity or, in the case of a mortgage loan having an anticipated repayment date, prior to such anticipated repayment date. See the structuring assumptions set forth under “Yield, Prepayment and Maturity Considerations—Weighted Average Life” in the Free Writing Prospectus.

(Footnotes continued on next page)

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C20	Structural Overview

(6)
Certificate Principal UW NOI Debt Yield for any class of principal balance certificates (other than the Exchangeable Certificates) is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial principal balance of all the principal balance certificates (other than the Exchangeable Certificates) and trust components, and the denominator of which is the total initial principal balance of the subject class of principal balance certificates and all other classes of principal balance certificates (other than the Exchangeable Certificates) and trust components, if any, that are senior to such class. The Certificate Principal UW NOI Debt Yields of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates are calculated in the aggregate for those classes as if they were a single class.

(7)
Certificate Principal to Value Ratio for any class of principal balance certificates (other than the Exchangeable Certificates) is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio of the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial principal balance of the subject class of principal balance certificates and all other classes of principal balance certificates (other than the Exchangeable Certificates) and trust components, if any, that are senior to such class, and the denominator of which is the total initial principal balance of all the principal balance certificates (other than the Exchangeable Certificates) and trust components. The Certificate Principal to Value Ratios of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates are calculated in the aggregate for those classes as if they were a single class.

(8)
Certificate Principal UW NOI Debt Yield for the Class A-S, Class B and Class C Certificates is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial principal balance of all the principal balance certificates (other than the Exchangeable Certificates) and trust components, and the denominator of which is the total initial principal balance of the Class A-S trust component, the Class B trust component or the Class C trust component, as applicable, and all other classes of principal balance certificates (other than the Exchangeable Certificates) and trust components that are senior to such trust component. Certificate Principal to Value Ratio for the Class A-S, Class B and Class C Certificates is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio of the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial principal balance of the Class A-S trust component, the Class B trust component or the Class C trust component, as applicable, and all other classes of principal balance certificates (other than the Exchangeable Certificates) and trust components that are senior to such trust component, and the denominator of which is the total initial principal balance of all the principal balance certificates (other than the Exchangeable Certificates) and trust components. The Certificate Principal UW NOI Debt Yield and Certificate Principal to Value Ratio of the Class PST Certificates are equal to the respective amounts for the Class C Certificates.

(9)
The Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F and Class X-G Certificates (collectively, “the Class X Certificates”) will not have certificate principal balances and will not be entitled to receive distributions of principal. Interest will accrue on the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F and Class X-G Certificates at their respective pass-through rates based upon their respective notional amounts. The notional amount of the Class X-A Certificates will equal the aggregate certificate principal balance of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates and the Class A-S trust component outstanding from time to time. The notional amount of the Class X-B Certificates will equal the certificate principal balance of the Class B trust component outstanding from time to time. The notional amount of the Class X-C Certificates will equal the certificate principal balance of the Class C trust component outstanding from time to time. The notional amount of each class of the Class X-D, Class X-E, Class X-F and Class X-G Certificates will equal the certificate principal balance outstanding from time to time of the class of principal balance certificates that, with the addition of “X-,” has the same alphabetic class designation as the subject class of Class X Certificates.

(10)
The pass-through rate on the Class X-A Certificates will generally be equal to the excess, if any, of (a) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of 12 30-day months), over (b) the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates and the Class A-S trust component as described in the Free Writing Prospectus. The pass-through rate on the Class X-B Certificates will generally be equal to the excess, if any, of (a) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of 12 30-day months), over (b) the pass-through rate of the Class B trust component as described in the Free Writing Prospectus. The pass-through rate on the Class X-C Certificates will generally be equal to the excess, if any, of (a) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of 12 30-day months), over (b) the pass-through rate of the Class C trust component as described in the Free Writing Prospectus. The pass-through rate on each class of the Class X-D, Class X-E, Class X-F and Class X-G Certificates will generally be equal to the excess, if any, of (a) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of 12 30-day months), over (b) the pass-through rate of the class of principal balance certificates that, with the addition of “X-,” has the same alphabetic class designation as the subject class of Class X Certificates, as described in the Free Writing Prospectus.

(11)
The Class A-S, Class B, Class PST and Class C Certificates are “Exchangeable Certificates.” On the closing date, the upper-tier REMIC of the issuing entity will issue the Class A-S, Class B and Class C trust components (each a “trust component”), which will have outstanding principal balances on the closing date of $79,364,000, $73,040,000 and $52,780,000, respectively. The trust components will be held in the grantor trust for the benefit of the holders of the Class A-S, Class B, Class PST and Class C Certificates. The Class A-S, Class B, Class PST and Class C Certificates will, at all times, represent undivided beneficial ownership interests, held through the grantor trust, in one or more of such trust components. Each class of the Class A-S, Class B and Class C Certificates will, at all times, represent an undivided beneficial ownership interest in a percentage of the outstanding certificate principal balance of the trust component with the same alphabetical class designation. The Class PST Certificates will, at all times, represent an undivided beneficial ownership interest in the remaining percentages of the outstanding certificate principal balances of the Class A-S, Class B and Class C trust components, and such portions of those trust components are respectively referred to in this Term Sheet as the Class PST Component A-S, Class PST Component B and Class PST Component C (collectively, the “Class PST Components”). Following any exchange of Class A-S, Class B and Class C Certificates for Class PST Certificates or any exchange of Class PST Certificates for Class A-S, Class B and Class C Certificates as described in the Free Writing Prospectus, the percentage interests of the outstanding certificate principal balances of the Class A-S, Class B and Class C trust components that are represented by the Class A-S, Class B, Class PST and Class C Certificates will be increased or decreased accordingly. The initial certificate principal balance of each class of the Class A-S, Class B and Class C Certificates shown in the table represents the maximum certificate principal balance of such class without giving effect to any exchange. The initial certificate principal balance of the Class PST Certificates shown in the table is equal to the aggregate of the initial certificate principal balances of the Class A-S, Class B and Class C Certificates shown in the table and represents the maximum certificate principal balance of the Class PST Certificates that could be issued in an exchange; such initial certificate principal balance is not included in the aggregate certificate principal balance of the offered certificates set forth on the cover page of this Term Sheet. The certificate principal balances of the Class A-S, Class B and Class C Certificates to be issued on the closing date will be reduced, in required proportions, by an amount equal to the certificate principal balance of the Class PST Certificates issued on the closing date. Distributions and allocations of payments and losses with respect to the Exchangeable Certificates are described in this Term Sheet under “Allocations and Distributions on the Exchangeable Certificates” and under “Description of the Offered Certificates—Distributions” in the Free Writing Prospectus.

* For purposes of the foregoing chart, the Class A-Senior Certificates includes the Class X-A Certificates, which are also offered certificates, in regards to payments of interest.
** For purposes of the foregoing chart, the Class X-B, Class X-C, Class X-D, Class X-E, Class X-F and Class X-G Certificates have the same payment priority as the Class A Senior Certificates in regards payments of interest. The foregoing chart does not address the Class V Certificates (which represent interests in excess interest in respect of any anticipated repayment date loans).

(Footnotes continued on next page)

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C20	Structural Overview

(12)
Not offered pursuant to the Prospectus, the Free Writing Prospectus or this Term Sheet. Information provided in this Term Sheet regarding the characteristics of these certificates is provided only to enhance your understanding of the offered certificates. The privately offered certificates also include the Class V and Class R Certificates, which do not have a certificate principal balance, notional amount, pass-through rate, rating or rated final distribution date, and which are not shown in the chart. The Class V Certificates represent a beneficial ownership interest held through the grantor trust in certain excess interest in respect of mortgage loans having anticipated repayment dates, if any. The Class R Certificates represent the beneficial ownership of the residual interest in each of the three real estate mortgage investment conduits, as further described in the Free Writing Prospectus.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C20	Structural Overview

Issue Characteristics

Offered Certificates:
$1,008,703,000  (approximate) monthly pay, multi-class, commercial mortgage pass-through certificates, consisting of nine principal balance classes (Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class PST and Class C) and one interest-only class (Class X-A)

Co-Lead Bookrunning Managers:	Morgan Stanley & Co. LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated

Co-Managers:	CIBC World Markets Corp. and Drexel Hamilton, LLC

Mortgage Loan Sellers:	Morgan Stanley Mortgage Capital Holdings LLC, Bank of America, National Association and CIBC Inc.

Rating Agencies:	DBRS, Inc., Moody’s Investors Service, Inc. and Morningstar Credit Ratings, LLC

Master Servicer:	Midland Loan Services, a Division of PNC Bank, National Association

Special Servicer:	CWCapital Asset Management LLC

Certificate Administrator/Certificate Registrar/Custodian:	Wells Fargo Bank, National Association

Trustee:	Wells Fargo Bank, National Association

Trust Advisor:	Park Bridge Lender Services LLC

Initial Controlling Class Representative:	Seer Capital Management, LP or an affiliate of Seer Capital Management, LP

Cut-off Date:
January 1, 2015. For purposes of the information contained in this term sheet (this “Term Sheet”), scheduled payments due in January 2015 with respect to mortgage loans not having payment dates on the first day of each month have been deemed received on January 1, 2015, not the actual day on which such scheduled payments were due

Expected Pricing Date:	Week of January 19, 2015

Expected Closing Date:	Week of January 26, 2015

Determination Dates:	The 11th calendar day of each month (if the 11th calendar day is not a business day, the next succeeding business day), commencing in February 2015

Distribution Dates:	The 4th business day following the Determination Date in each month, commencing in February 2015

Rated Final Distribution Date:	The Distribution Date in February 2048

Interest Accrual Period:	Preceding calendar month

Payment Structure:	Sequential pay

Tax Treatment:	REMIC, except that the Class A-S, Class B, Class PST and Class C Certificates will evidence an interest in the grantor trust

Optional Termination:	1.00% clean-up call

Minimum Denominations:	$10,000 for each class of Offered Certificates (other than Class X-A); $100,000 for the Class X-A Certificates

Settlement Terms:	DTC, Euroclear and Clearstream

Legal/Regulatory Status:	Each class of Offered Certificates is expected to be eligible for exemptive relief under ERISA. No class of Offered Certificates is SMMEA eligible.

Analytics:
The certificate administrator is expected to make available all distribution date statements, CREFC® reports and supplemental notices received by it to certain modeling financial services as described in the Free Writing Prospectus.

Bloomberg Ticker:	MSBAM 2015-C20 <MTGE><GO>

Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “RISK FACTORS” SECTION OF THE FREE WRITING PROSPECTUS AND THE “RISK FACTORS” SECTION OF THE PROSPECTUS.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C20	Structural Overview

Structural Overview

Accrual:	Each class of Offered Certificates will accrue interest on a 30/360 basis.

Amount and Order of Distributions:
On each distribution date, certificateholders will be entitled to receive distributions of interest and principal from funds received with respect to the mortgage loans and available for distribution. Funds available for distribution on the certificates will be net of excess interest, excess liquidation proceeds and specified trust expenses, including, without limitation, all advance reimbursements (with interest) and all servicing fees and expenses, certificate administrator fees (including trustee fees and custodian fees) and expenses, special servicer compensation, trust advisor fees (together with certain trust advisor consulting fees), CREFC® License Fees and expenses as set forth below. Distributions to certificateholders on each distribution date out of payments (or advances in lieu thereof) and other collections on the mortgage loans will be in an amount equal to each class’s interest and principal entitlement, subject to:

(i) payment of the respective interest entitlement for any other class of certificates bearing an earlier alphanumeric designation (except (x) in respect of the distribution of interest among the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F and Class X-G Certificates, which will have the same senior priority and be distributed pro rata, and (y) in respect of the distribution of interest among the Class A-S, Class B, Class PST and Class C Certificates as described below under “Allocations and Distributions on the Exchangeable Certificates”);

(ii) if applicable, payment of the respective principal entitlement for the distribution date to the outstanding classes of principal balance certificates, first, to the Class A-SB Certificates, until the principal balance of such class has been reduced to the planned principal balance for the related distribution date set forth on Appendix VII to the Free Writing Prospectus, then, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificates, in that order (or pro rata among such classes if the principal balance of all other classes of certificates has been reduced to zero as a result of the allocation of mortgage loan losses or trust advisor expenses to such other classes, or if the aggregate appraisal reduction equals or exceeds the aggregate principal balance of the Class A-S through Class G Certificates (including the Class PST Certificates)), until the principal balance of each such class has been reduced to zero, then, to the Class A-S, Class B, Class PST and Class C Certificates as described below under “Allocations and Distributions on the Exchangeable Certificates” until the principal balance of each such class has been reduced to zero, and then to the Class D, Class E, Class F and Class G Certificates, in that order, until the principal balance of each such class has been reduced to zero; and

(iii) the allocation of trust advisor expenses, (a) first, to reduce payments of interest on the Class D Certificates, the Class C trust component and the Class B trust component, in that order, (b) second, to reduce payments of principal on the Class D Certificates, the Class C trust component, the Class B trust component and the Class A-S trust component, in that order, and (c) third, to reduce payments of principal on the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates on a pro rata basis.

No trust advisor expenses (which do not include the trust advisor fee) will be allocated to or otherwise borne by the Control Eligible Certificates. As a result, none of the classes of such certificates will provide protection to the more senior classes of certificates for the purposes of allocating losses based on trust advisor expenses.

Trust advisor expenses allocated to the Class A-S trust component, the Class B trust component and the Class C trust component will be allocated to the Class A-S, Class B, Class PST and Class C Certificates as described below under “Allocations and Distributions on the Exchangeable Certificates.”

Interest and Principal Entitlements:
Interest distributable on any class of certificates (other than the Exchangeable Certificates and the Class V and Class R Certificates) or trust component on any distribution date, with various adjustments described under “Description of the Offered Certificates—Distributions” in the Free Writing Prospectus, represents all unpaid interest accrued with respect to that class of certificates or trust component through the end of the interest accrual period that corresponds to that distribution date. Interest accrues with respect to each such interest-bearing certificate and each trust component during each interest accrual period at the applicable pass-through rate for, and on the principal balance or notional amount, as applicable, of that certificate or trust component outstanding immediately prior to, the distribution date that corresponds to that interest accrual period. However, as described in “Description of the Offered Certificates—Distributions” in the Free Writing Prospectus, there are circumstances relating to the timing of prepayments in which the interest entitlement with respect to any certificate or trust component for a distribution date could be less than one full month’s interest at the pass-through rate on the certificate’s or trust component’s principal balance or notional amount. In addition, certain specified trust fund expenses, the right of the master servicer, the special servicer and the trustee to reimbursement for payment of advances (with interest thereon), and the rights of such parties and of the certificate administrator, the custodian and, subject to certain limitations, the trust advisor to the payments of compensation and reimbursement of certain costs and expenses will be prior to a certificateholder’s right to receive distributions of principal or interest. In addition, the right of the trust advisor to receive reimbursement of trust advisor expenses will be prior to the right of the holders of the Class B, Class PST, Class C and Class D Certificates to receive payments of interest, and to the right of the holders of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class PST, Class C and Class D Certificates to receive payments of principal.

The amount of principal available to be distributed on the classes entitled to principal on a particular distribution date will, in general, be equal to the sum of: (i) the principal portion of all scheduled payments, other than balloon payments, to the extent received during the related collection period or advanced by the master servicer or other party (in accordance with the pooling and servicing agreement) in respect of such distribution date; (ii) all principal prepayments and the principal portion of balloon payments received during

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C20	Structural Overview

the related collection period; (iii) the principal portion of other collections on the mortgage loans received during the related collection period, for example liquidation proceeds, condemnation proceeds, insurance proceeds and income on other “real estate owned” (“REO”); and (iv) the principal portion of proceeds of mortgage loan repurchases received during the related collection period; subject to certain adjustments described in the Free Writing Prospectus relating to the payment or reimbursement of nonrecoverable advances, workout-delayed reimbursement amounts and trust advisor expenses, and exclusive of any late collections of principal received during the related collection period for which there is an outstanding advance. The Class V, Class R, Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F and Class X-G Certificates will not be entitled to principal distributions.

Allocations and Distributions on the Exchangeable Certificates:
On the closing date, the upper-tier REMIC of the issuing entity will issue the Class A-S, Class B and Class C trust components (each a “trust component”), which will have outstanding principal balances on the closing date of $79,364,000, $73,040,000 and $52,780,000, respectively. The trust components will be held in the grantor trust for the benefit of the holders of the Class A-S, Class B, Class PST and Class C Certificates. Each class of the Class A-S, Class B and Class C Certificates will, at all times, represent an undivided beneficial ownership interest, held through the grantor trust, in a percentage of the outstanding principal balance of the trust component with the same alphabetical class designation. The Class PST Certificates will, at all times, represent an undivided beneficial ownership interest, held through the grantor trust, in the remaining percentages of the outstanding principal balances of the Class A-S, Class B and Class C trust components, which portions of these trust components are respectively referred to in this Term Sheet as the “Class PST Component A-S,” “Class PST Component B” and “Class PST Component C” (collectively, the “Class PST Components”).

Distributions of principal and interest will be made sequentially with respect to the trust components in alphabetic order of class designation after all required distributions of interest and principal have been made with respect to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F and Class X-G Certificates.

Interest, principal, prepayment premiums, yield maintenance charges, voting rights and any losses (including, without limitation, as a result of trust advisor expenses) or collateral support deficits that are allocated to the Class A-S, Class B or Class C trust component will be distributed or allocated, as applicable, as between the Class A-S, Class B or Class C Certificates, as applicable, on the one hand, and Class PST Component A-S, Class PST Component B or Class PST Component C, as applicable (and correspondingly, the Class PST Certificates), on the other hand, pro rata, based on their respective percentage interests in the Class A-S, Class B or Class C trust component, as applicable. For a complete description of the allocations and distributions with respect to the Class A-S trust component, the Class B trust component and the Class C trust component (and correspondingly the Class A-S, Class B, Class PST and Class C Certificates and the Class PST Component A-S, Class PST Component B and Class PST Component C), see “Description of the Offered Certificates” in the Free Writing Prospectus. See “Material Federal Income Tax Consequences” in the Free Writing Prospectus for a discussion of the tax treatment of the Exchangeable Certificates.

Exchanges of Exchangeable Certificates:
If you own Class A-S, Class B and Class C Certificates, you will be able to exchange them for a proportionate interest in the Class PST Certificates, and vice versa, as described in the Free Writing Prospectus. You can exchange your Exchangeable Certificates by notifying the certificate administrator. Holders of Class PST Certificates will be entitled to receive principal and interest that would otherwise be payable on the applicable proportion of the Class A-S, Class B and Class C Certificates exchangeable therefor. Any such allocations of principal and interest as between classes of Exchangeable Certificates will have no effect on the principal or interest entitlements of any other class of certificates. The Free Writing Prospectus describes the available combinations of Exchangeable Certificates eligible for exchange.

Special Servicer Compensation:
The special servicer is entitled to a special servicing fee payable from general collections on the mortgage loans (and any related B note or serviced companion loan). The special servicing fee for each distribution date is calculated based on the outstanding principal balance of each mortgage loan that is a specially serviced mortgage loan (and any related B note or serviced companion loan) or as to which the related mortgaged property has become an REO property at the special servicing fee rate, which will be 0.25% per annum. Any primary servicing fee or sub-servicing fee will be paid by the special servicer out of the fees described above. The special servicer is also entitled to additional fees and amounts, including, without limitation, income on the amounts held in certain permitted investments. The special servicer will also be entitled to (i) liquidation fees generally equal to 1.0% of liquidation proceeds in respect of a specially serviced mortgage loan or REO property and (ii) workout fees generally equal to 1.0% of interest and principal payments made in respect of a rehabilitated mortgage loan, subject to a cap with respect to each such fee of $1,000,000 with respect to any mortgage loan or REO property and subject to certain adjustments and exceptions as described in the Free Writing Prospectus under “Servicing of the Mortgage Loans—The Special Servicer—Special Servicer Compensation.”

With respect to any non-serviced mortgage loan, the related special servicer under the related other pooling and servicing agreement pursuant to which such mortgage loan is being serviced will be entitled to similar compensation as that described above with respect to such non-serviced mortgage loan under such other pooling and servicing agreement as further described in the Free Writing Prospectus, although there may be a higher (or no) cap on liquidation and workout fees.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C20	Structural Overview

Prepayment Premiums/Yield Maintenance Charges:
On any distribution date, prepayment premiums or yield maintenance charges collected in respect of each mortgage loan during the related collection period will be distributed by the certificate administrator on the classes of certificates or trust components as follows: to each class of principal balance certificates (other than the Exchangeable Certificates and the Class E, Class F and Class G Certificates) and each trust component then entitled to distributions of principal on such distribution date, an amount equal to the product of (a) a fraction, the numerator of which is the amount distributed as principal to that class or trust component on that distribution date, and the denominator of which is the total amount distributed as principal to all classes of principal balance certificates (other than the Exchangeable Certificates) and trust components on that distribution date, (b) the Base Interest Fraction for the related principal prepayment and that class or trust component and (c) the amount of the prepayment premium or yield maintenance charge collected in respect of such principal prepayment during the one month period ending on the related determination date. Any prepayment premiums or yield maintenance charges relating to the mortgage loans collected during the related collection period and remaining after those distributions described above (as to the applicable distribution date, the “Class X YM Distribution Amount”) will be distributed to the holders of the Class X Certificates, as follows: first, to holders of the Class X-A Certificates in an amount equal to the product of (a) a fraction, the numerator of which is the total amount of principal distributed on the applicable distribution date with respect to the classes of certificates and/or trust components whose certificate principal balances comprise the notional amount of the Class X-A Certificates, and the denominator of which is the total amount of principal distributed on the applicable distribution date with respect to all classes of principal balance certificates (other than the Exchangeable Certificates) and trust components, multiplied by (b) the Class X YM Distribution Amount for the applicable distribution date; second, to holders of the Class X-B Certificates in an amount equal to the product of (a) a fraction, the numerator of which is the total amount of principal distributed on the applicable distribution date with respect to the Class B trust component, and the denominator of which is the total amount of principal distributed on the applicable distribution date with respect to all classes of principal balance certificates (other than the Exchangeable Certificates) and trust components, multiplied by (b) the Class X YM Distribution Amount for the applicable distribution date; third, to holders of the Class X-C Certificates in an amount equal to the product of (a) a fraction, the numerator of which is the total amount of principal distributed on the applicable distribution date with respect to the Class C trust component, and the denominator of which is the total amount of principal distributed on the applicable distribution date with respect to all classes of principal balance certificates (other than the Exchangeable Certificates) and trust components, multiplied by (b) the Class X YM Distribution Amount for the applicable distribution date; fourth, to holders of the Class X-D Certificates in an amount equal to the product of (a) a fraction, the numerator of which is the total amount of principal distributed on the applicable distribution date with respect to the Class D Certificates, and the denominator of which is the total amount of principal distributed on the applicable distribution date with respect to all classes of principal balance certificates (other than the Exchangeable Certificates) and trust components, multiplied by (b) the Class X YM Distribution Amount for the applicable distribution date; fifth, to holders of the Class X-E Certificates in an amount equal to the product of (a) a fraction, the numerator of which is the total amount of principal distributed on the applicable distribution date with respect to the Class E Certificates, and the denominator of which is the total amount of principal distributed on the applicable distribution date with respect to all classes of principal balance certificates (other than the Exchangeable Certificates) and trust components, multiplied by (b) the Class X YM Distribution Amount for the applicable distribution date; sixth, to holders of the Class X-F Certificates in an amount equal to the product of (a) a fraction, the numerator of which is the total amount of principal distributed on the applicable distribution date with respect to the Class F Certificates, and the denominator of which is the total amount of principal distributed on the applicable distribution date with respect to all classes of principal balance certificates (other than the Exchangeable Certificates) and trust components, multiplied by (b) the Class X YM Distribution Amount for the applicable distribution date; and seventh, to the holders of the Class X-G Certificates in an amount equal to the portion of the Class X YM Distribution Amount remaining after the distributions to the holders of the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E and Class X-F Certificates. Distributions of prepayment premiums and yield maintenance charges made on the Class A-S trust component, the Class B trust component and the Class C trust component will be distributed to the Class A-S, Class B and Class C Certificates and the Class PST Components (and correspondingly the Class PST Certificates) as described above in “Allocations and Distributions on the Exchangeable Certificates.” No prepayment premiums or yield maintenance charges will be distributed to holders of the Class E, Class F, Class G, Class V or Class R Certificates.

The “Base Interest Fraction,” with respect to any principal prepayment of any mortgage loan that provides for payment of a prepayment premium or yield maintenance charge, and with respect to any class of principal balance certificates (other than the Exchangeable Certificates and the Class E, Class F and Class G Certificates) or trust component, is a fraction (A) whose numerator is the greater of (x) zero and (y) the difference between (i) the pass-through rate on that class of certificates or trust component, as applicable, and (ii) the applicable discount rate and (B) whose denominator is the difference between (i) the mortgage interest rate on the related mortgage loan and (ii) the applicable discount rate; provided that under no circumstances will the Base Interest Fraction be greater than one. If the discount rate referred to above is greater than or equal to the mortgage interest rate on the related mortgage loan, then the Base Interest Fraction will equal zero; provided that if the discount rate referred to above is greater than or equal to the mortgage interest rate on the related mortgage loan, but is less than the pass-through rate on the subject class of certificates or trust component, then the Base Interest Fraction shall be equal to 1.0.

Consistent with the foregoing, the Base Interest Fraction is equal to:

(Pass-Through Rate – Discount Rate)
(Mortgage Rate – Discount Rate)

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C20	Structural Overview

Collateral Support Deficits:
On each distribution date, immediately following the distributions made to the certificateholders on that date, the certificate administrator will be required to calculate the amount, if any, by which (1) the aggregate stated principal balance of pool of the mortgage loans, including any mortgage loans as to which the related mortgaged properties have become REO properties, expected to be outstanding immediately following that distribution date, is less than (2) the aggregate principal balance of the principal balance certificates after giving effect to distributions of principal on that distribution date and the allocation of any excess trust advisor expenses to reduce the principal balances of the principal balance certificates that are not Control Eligible Certificates on that distribution date (any such deficit, a “Collateral Support Deficit”).

On each distribution date, the certificate administrator will be required to allocate any Collateral Support Deficit to the respective classes of principal balance certificates (other than the Exchangeable Certificates) and the trust components in the following order: to the Class G Certificates, the Class F Certificates, the Class E Certificates, the Class D Certificates, the Class C trust component, the Class B trust component, and the Class A-S trust component, in that order, in each case in reduction of and until the remaining principal balance of that class of certificates or trust components has been reduced to zero. Following the reduction of the principal balances of all such classes of certificates to zero, the certificate administrator will be required to allocate the Collateral Support Deficit to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates, pro rata (based upon their respective principal balances), until the remaining principal balances of those classes of certificates have been reduced to zero. Any Collateral Support Deficit allocated to a class of certificates will be allocated to the respective certificates of such class in proportion to the percentage interests evidenced by the respective certificates. Collateral Support Deficit allocated to the Class A-S, Class B and Class C trust components will, in turn, be allocated to the Class A-S, Class B, Class PST and Class C Certificates as described above in “Allocations and Distributions on the Exchangeable Certificates.”

A/B Whole Loans and Loan Pairs:
The mortgaged property identified on Appendix I to the Free Writing Prospectus as Discovery Business Center secures on a pari passu basis (i) a mortgage loan (the “Discovery Business Center mortgage loan”) with an outstanding principal balance as of the Cut-off Date of $110,000,000, representing approximately 9.6% of the initial pool balance, and (ii) a pari passu promissory note that has an outstanding principal balance as of the Cut-off Date of $60,000,000 (the “Discovery Business Center serviced companion loan” and a “serviced companion loan”) that is not part of the mortgage pool and that is currently held by Bank of America, National Association. The Discovery Business Center mortgage loan and the Discovery Business Center serviced companion loan together constitute the “Discovery Business Center loan pair” and a “loan pair,” are pari passu in right of payment and are to be serviced pursuant to the related intercreditor agreement and the pooling and servicing agreement for this transaction. With respect to the Discovery Business Center mortgage loan, any holder of the Discovery Business Center serviced companion loan will have certain consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters related to the Discovery Business Center loan pair.

There are no other “loan pairs” and there are no “A/B whole loans,” related to the issuing entity. See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs” in the Free Writing Prospectus.

With respect to any mortgage loan that is part of a loan pair, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations herein include the related pari passu serviced companion loan.

Non-Serviced Loan Combinations:
The mortgaged property identified on Appendix I to the Free Writing Prospectus as Linc LIC secures (1) on a senior pari passu basis (a) a mortgage loan (the “Linc LIC mortgage loan”) with an outstanding principal balance as of the cut-off date of $40,000,000, representing approximately 3.5% of the initial pool balance, and (b) one (1) pari passu promissory note that has an outstanding principal balance as of the cut-off date of $70,000,000 (the “Linc LIC non-serviced companion loan” and a “non-serviced companion loan”), which promissory note is pari passu in right of payment with the Linc LIC mortgage loan, is not included in the issuing entity and is currently held by the MSBAM 2014-C19 securitization trust, and (2) on a subordinate basis relative to the Linc LIC mortgage loan and the Linc LIC non-serviced companion loan, (a) a subordinated promissory note with an outstanding principal balance as of the cut-off date of $96,639,000 (the “Linc LIC MSBAM 2014-C19 trust B note” and a “B note”), which Linc LIC MSBAM 2014-C19 trust B note is, in general, subordinate in right of payment to the Linc LIC mortgage loan and the Linc LIC non-serviced companion loan and, in general, senior in right of payment to the Linc LIC non-securitized B note, is not included in the issuing entity and is currently held by the MSBAM 2014-C19 securitization trust, and (b) two subordinated promissory notes with an aggregate outstanding principal balance as of the cut-off date of $33,361,000 (collectively, the “Linc LIC non-securitized B note” and a “B note” and, together with the Linc LIC MSBAM 2014-C19 trust B note, the “Linc LIC B note”), which Linc LIC non-securitized B note is, in general, subordinate in right of payment to the Linc LIC mortgage loan, the Linc LIC non-serviced companion loan and the Linc LIC MSBAM 2014-C19 trust B note and is not included in the issuing entity or mortgage pool; provided that unless a sequential pay trigger event exists, payments of interest on and principal of the Linc LIC mortgage loan, the Linc LIC non-serviced companion loan and the Linc LIC B note are to be made on a pro rata and pari passu basis. The Linc LIC mortgage loan, the Linc LIC non-serviced companion loan and the Linc LIC B note are collectively referred to herein as the “Linc LIC non-serviced loan combination” and a “non-serviced loan combination.” The Linc LIC non-serviced loan combination will be serviced pursuant to the MSBAM 2014-C19 pooling and servicing agreement.

The mortgaged property identified on Appendix I to the Free Writing Prospectus as One & Only Ocean Club secures on a pari passu basis (i) a mortgage loan (the “One & Only Ocean Club mortgage loan”) with an outstanding principal balance as of the Cut-off Date of $30,000,000, representing approximately 2.6% of the initial pool balance, and (ii) a pari passu promissory note that has an outstanding principal balance as of the Cut-off Date of $55,000,000 (the “One & Only Ocean Club non-serviced companion loan” and a “non-serviced companion loan”) that is not part of the mortgage pool and that is currently held by the MSBAM 2014-C19

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C20	Structural Overview

securitization trust. The One & Only Ocean Club mortgage loan and the One & Only Ocean Club non-serviced companion loan together constitute the “One & Only Ocean Club non-serviced loan combination” and a “non-serviced loan combination,” are pari passu in right of payment and are to be serviced pursuant to the MSBAM 2014-C19 pooling and servicing agreement.

No mortgage loans, other than the Discovery Business Center mortgage loan, the Linc LIC mortgage loan and the One & Only Ocean Club mortgage loan, have a companion loan or B note associated with them, and all of the mortgage loans, other than the Linc LIC mortgage loan and the One & Only Ocean Club mortgage loan, are being serviced under the pooling and servicing agreement for this transaction. Accordingly, other than with respect to the Linc LIC non-serviced loan combination and the One & Only Ocean Club non-serviced loan combination, there are no other “non-serviced loan combinations” with respect to the issuing entity. See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs” and “—The Non-Serviced Loan Combinations” in the Free Writing Prospectus.

With respect to any mortgage loan that is part of a non-serviced loan combination, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations herein include the related pari passu non-serviced companion loan (and, in the case of the Linc LIC mortgage loan, such calculations exclude the Linc LIC B note).

Appraisal Reductions:
The occurrence of certain adverse events affecting a mortgage loan (other than a non-serviced mortgage loan) (“Appraisal Events”) will require the special servicer to obtain a new appraisal or other valuation of the related mortgaged property. In general, if the principal amount of a mortgage loan plus all other amounts due under the mortgage loan and interest on advances made with respect to the mortgage loan exceeds 90% of the value of the mortgaged property determined by an appraisal or other valuation, an appraisal reduction may be created in the amount of the excess as described in the Free Writing Prospectus.

Any appraisal reduction in respect of any non-serviced mortgage loan generally will be calculated in accordance with the related non-serviced mortgage loan pooling and servicing agreement, which calculations are expected to be generally similar to those provided for in the pooling and servicing agreement for this transaction.

Notwithstanding the foregoing, if an appraisal is required to be obtained in accordance with the applicable pooling and servicing agreement (including with respect to any non-serviced mortgage loan) but is not obtained within 120 days following the applicable Appraisal Event, then, until such appraisal is obtained and solely for purposes of determining the amounts of P&I advances, the appraisal reduction will equal 25% of the stated principal balance of the related mortgage loan; provided that, upon receipt of an appraisal, the appraisal reduction for such mortgage loan will be recalculated generally in accordance with the preceding paragraphs.

If any mortgage loan is part of an A/B whole loan, a loan pair or a non-serviced loan combination, any appraisal reduction will be calculated in respect of such A/B whole loan, loan pair or non-serviced loan combination taken as a whole. With respect to an A/B whole loan, any such appraisal reduction will be allocated first to the related B note and then to the related A note. With respect to a loan pair or non-serviced loan combination, any such appraisal reduction will be allocated between the mortgage loan and the related serviced companion loan or non-serviced companion loan, respectively, on a pro rata basis by unpaid principal balance (and, in the case of the Linc LIC non-serviced loan combination, such allocation will occur after the allocation of the appraisal reduction first to the Linc LIC B note).

If an appraisal reduction exists for, or is allocable to, any mortgage loan, the interest portion of the amount required to be advanced on that mortgage loan will be reduced in the same proportion that the appraisal reduction bears to the stated principal balance of that mortgage loan. This will reduce the funds available to pay interest on the certificates or trust components, as applicable, then outstanding.

For a discussion of how appraisal reductions are calculated and allocated, see “Description of the Offered Certificates—Appraisal Reductions” in the Free Writing Prospectus.

Control Rights:
During any Subordinate Control Period, the controlling class representative will have certain consent and consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Subordinate Control Period” means any period when the aggregate principal balance of the Class E Certificates (taking into account the application of any appraisal reductions to notionally reduce the aggregate principal balance of such class) is at least 25% of the initial aggregate principal balance of that class.

During any Collective Consultation Period, the controlling class representative will not have any consent rights, but the controlling class representative and the trust advisor will each have certain non-binding consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Collective Consultation Period” means any period when both (i) the aggregate principal balance of the Class E Certificates (taking into account the application of any appraisal reductions to notionally reduce the aggregate principal balance of such class), is less than 25% of the initial aggregate principal balance of the Class E Certificates and (ii) the aggregate principal balance of that class (without regard to any appraisal reductions allocable to such class), is at least 25% of the initial aggregate principal balance of that class.

During any Senior Consultation Period, the controlling class representative will not have any consent or consultation rights, except with respect to any rights expressly set forth in the pooling and servicing agreement, and the trust advisor will retain certain non-binding consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Senior Consultation Period” means a period when the aggregate principal balance of the Class E Certificates (without regard to any appraisal reductions allocable to such class) is less than 25% of the initial aggregate principal balance of that class.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C20	Structural Overview

Notwithstanding any of the foregoing to the contrary, if any mortgage loan is part of an A/B whole loan, loan pair or non-serviced loan combination, the controlling class representative’s consent and/or consultation rights with respect thereto may be limited as described in the Free Writing Prospectus. See “Servicing of the Mortgage Loans—The Controlling Class Representative” in the Free Writing Prospectus.

The controlling class representative (during any Subordinate Control Period) will be entitled to vote the Linc LIC Voting Rights associated with the Linc LIC mortgage loan, but otherwise the controlling class representative will not have any consent or consultation rights with respect to the actions of the special servicer in respect of the Linc LIC non-serviced loan combination.

A/B Whole Loan, Loan Pair and Non-Serviced Loan Combination Control Rights:
The existence of a Subordinate Control Period, Collective Consultation Period or Senior Consultation Period will not limit any control and/or consultation rights of the holder of any related B note or companion loan.

See “Risk Factors—Risks Related to the Offered Certificates—Realization on a Mortgage Loan That Is Part of an A/B Whole Loan or Loan Pair May Be Adversely Affected by the Rights of the Related Directing Holder” and “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs” and “—The Non-Serviced Loan Combinations” in the Free Writing Prospectus.

Notwithstanding any of the foregoing to the contrary, none of the holders of the Linc LIC non-serviced companion loan, the Linc LIC mortgage loan or the Linc LIC B note will have any control or consultation rights in respect of the Linc LIC non-serviced loan combination; however, the special servicer under the pooling and servicing agreement for the MSBAM 2014-C19 transaction may be replaced with respect to the Linc LIC non-serviced loan combination upon a vote of the holders of the voting rights (the “Linc LIC Voting Rights”) allocable to the respective promissory notes comprising the Linc LIC non-serviced loan combination. See “Appointment and Termination of Special Servicer” below.

Control Eligible Certificates:	The “Control Eligible Certificates” will be the Class E, Class F and Class G Certificates.

Controlling Class Representative/ Controlling Class:
The controlling class representative will be the representative appointed by more than 50% of the Controlling Class (by principal balance). The “Controlling Class” will be the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate principal balance (taking into account the application of any appraisal reductions to notionally reduce the aggregate principal balance of such class) at least equal to 25% of the initial aggregate principal balance of such class; provided that if no class of Control Eligible Certificates has an aggregate principal balance (taking into account the application of any appraisal reductions to notionally reduce the aggregate principal balance of such class) at least equal to 25% of the initial aggregate principal balance of such class, then the Controlling Class will be the most senior class of Control Eligible Certificates. A summary of the consent and consultation rights of the controlling class representative, and the limitations thereon, is set forth above under “Control Rights.” The Controlling Class on the closing date will be the Class G Certificates.

The initial controlling class representative is expected to be Seer Capital Management, LP or an affiliate of Seer Capital Management, LP.

Appraised-Out Class:
Any class of Control Eligible Certificates, the aggregate principal balance of which (taking into account the application of any appraisal reductions to notionally reduce the aggregate principal balance of such class) has been reduced to less than 25% of its initial aggregate principal balance, is referred to as an “Appraised-Out Class.”

Appraisal Remedy:
The holders of the majority (by principal balance) of an Appraised-Out Class will have the right, at their sole expense, to present to the special servicer a second appraisal for any mortgage loan (other than with respect to any non-serviced mortgage loan) for which an Appraisal Event has occurred prepared by an MAI appraiser on an “as-is” basis acceptable to the special servicer in accordance with the Servicing Standard. Upon receipt of such second appraisal, the special servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such second appraisal, any recalculation of the applicable appraisal reduction is warranted and, if so warranted, will recalculate such appraisal reduction based upon such second appraisal. If required by any such recalculation, any applicable Appraised-Out Class will have its related principal balance notionally restored to the extent required by such recalculation of the appraisal reduction, and there will be a redetermination of whether a Subordinate Control Period, a Collective Consultation Period or a Senior Consultation Period is then in effect. However, until an Appraised-Out Class is restored as the Controlling Class, the next most senior class of Control Eligible Certificates that is not an Appraised-Out Class (or, if all classes of Control Eligible Certificates are Appraised-Out Classes, the most senior class of Control Eligible Certificates), if any, will be the Controlling Class. The right of any Appraised-Out Class to present a second appraisal of any mortgage loan for which an Appraisal Event has occurred is limited to one appraisal with respect to each mortgaged property relating to the affected mortgage loan, subject to certain exceptions regarding a material change in circumstance. No certificateholders of an Appraised-Out Class will have appraisal remedies in respect of a non-serviced mortgage loan under the pooling and servicing agreement for this transaction.

Sale of Defaulted Loans:
Defaulted serviced mortgage loans will be sold in a process similar to the sale process for REO property, as described under “Servicing of the Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in the Free Writing Prospectus. There will be no “fair market value purchase option,” and the controlling class representative will have no right of first refusal with respect to the sale of defaulted loans. Non-serviced mortgage loans that become defaulted loans may be sold pursuant to a similar process under the related pooling and servicing agreement governing the servicing thereof.

In addition, with respect to the Discovery Business Center mortgage loan, if such mortgage loan becomes a defaulted mortgage loan and the special servicer determines to sell such mortgage loan, the special servicer will be required to sell such mortgage loan together with the related serviced companion loan as one whole

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C20	Structural Overview

loan, in accordance with the provisions of the related intercreditor agreement and the pooling and servicing agreement. See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs—The Discovery Business Center Loan Pair” in the Free Writing Prospectus.

In addition, with respect to the Linc LIC mortgage loan, if such mortgage loan becomes a defaulted mortgage loan and the special servicer under the MSBAM 2014-C19 pooling and servicing agreement determines to sell the related non-serviced companion loan, such special servicer will be required to sell such non-serviced companion loan and the Linc LIC mortgage loan and, with limited exception, the Linc LIC B Note together as one whole loan, in accordance with the provisions of the related intercreditor agreement and the MSBAM 2014-C19 pooling and servicing agreement. See “Description of the Mortgage Pool—The Non-Serviced Loan Combinations—The Linc LIC Non-Serviced Loan Combination” in the Free Writing Prospectus.

In addition, with respect to the One & Only Ocean Club mortgage loan, if such mortgage loan becomes a defaulted mortgage loan and the special servicer under the MSBAM 2014-C19 pooling and servicing agreement determines to sell the related non-serviced companion loan, the special servicer will be required to sell such non-serviced companion loan and the mortgage loan as one whole loan, in accordance with the provisions of the related intercreditor agreement and the MSBAM 2014-C19 pooling and servicing agreement. See “Description of the Mortgage Pool—The Non-Serviced Loan Combinations—The One & Only Ocean Club Non-Serviced Loan Combination” in the Free Writing Prospectus.

Appointment and Termination of Special Servicer:
The controlling class representative will appoint the initial special servicer (but not with respect to any non-serviced mortgage loan). At any time during the Subordinate Control Period, the special servicer (other than with respect to any non-serviced mortgage loan) may be replaced by the controlling class representative. During any Collective Consultation Period and any Senior Consultation Period, the special servicer (other than with respect to any non-serviced mortgage loan) will be subject to termination without cause if certificateholders evidencing not less than 25% of voting rights request a vote of certificateholders to replace the special servicer. The certificate administrator would present the proposal to all certificateholders, and replacement would be conditioned on receipt, within one hundred eighty (180) days thereafter, of approval of the termination from holders of 75% of the voting rights of the certificates. The holders initiating such vote will be responsible for the fees and expenses of the issuing entity in connection with the replacement.

During any Senior Consultation Period, if the trust advisor determines that the special servicer is not performing its duties in accordance with the Servicing Standard, the trust advisor will have the right to recommend the replacement of the special servicer with respect to the applicable mortgage loan or mortgage loans. The trust advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of holders of a majority of the voting rights of the principal balance certificates.

The holder of the Linc LIC B note will not have the right to replace the special servicer under the MSBAM 2014-C19 pooling and servicing agreement with respect to the Linc LIC non-serviced loan combination on its own; however, holders of not less than 25% of the Linc LIC Voting Rights may request a vote of the holders of the Linc LIC Voting Rights to replace the special servicer under the MSBAM 2014-C19 pooling and servicing agreement for the Linc LIC non-serviced loan combination and may replace the special servicer under the MSBAM 2014-C19 pooling and servicing agreement with respect to the Linc LIC non-serviced loan combination upon approval of the termination by holders of not less than 75% of the Linc LIC Voting Rights. The voting rights allocable to the Linc LIC mortgage loan will be exercisable by (i) the controlling class representative during any Subordinate Control Period and (ii) certificateholders evidencing not less than 50% of the voting rights of the principal balance certificates during any Collective Consultation Period or Senior Consultation Period. See “Servicing of the Mortgage Loans—The Special Servicer—Replacement of the Special Servicer Without Cause” in the Free Writing Prospectus.

For purposes of the voting rights described above, the Class A-S, Class B, Class PST and Class C Certificates will be allocated voting rights in accordance with their respective percentage interests in the applicable Class A-S, Class B and Class C trust components as described in the Free Writing Prospectus.

If any mortgage loan is part of an A/B whole loan, a loan pair or a non-serviced loan combination (other than the Linc LIC non-serviced loan combination), to the extent set forth in the related intercreditor agreement, the related directing holder may have the right to replace the special servicer, with respect to the related A/B whole loan, loan pair or non-serviced loan combination to the extent set forth in the related intercreditor agreement. In addition, subject to the terms of any related intercreditor agreement (including the rights of any related directing holder thereunder), with respect to any non-serviced loan combination (other than the Linc LIC non-serviced loan combination), the related special servicer under the related other pooling and servicing agreement pursuant to which such non-serviced loan combination is being serviced may be replaced on terms set forth in such other pooling and servicing agreement that are substantially similar to those described above for the special servicer under the pooling and servicing agreement for this transaction. See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs” and “—The Non-Serviced Loan Combinations” in the Free Writing Prospectus.

Servicing Standard:
Each of the master servicer and the special servicer is obligated to service and administer the mortgage loans (and, if applicable, the related B notes and serviced companion loans) in accordance with the definition of the “Servicing Standard” described in the Free Writing Prospectus and the terms of the pooling and servicing agreement, provided that each non-serviced mortgage loan, if any, will be serviced by another master servicer or special servicer under the pooling and servicing agreement with respect to the securitization of the related companion loan or applicable portion thereof.

Defaulted Mortgage Loan Waterfall:
Amounts received by the issuing entity in respect of defaulted mortgage loans in connection with liquidation of any mortgage loan, net of unreimbursed advances and interest thereon, servicing compensation and other amounts payable or reimbursable therefrom, will be applied so that amounts allocated as a recovery of

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C20	Structural Overview

accrued and unpaid interest will not, in the first instance, include any amount by which the interest portion of P&I advances previously made was reduced as a result of appraisal reductions. After the adjusted interest amount is so allocated, any remaining net proceeds will be allocated to pay principal on the mortgage loan until the unpaid principal amount of the mortgage loan has been reduced to zero. Any remaining proceeds would then be allocated as a recovery of accrued and unpaid interest corresponding to the amount by which the interest portion of P&I advances previously made was reduced as a result of appraisal reductions.

Trust Advisor:
The trust advisor will be required to promptly review all information available to certain privileged persons on the certificate administrator’s website related to any specially serviced mortgage loan or REO property and each asset status report with respect to specially serviced mortgage loans (provided that during any Subordinate Control Period, the trust advisor may only review final asset status reports).

During any Collective Consultation Period and any Senior Consultation Period, within sixty (60) days after the end of each calendar year during which any mortgage loan was a specially serviced mortgage loan or any mortgaged property was an REO property, the trust advisor will be required to meet with representatives of the special servicer to review certain operational practices of the special servicer related to specially serviced mortgage loans and REO properties.

In addition, during any Collective Consultation Period and any Senior Consultation Period, based on (i) the trust advisor’s annual meeting with the special servicer and (ii) the trust advisor’s review of any asset status reports and other information delivered to the trust advisor by the special servicer and any other information available to certain privileged persons on the certificate administrator’s website, the trust advisor will be required to prepare an annual report to be provided to the certificate administrator (and to be made available through the certificate administrator’s website) setting forth its assessment of the special servicer’s performance of its duties under the pooling and servicing agreement during the prior calendar year on a platform-level basis with respect to the resolution and liquidation of specially serviced mortgage loans and REO properties. No such annual report will be required to be prepared or delivered with respect to any calendar year as to which no annual meeting has occurred or with respect to any calendar year during which no asset status reports have been prepared in connection with a specially serviced mortgage loan or REO property.

However, the trust advisor’s obligations described in the preceding three paragraphs will not apply to non-serviced mortgage loans.

Furthermore, during any Collective Consultation Period and any Senior Consultation Period, the special servicer will be required to consult (on a non-binding basis) the trust advisor in connection with certain major decisions involving any serviced mortgage loan, A/B whole loan, loan pair or any related REO property to the extent described in this Term Sheet and the Free Writing Prospectus and as set forth in the pooling and servicing agreement; provided that, with respect to matters relating to any A/B whole loan or loan pair, the special servicer will only be required to consult the trust advisor with regard to such matters if the holder of the related B note or serviced companion loan, as applicable, is not (or is no longer) the directing holder with respect to such A/B whole loan or loan pair pursuant to the terms of the applicable intercreditor agreement. The trust advisor will have no consultation rights with respect to any non-serviced mortgage loan or any related non-serviced companion loan.

During any Subordinate Control Period, there will be no annual meeting between the trust advisor and the special servicer or any annual report prepared by the trust advisor, and the trust advisor will not distribute any report based on any review of the special servicer’s actions. In addition, the trust advisor will not be permitted to consult or consent with regard to any particular servicing actions or otherwise opine on the actions of the special servicer with respect to any mortgage loan during any Subordinate Control Period.

Trust Advisor Expenses:
The trust advisor will be entitled, on each distribution date, to reimbursement for any trust advisor expenses, including unreimbursed indemnification amounts and other expenses (which do not include trust advisor fees) payable to the trust advisor pursuant to the terms of the pooling and servicing agreement. No trust advisor expenses (which do not include trust advisor fees) will be allocated to or otherwise borne by the Control Eligible Certificates, and all trust advisor expenses will be allocated to reduce amounts due and owing to certain classes of the non-Control Eligible Certificates as described in the Free Writing Prospectus and above in this Term Sheet.

Termination and Replacement of Trust Advisor:
The trust advisor may be terminated or replaced without cause as described in the Free Writing Prospectus under “Servicing of the Mortgage Loans—The Trust Advisor—Termination of the Trust Advisor Without Cause.”

Deal Website:
The certificate administrator will be required to maintain a deal website which will include, among other items, (i) distribution date statements, (ii) CREFC® reports, (iii) summaries of final asset status reports, (iv) inspection reports, (v) appraisals, (vi) various special notices described in the Free Writing Prospectus, (vii) the “Investor Q&A Forum” and (viii) a voluntary “Investor Registry.” Investors may access the deal website following execution of an investor certification as described in the Free Writing Prospectus.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C20	Collateral Overview

Mortgage Loan Sellers	No. of Mortgage Loans	No. of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool(1)
Bank of America, National Association	31	40	$565,412,750	49.3%
Morgan Stanley Mortgage Capital Holdings LLC	36	40	$346,422,268	30.2%
CIBC Inc.	21	22	$236,049,521	20.6%
Total:	88	102	$1,147,884,539	100.0%

Pool Statistics

Aggregate Cut-off Date Balance:	$1,147,884,539
Number of Mortgage Loans:	88
Average Cut-off Date Balance per Mortgage Loan:	$13,044,142
Number of Mortgaged Properties:	102
Average Cut-off Date Balance per Mortgaged Property:	$11,253,770
Weighted Average Mortgage Rate:	4.487%
% of Pool Secured by 5 Largest Mortgage Loans:	27.7%
% of Pool Secured by 10 Largest Mortgage Loans:	40.5%
% of Pool Secured by ARD Loans(2):	0.0%
Weighted Average Original Term to Maturity (months)(2):	117
Weighted Average Remaining Term to Maturity (months)(2):	115
Weighted Average Seasoning (months):	2
% of Pool Secured by Single Tenant Mortgaged Properties:	7.8%

Additional Debt

% of Pool with Pari Passu Mortgage Debt:	15.7%
% of Pool with Mezzanine Debt:	4.3%
% of Pool with Subordinate Mortgage Debt:	3.5%

Credit Statistics(3)

Weighted Average UW NOI DSCR:	1.77x
Weighted Average UW NOI Debt Yield:	10.7%
Weighted Average UW NCF DSCR:	1.62x
Weighted Average UW NCF Debt Yield:	9.8%
Weighted Average Cut-off Date LTV Ratio:	66.3%
Weighted Average Maturity Date LTV Ratio(2):	56.8%

Footnotes are set forth on the following page.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C20	Collateral Overview

Amortization

Weighted Average Original Amortization Term (months):	351
Weighted Average Remaining Amortization Term (months):	350
% of Pool Amortizing Balloon:	33.1%
% of Pool Interest Only followed by Amortizing Balloon:	60.6%
% of Pool Interest Only through Maturity(2):	5.6%
% of Pool Fully Amortizing:	0.7%

Lockboxes

% of Pool with Hard Lockboxes:	41.3%
% of Pool with Soft Lockboxes:	13.4%
% of Pool with Springing Lockboxes:	41.0%
% of Pool with No Lockboxes:	4.3%

Reserves

% of Pool Requiring Tax Reserves:	79.6%
% of Pool Requiring Insurance Reserves:	45.0%
% of Pool Requiring Replacement Reserves:	72.6%
% of Pool Requiring TI/LC Reserves(4):	68.6%

Call Protection

% of Pool with lockout period, followed by defeasance until open period:	63.4%
% of Pool with lockout period, followed by the greater of a prepayment premium and yield maintenance until open period:	22.2%
% of Pool with lockout period, followed by the greater of a prepayment premium and yield maintenance, followed by defeasance or the greater of a prepayment premium and yield maintenance until open period:	13.5%
% of Pool with the greater of a prepayment premium and yield maintenance until open period:	0.6%
% of Pool with lockout period, followed by defeasance or the greater of a prepayment premium and yield maintenance until open period:	0.4%

(1)
Unless otherwise indicated, all references to “% of Pool” in this Term Sheet reflect a percentage of the aggregate principal balance of the mortgage pool as of the Cut-off Date, after application of all payments of principal due during or prior to January 2015.

(2)
With respect to any ARD Loan, unless otherwise indicated, references in this Term Sheet to the applicable “maturity date” refer to the applicable anticipated repayment date with respect to such ARD Loan, and such applicable anticipated repayment date is treated as its maturity date for all purposes hereof.

(3)
With respect to any mortgage loan that is part of a loan pair or a non-serviced loan combination, unless otherwise indicated, all balance per SF/Unit, LTV, DSCR and Debt Yield calculations in this term sheet include the related pari passu companion loan (and, in the case of the Linc LIC mortgage loan, such calculations exclude the related subordinate B notes).

(4)	Excludes hospitality, multifamily, manufactured housing, self-storage and leased fee properties.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C20	Characteristics of the Mortgage Loans

Top 10 Mortgage Loans

Loan No.	Mortgage Loan Seller	Property Name	City	State	Property Type	Cut-off Date Balance	% of Pool	SF/Units	Cut-off Date Balance per SF/Unit	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV
1	BANA	Discovery Business Center(1)	Irvine	CA	Office	$110,000,000	9.6%	1,287,820	$132.01	1.97x	12.3%	47.5%	43.3%
2	BANA	Orlando Maitland Office Portfolio	Orlando	FL	Office	$84,000,000	7.3%	588,678	$142.69	1.35x	10.1%	71.2%	52.2%
3	BANA	VA Office Portfolio	Various	VA	Office	$49,000,000	4.3%	344,220	$142.35	1.41x	9.2%	74.2%	70.1%
4	MSMCH	Linc LIC(2)	Long Island City	NY	Multifamily	$40,000,000	3.5%	709	$155,148.10	2.78x	17.6%	29.3%	25.5%
5	BANA	Summerhill Pointe Apartments	Las Vegas	NV	Multifamily	$35,500,000	3.1%	576	$61,631.94	1.39x	9.1%	64.5%	59.4%
6	BANA	DoubleTree - Santa Ana, CA	Santa Ana	CA	Hospitality	$32,000,000	2.8%	253	$126,482.21	1.72x	11.9%	66.4%	53.8%
7	MSMCH	Pavilions at Northshore	Portland	TX	Multifamily	$30,500,000	2.7%	336	$90,773.81	1.52x	9.5%	71.8%	65.7%
8	BANA	One & Only Ocean Club(3)	Paradise Island	The Bahamas	Hospitality	$30,000,000	2.6%	105	$809,523.81	1.63x	13.3%	56.7%	50.7%
9	CIBC	Arelia James Island Apartments	Jacksonville	FL	Multifamily	$29,000,000	2.5%	270	$107,407.41	1.27x	7.7%	74.9%	68.4%
10	BANA	Ashford Portfolio - Palm Desert, CA	Palm Desert	CA	Hospitality	$24,500,000	2.1%	281	$87,188.61	1.74x	11.9%	71.8%	58.1%
		Total/Wtd. Avg.				$464,500,000	40.5%			1.70x	11.3%	60.8%	52.5%

(1)
The Discovery Business Center mortgage loan is part of an $170,000,000 pari passu loan pair that is evidenced by two pari passu promissory notes. The Discovery Business Center mortgage loan is evidenced by one of such pari passu notes (Note A-1) with an outstanding principal balance as of the Cut-off Date of $110,000,000. The pari passu note not included in the Issuing Entity (Note A-2) evidences the related serviced companion loan, which has an outstanding balance as of the Cut-off Date of $60,000,000. Unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance PSF/Unit calculations include the related pari passu serviced companion loan. See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs—The Discovery Business Center Loan Pair” in the Free Writing Prospectus

(2)
The Linc LIC mortgage loan is part of the Linc LIC non-serviced loan combination, which is made up of the senior pari passu Linc LIC mortgage loan and Linc LIC non-serviced companion loan and the subordinate Linc LIC B note, which is composed of (i) the Linc LIC MSBAM 2014-C19 B note and (ii) the Linc LIC non-securitized B note; provided that unless a sequential pay trigger event exists, payments of interest on and principal of the Linc LIC mortgage loan, the Linc LIC serviced companion loan and the Linc LIC B note are to be made on a pro rata and pari passu basis. The Cut-off Date Balance shown in the table above is that of the Linc LIC mortgage loan only. For purposes of the information presented in this table with respect to the Linc LIC mortgage loan, all LTV, DSCR, Debt Yield and Cut-off Date Balance per SF/Unit figures are calculated based on the subject mortgage loan together with the related non-serviced companion loan and without regard to the Linc LIC B note. The principal balance of the Linc LIC B note as of the Cut-off Date is $130,000,000, the annual interest rate payable on the Linc LIC B note is 4.760%, and the UW NCF DSCR, UW NOI Debt Yield and Cut-off Date LTV for the Linc LIC non-serviced loan combination, including the Linc LIC B note, are equal to 1.28x, 8.1% and 64.0%, respectively. See “Description of the Mortgage Pool—The Non-Serviced Loan Combinations—The Linc LIC Non-Serviced Loan Combination” in the Free Writing Prospectus.

(3)
The One & Only Ocean Club mortgage loan is part of an $85,000,000 pari passu non-serviced loan combination that is evidenced by two pari passu promissory notes. The One & Only Ocean Club Mortgage Loan is evidenced by one of such pari passu notes (Note A-2) with an outstanding principal balance as of the Cut-off Date of $30,000,000. The pari passu note not included in the Issuing Entity (Note A-1) evidences the related non-serviced companion loan, which has an outstanding balance as of the Cut-off Date of $55,000,000. Unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance per SF/Unit calculations include the related pari passu non-serviced companion loan. See “Description of the Mortgage Pool—The Non-Serviced Loan Combinations—The One & Only Ocean Club Non-Serviced Loan Combination” in the Free Writing Prospectus.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C20	Characteristics of the Mortgage Loans

Mortgage Loans with Pari Passu Companion Loans(1)
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Companion Loan Cut-off Date Balance	Combined Cut-off Date Balance	Lead Pooling and Servicing Agreement	Master Servicer	Special Servicer	Control Rights	Combined UW NCF DSCR	Combined UW NOI Debt Yield	Combined Cut-off Date LTV
1	BANA	Discovery Business Center	$110,000,000	$60,000,000	$170,000,000	MSBAM 2015-C20	Midland	CWCAM	MSBAM 2015-C20	1.97x	12.3%	47.5%
4	MSMCH	Linc LIC	$40,000,000	$70,000,000	$110,000,000	MSBAM 2014-C19	Wells Fargo	CWCAM	N/A(2)	2.78x	17.6%	29.3%
8	BANA	One & Only Ocean Club	$30,000,000	$55,000,000	$85,000,000	MSBAM 2014-C19	Wells Fargo	CWCAM	MSBAM 2014-C19	1.63x	13.3%	56.7%

(1)
The Linc LIC mortgage loan is part of the Linc LIC non-serviced loan combination, which is made up of the senior pari passu Linc LIC mortgage loan and Linc LIC non-serviced companion loan and the subordinate Linc LIC B note which is composed of (i) the Linc LIC MSBAM 2014-C19 B note and (ii) the Linc LIC non-securitized B note; provided that unless a sequential pay trigger event exists, payments of interest on and principal of the Linc LIC mortgage loan, the Linc LIC serviced companion loan and the Linc LIC B note are to be made on a pro rata and pari passu basis. The Cut-off Date Balance shown in the table above is that of the Linc LIC mortgage loan only. For purposes of the information presented in this table with respect to the Linc LIC mortgage loan, all LTV, DSCR, Debt Yield and Cut-off Date Balance per SF/Unit figures are calculated based on the subject mortgage loan together with the related non-serviced companion loan and without regard to the Linc LIC B note. The principal balance of the Linc LIC B note as of the Cut-off Date is $130,000,000, the annual interest rate payable on the Linc LIC B note is 4.760%, and the UW NCF DSCR, UW NOI Debt Yield and Cut-off Date LTV for the Linc LIC non-serviced loan combination, including the Linc LIC B note, are equal to 1.28x, 8.1% and 64.0%, respectively. See “Description of the Mortgage Pool—The Non-Serviced Loan Combinations—The Linc LIC Non-Serviced Loan Combination” in the Free Writing Prospectus.

(2)
The Linc LIC non-serviced loan combination will be serviced pursuant to the MSBAM 2014-C19 pooling and servicing agreement. No class of certificateholders or representative thereof will have any control rights in respect of the Linc LIC non-serviced loan combination. Such non-serviced loan combination will be administered by the master servicer and the special servicer under the MSBAM 2014-C19 pooling and servicing agreement in accordance with the servicing standard, and the special servicer in respect of such non-serviced loan combination may be removed or replaced upon a vote of the requisite percentage of the holders of the promissory notes comprising the Linc LIC non-serviced loan combination, with the requisite percentage of Linc LIC Voting Rights. See “Description of the Mortgage Pool—The Non-Serviced Loan Combinations—The Linc LIC Non-Serviced Loan Combination” in the Free Writing Prospectus.

Mortgage Loans with Mezzanine Debt
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Cut-off Date Loan per Unit/SF	Mezzanine Debt Cut-off Date Balance	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Total Debt UW NCF DSCR	Total Debt UW NOI Debt Yield	Total Debt Cut-off Date LTV
3	BANA	VA Office Portfolio	$49,000,000	$142.35	$5,780,000	1.41x	9.2%	74.2%	1.11x	8.2%	83.0%

Mortgage Loans with Secured Subordinate Debt
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Cut-off Date Loan per Unit/SF	Subordinate Debt Cut-off Date Balance	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Total Debt UW NCF DSCR	Total Debt UW NOI Debt Yield	Total Debt Cut-off Date LTV
4	MSMCH	Linc LIC(1)	$40,000,000	$155,148.10	$130,000,000	2.78x	17.6%	29.3%	1.28x	8.1%	64.0%

(1)	See “Structural Overview—Non-Serviced Loan Combinations” above for a description of the Linc LIC B Note.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C20	Characteristics of the Mortgage Loans

Prior Securitization History(1)
Loan No.	Mortgage Loan Seller	Property Name	City	State	Property Type	Cut-off Date Balance	% of Pool	SF/Units	Cut-off Date Balance per SF/Unit	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV	Prior Securitization
5	BANA	Summerhill Pointe Apartments	Las Vegas	NV	Multifamily	$35,500,000	3.1%	576	$61,631.94	1.39x	9.1%	64.5%	59.4%	WBCMT 2005-C22
8	BANA	One & Only Ocean Club	Paradise Island	The Bahamas	Hospitality	$30,000,000	2.6%	105	$809,523.81	1.63x	13.3%	56.7%	50.7%	MSBAM 2014-C19
13	BANA	Crossroads Shopping Center	Austin	TX	Retail	$19,500,000	1.7%	98,918	$197.13	1.48x	9.3%	74.7%	61.7%	PSSF 1998-C1
14	CIBC	Mirabella Apartments	Houston	TX	Multifamily	$19,200,000	1.7%	240	$80,000.00	1.37x	8.5%	74.7%	68.4%	GNR 2012-28
16	MSMCH	Bradhurst Court	New York	NY	Retail	$17,100,000	1.5%	90,280	$189.41	1.46x	7.3%	74.3%	74.3%	CSMC 2006-C3
20	MSMCH	College Plaza	Rockville	MD	Retail	$16,000,000	1.4%	110,343	$145.00	1.42x	9.4%	63.0%	52.8%	GCCFC 2003-C2
21	MSMCH	Residence Inn Charlotte Piper Glen	Charlotte	NC	Hospitality	$15,391,127	1.3%	114	$135,009.89	1.76x	12.9%	70.6%	52.4%	CD 2005-CD1
23	CIBC	The Falls at Ocotillo	Chandler	AZ	Retail	$13,465,000	1.2%	70,112	$192.05	1.40x	9.2%	72.8%	59.0%	BACM 2004-5
24	CIBC	Hyatt House Herndon	Herndon	VA	Hospitality	$13,284,148	1.2%	104	$127,732.20	1.58x	10.8%	71.8%	58.3%	COMM 2005-C6
27	BANA	Arlington Estates MHC	Muskegon	MI	Manuf. Housing	$12,500,000	1.1%	659	$18,968.13	1.63x	10.2%	73.5%	64.5%	SBM7 1999-C1
30	MSMCH	Brookhill V Shopping Center	Westminster	CO	Retail	$11,250,000	1.0%	158,087	$71.16	1.40x	9.5%	74.4%	63.2%	GECMC 2005-C2
41	CIBC	White Clay Center II & III	Newark	DE	Office	$8,900,000	0.8%	152,954	$58.19	1.48x	11.1%	69.3%	65.0%	GMACC 2003-C1
44	CIBC	Maguire Hill	Tucson	AZ	Multifamily	$8,550,000	0.7%	192	$44,531.25	1.40x	8.8%	75.0%	68.4%	CSMC 2006-C2
45	MSMCH	Residence Inn Charlotte Lake Norman	Huntersville	NC	Hospitality	$8,440,296	0.7%	78	$108,208.92	1.93x	14.2%	65.4%	48.5%	CD 2005-CD1
55	BANA	Burlington Plaza Shopping Center	Fresno	CA	Retail	$7,100,000	0.6%	103,688	$68.47	1.62x	10.8%	67.6%	57.8%	CRESI 2006-A
60	MSMCH	SpringHill Suites Charlotte Concord Mills/Speedway	Concord	NC	Hospitality	$6,503,993	0.6%	95	$68,463.08	1.94x	14.5%	61.9%	46.0%	CD 2005-CD1
63	BANA	Crockett Square	Morristown	TN	Retail	$6,337,500	0.6%	107,122	$59.16	2.35x	12.3%	65.0%	65.0%	BSCMS 2006-PW13
67	MSMCH	Holiday Inn - Lumberton	Lumberton	NC	Hospitality	$6,057,153	0.5%	107	$56,608.91	1.71x	13.0%	72.1%	53.5%	CGCMT 2006-C4
80	BANA	Colorado Mills	Lakewood	CO	Retail	$3,925,000	0.3%	10,000	$392.50	1.49x	9.5%	64.3%	58.8%	LBUBS 2005-C3
86	BANA	Walgreens - Katy, TX	Katy	TX	Retail	$2,000,000	0.2%	14,560	$137.36	2.69x	16.0%	36.5%	29.3%	COMM 2005-LP5
		Total				$261,004,217	22.7%

(1)
Includes mortgage loans for which all or a portion of the previously existing debt was most recently securitized in conduit securitizations, based on information provided by the related borrower or obtained through searches of a third-party database. The information has not otherwise been confirmed by the mortgage loan sellers. With respect to any mortgage loan that is part of a loan pair or a non-serviced loan combination, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include the related pari passu companion loan and exclude any subordinate B notes, as applicable.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C20	Characteristics of the Mortgage Loans

Mortgage Loans with Scheduled Balloon Payments and Related Classes(1)
Class A-2 ($74,700,000)
Loan No.	Mortgage Loan Seller	Property Name	State	Property Type	Cut-off Date Balance	% of Pool	Maturity Date Balance	% of Class A-2 Certificate Principal Balance	SF/ Units	Cut-off Date Balance per SF/Unit	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV	Rem. IO Period (mos.)	Rem. Term to Maturity (mos.)
3	BANA	VA Office Portfolio	VA	Office	$49,000,000	4.3%	$46,253,053	61.9%	344,220	$142.35	1.41x	9.2%	74.2%	70.1%	10	58
31	CIBC	Brigham Business Park	MA	Industrial	$11,200,000	1.0%	$10,845,662	14.5%	169,230	$66.18	1.48x	10.1%	74.7%	72.3%	36	60
41	CIBC	White Clay Center II & III	DE	Office	$8,900,000	0.8%	$8,348,886	11.2%	152,954	$58.19	1.48x	11.1%	69.3%	65.0%	10	58
58	MSMCH	Homewood Suites Mobile	AL	Hospitality	$6,793,468	0.6%	$6,319,876	8.5%	86	$78,993.81	1.76x	13.5%	67.9%	63.2%	0	59
		Total/Wtd. Avg.			$75,893,468	6.6%	$71,767,478	96.1%			1.46x	9.9%	73.2%	69.2%	13	58

(1)
The table above reflects the mortgage loans whose balloon payments will be applied to pay down the Class A-2 Certificates, assuming (i) that none of the mortgage loans experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates; and (iii) each mortgage loan is paid in full on its stated maturity date or, in the case of any mortgage loan with an anticipated repayment date, on such anticipated repayment date. The table above is otherwise based on the Structuring Assumptions set forth under “Yield, Prepayment and Maturity Considerations” in the Free Writing Prospectus.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C20	Characteristics of the Mortgage Loans

Property Type Distribution(1)
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool	Wtd. Avg. Mortgage Rate	Wtd. Avg. UW NCF DSCR	Wtd. Avg. UW NOI Debt Yield	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. Maturity Date LTV
Office	17	$324,393,608	28.3%	4.352%	1.61x	10.6%	62.9%	54.2%
Suburban	11	$271,850,000	23.7%	4.340%	1.62x	10.9%	61.9%	52.9%
Medical	5	$33,043,608	2.9%	4.495%	1.68x	9.9%	63.9%	58.2%
CBD	1	$19,500,000	1.7%	4.265%	1.29x	8.2%	75.0%	65.4%
Retail	36	$269,042,471	23.4%	4.493%	1.52x	9.7%	70.2%	59.2%
Anchored	12	$117,986,225	10.3%	4.537%	1.49x	9.7%	70.6%	61.2%
Unanchored	9	$85,632,526	7.5%	4.376%	1.45x	9.7%	72.5%	55.8%
Free-Standing	10	$38,611,220	3.4%	4.521%	1.72x	9.6%	64.7%	58.9%
Shadow Anchored	5	$26,812,500	2.3%	4.625%	1.61x	9.9%	68.9%	61.3%
Hospitality	20	$236,602,928	20.6%	4.642%	1.72x	12.4%	68.0%	54.7%
Limited Service	11	$102,347,060	8.9%	4.557%	1.75x	12.4%	70.4%	55.8%
Full Service	5	$86,072,201	7.5%	4.830%	1.67x	12.5%	64.1%	53.4%
Extended Stay	3	$41,679,675	3.6%	4.484%	1.70x	11.9%	71.4%	56.0%
Select Service	1	$6,503,993	0.6%	4.500%	1.94x	14.5%	61.9%	46.0%
Multifamily	15	$222,102,226	19.3%	4.532%	1.70x	10.7%	62.9%	57.0%
Garden	12	$176,056,488	15.3%	4.463%	1.46x	9.2%	70.5%	64.3%
High-Rise	1	$40,000,000	3.5%	4.760%	2.78x	17.6%	29.3%	25.5%
Mid-Rise	1	$4,260,738	0.4%	4.780%	1.38x	9.1%	55.3%	48.8%
Student Housing	1	$1,785,000	0.2%	5.570%	1.23x	8.9%	75.0%	69.9%
Industrial	5	$44,600,000	3.9%	4.430%	1.45x	9.6%	74.7%	67.1%
Flex	5	$44,600,000	3.9%	4.430%	1.45x	9.6%	74.7%	67.1%
Self-Storage	5	$22,812,744	2.0%	4.421%	1.74x	9.9%	62.8%	55.9%
Self-Storage	5	$22,812,744	2.0%	4.421%	1.74x	9.9%	62.8%	55.9%
Manufactured Housing	2	$14,285,000	1.2%	4.596%	1.61x	10.2%	72.0%	63.2%
Manufactured Housing	2	$14,285,000	1.2%	4.596%	1.61x	10.2%	72.0%	63.2%
Mixed Use	1	$12,800,000	1.1%	4.305%	1.41x	9.3%	74.2%	64.8%
Industrial/Office	1	$12,800,000	1.1%	4.305%	1.41x	9.3%	74.2%	64.8%
Leased Fee	1	$1,245,561	0.1%	4.715%	1.27x	8.3%	68.3%	55.7%
Leased Fee	1	$1,245,561	0.1%	4.715%	1.27x	8.3%	68.3%	55.7%
Total/Wtd. Avg.	102	$1,147,884,539	100.0%	4.487%	1.62x	10.7%	66.3%	56.8%

(1)
All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. Additionally, loan-to-value ratios and debt service coverage ratios are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date. With respect to any mortgage loan that is part of a loan pair or a non-serviced loan combination, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include the related pari passu companion loan and exclude any subordinate B notes, as applicable.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C20	Characteristics of the Mortgage Loans

Geographic Distribution(1)
State or Other Jurisdiction	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool	Wtd. Avg. Mortgage Rate	Wtd. Avg. UW NCF DSCR	Wtd. Avg. UW NOI Debt Yield	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. Maturity Date LTV
California	14	$260,295,753	22.7%	4.335%	1.80x	11.3%	59.0%	51.9%
California – Southern(2)	9	213,020,753	18.6%	4.319%	1.81x	11.6%	57.7%	50.3%
California – Northern(2)	5	47,275,000	4.1%	4.410%	1.75x	10.3%	65.1%	59.3%
Texas	19	$185,428,481	16.2%	4.444%	1.49x	9.5%	72.1%	63.2%
Florida	9	$136,662,898	11.9%	4.407%	1.36x	9.8%	71.2%	55.8%
New York	4	$84,082,695	7.3%	4.647%	2.07x	12.8%	52.5%	47.4%
North Carolina	8	$76,982,908	6.7%	4.495%	1.78x	12.7%	70.9%	55.3%
Virginia	5	$69,784,148	6.1%	4.493%	1.45x	9.6%	73.9%	67.4%
Nevada	4	$53,085,000	4.6%	4.686%	1.40x	9.2%	66.8%	60.2%
The Bahamas	1	$30,000,000	2.6%	5.373%	1.63x	13.3%	56.7%	50.7%
Arizona	3	$24,377,500	2.1%	4.371%	1.40x	9.0%	73.8%	63.2%
Colorado	3	$21,175,000	1.8%	4.335%	1.45x	10.3%	71.2%	63.3%
Georgia	2	$19,987,260	1.7%	4.500%	1.61x	10.8%	71.9%	58.3%
Pennsylvania	4	$19,593,657	1.7%	4.535%	1.40x	10.8%	65.2%	35.8%
New Hampshire	2	$18,194,108	1.6%	4.503%	1.55x	10.6%	72.6%	63.3%
Washington	1	$17,000,000	1.5%	4.320%	1.67x	11.6%	70.0%	51.2%
Maryland	1	$16,000,000	1.4%	4.705%	1.42x	9.4%	63.0%	52.8%
Massachusetts	2	$15,400,000	1.3%	4.342%	1.47x	9.8%	74.8%	70.9%
Utah	2	$15,331,507	1.3%	4.681%	1.44x	9.9%	71.6%	60.8%
Alabama	3	$14,221,316	1.2%	4.905%	2.04x	14.5%	58.8%	52.2%
Michigan	1	$12,500,000	1.1%	4.524%	1.63x	10.2%	73.5%	64.5%
Louisiana	2	$11,280,077	1.0%	4.499%	1.46x	9.4%	75.0%	60.9%
Minnesota	4	$10,900,000	0.9%	4.401%	1.97x	10.4%	51.5%	48.8%
Wisconsin	2	$10,034,168	0.9%	4.478%	1.45x	9.0%	73.3%	63.0%
Delaware	1	$8,900,000	0.8%	4.760%	1.48x	11.1%	69.3%	65.0%
Tennessee	1	$6,337,500	0.6%	4.470%	2.35x	12.3%	65.0%	65.0%
Ohio	2	$4,845,561	0.4%	4.518%	1.57x	10.9%	70.0%	60.3%
Kentucky	1	$3,700,000	0.3%	4.450%	2.02x	9.2%	60.8%	60.8%
South Carolina	1	$1,785,000	0.2%	5.570%	1.23x	8.9%	75.0%	69.9%
Total/Wtd. Avg.	102	$1,147,884,539	100.0%	4.487%	1.62x	10.7%	66.3%	56.8%

(1)
All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. Additionally, loan-to-value ratios and debt service coverage ratios are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date. With respect to any mortgage loan that is part or a loan pair of a non-serviced loan combination, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include the related pari passu companion loan and exclude any subordinate B notes, as applicable.

(2)	“California – Northern” includes zip codes above 93600, and “California – Southern” includes zip codes at or below 93600.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C20	Collateral Statistics

Collateral Statistics(1)

Cut-off Date Balance ($)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
1 - 5,000,000	18	58,378,359	5.1
5,000,001 - 10,000,000	34	250,599,078	21.8
10,000,001 - 15,000,000	15	177,465,974	15.5
15,000,001 - 20,000,000	10	175,716,127	15.3
20,000,001 - 25,000,000	2	45,725,000	4.0
25,000,001 - 30,000,000	2	59,000,000	5.1
30,000,001 - 35,000,000	2	62,500,000	5.4
35,000,001 - 40,000,000	2	75,500,000	6.6
45,000,001 - 50,000,000	1	49,000,000	4.3
80,000,001 - 85,000,000	1	84,000,000	7.3
105,000,001 - 110,000,000	1	110,000,000	9.6
Total:	88	$1,147,884,539	100.0%
Min: $1,245,561	Max: $110,000,000	Avg: $13,044,142

State or Other Jurisdiction

	No. of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Pool
California	14	260,295,753	22.7
California – Southern(2)	9	213,020,753	18.6
California – Northern(2)	5	47,275,000	4.1
Texas	19	185,428,481	16.2
Florida	9	136,662,898	11.9
New York	4	84,082,695	7.3
North Carolina	8	76,982,908	6.7
Virginia	5	69,784,148	6.1
Nevada	4	53,085,000	4.6
The Bahamas	1	30,000,000	2.6
Arizona	3	24,377,500	2.1
Colorado	3	21,175,000	1.8
Georgia	2	19,987,260	1.7
Pennsylvania	4	19,593,657	1.7
New Hampshire	2	18,194,108	1.6
Washington	1	17,000,000	1.5
Maryland	1	16,000,000	1.4
Massachusetts	2	15,400,000	1.3
Utah	2	15,331,507	1.3
Alabama	3	14,221,316	1.2
Michigan	1	12,500,000	1.1
Louisiana	2	11,280,077	1.0
Minnesota	4	10,900,000	0.9
Wisconsin	2	10,034,168	0.9
Delaware	1	8,900,000	0.8
Tennessee	1	6,337,500	0.6
Ohio	2	4,845,561	0.4
Kentucky	1	3,700,000	0.3
South Carolina	1	1,785,000	0.2
Total:	102	$1,147,884,539	100.0%

Property Type

	No. of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Pool
Office	17	324,393,608	28.3
Suburban	11	271,850,000	23.7
Medical	5	33,043,608	2.9
CBD	1	19,500,000	1.7
Retail	36	269,042,471	23.4
Anchored	12	117,986,225	10.3
Unanchored	9	85,632,526	7.5
Free-Standing	10	38,611,220	3.4
Shadow Anchored	5	26,812,500	2.3
Hospitality	20	236,602,928	20.6
Limited Service	11	102,347,060	8.9
Full Service	5	86,072,201	7.5
Extended Stay	3	41,679,675	3.6
Select Service	1	6,503,993	0.6
Multifamily	15	222,102,226	19.3
Garden	12	176,056,488	15.3
High-Rise	1	40,000,000	3.5
Mid-Rise	1	4,260,738	0.4
Student Housing	1	1,785,000	0.2
Industrial	5	44,600,000	3.9
Flex	5	44,600,000	3.9
Self-Storage	5	22,812,744	2.0
Self-Storage	5	22,812,744	2.0
Manufactured Housing	2	14,285,000	1.2
Manufactured Housing	2	14,285,000	1.2
Mixed Use	1	12,800,000	1.1
Industrial/Office	1	12,800,000	1.1
Leased Fee	1	1,245,561	0.1
Leased Fee	1	1,245,561	0.1
Total:	102	$1,147,884,539	100.0%

Mortgage Rate (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
4.001 - 4.500	52	735,971,858	64.1
4.501 - 5.000	31	368,549,213	32.1
5.001 - 5.500	4	41,578,468	3.6
5.501 - 6.000	1	1,785,000	0.2
Total:	88	$1,147,884,539	100.0%
Min: 4.170%	Max: 5.570%	Wtd Avg: 4.487%

Original Term to Maturity (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
60	4	75,893,468	6.6
84	2	12,750,000	1.1
120	79	995,072,385	86.7
128	1	40,000,000	3.5
144	1	16,000,000	1.4
180	1	8,168,685	0.7
Total:	88	$1,147,884,539	100.0%
Min: 60 mos.	Max: 180 mos.	Wtd Avg: 117 mos.

Remaining Term to Maturity (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
55 - 60	4	75,893,468	6.6
79 - 84	2	12,750,000	1.1
109 - 114	1	30,000,000	2.6
115 - 120	79	1,005,072,385	87.6
139 - 144	1	16,000,000	1.4
175 - 180	1	8,168,685	0.7
Total:	88	$1,147,884,539	100.0%
Min: 58 mos.	Max: 179 mos.	Wtd Avg: 115 mos.

Original Amortization Term (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	8	63,852,500	5.6
180	1	8,168,685	0.7
240	1	4,160,000	0.4
300	6	137,392,569	12.0
360	72	934,310,784	81.4
Total:	88	$1,147,884,539	100.0%
Min: 180 mos.	Max: 360 mos.	Wtd Avg: 351 mos.

Remaining Amortization Term (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	8	63,852,500	5.6
179 - 230	1	8,168,685	0.7
231 - 300	7	141,552,569	12.3
351 - 360	72	934,310,784	81.4
Total:	88	$1,147,884,539	100.0%
Min: 179 mos.	Max: 360 mos.	Wtd Avg: 350 mos.

Mortgage Loan Sellers

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Bank of America, National Association	31	565,412,750	49.3
Morgan Stanley Mortgage Capital Holdings LLC	36	346,422,268	30.2
CIBC Inc.	21	236,049,521	20.6
Total:	88	$1,147,884,539	100.0%

Amortization Type

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Partial Interest Only	47	695,725,238	60.6
Amortizing Balloon	32	380,138,115	33.1
Interest Only	8	63,852,500	5.6
Fully Amortizing	1	8,168,685	0.7
Total:	88	$1,147,884,539	100.0%

Cut-off Date LTV Ratio (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
20.1 - 30.0	1	40,000,000	3.5
30.1 - 40.0	1	2,000,000	0.2
40.1 - 50.0	3	122,486,988	10.7
50.1 - 60.0	7	70,729,423	6.2
60.1 - 70.0	30	275,575,202	24.0
70.1 - 80.0	46	637,092,925	55.5
Total:	88	$1,147,884,539	100.0%
Min: 29.3%	Max: 75.0%	Wtd Avg: 66.3%

Maturity Date LTV Ratio (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
0.1 - 10.0	1	8,168,685	0.7
20.1 - 30.0	2	42,000,000	3.7
30.1 - 40.0	1	4,986,988	0.4
40.1 - 50.0	7	144,265,026	12.6
50.1 - 60.0	34	459,392,954	40.0
60.1 - 70.0	40	411,770,885	35.9
70.1 - 80.0	3	77,300,000	6.7
Total:	88	$1,147,884,539	100.0%
Min: 0.9%	Max: 74.3%	Wtd Avg: 56.8%

UW DSCR (x)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
1.21 - 1.30	9	89,739,075	7.8
1.31 - 1.40	14	234,145,331	20.4
1.41 - 1.50	22	254,787,839	22.2
1.51 - 1.60	11	111,687,092	9.7
1.61 - 1.70	10	111,745,568	9.7
1.71 - 1.80	8	105,870,857	9.2
1.81 - 1.90	1	21,225,000	1.8
1.91 - 2.00	4	129,259,288	11.3
2.01 - 2.10	2	16,500,000	1.4
2.11 - 2.20	1	7,500,000	0.7
2.21 - 2.30	1	7,000,000	0.6
2.31 - 2.40	1	6,337,500	0.6
2.61 - 2.70	3	12,086,988	1.1
2.71 - 2.80	1	40,000,000	3.5
Total:	88	$1,147,884,539	100.0%
Min: 1.23x	Max: 2.78x	Wtd Avg: 1.62x

UW NOI Debt Yield (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
7.1 - 7.5	1	17,100,000	1.5
7.6 - 8.0	1	29,000,000	2.5
8.1 - 8.5	7	69,985,390	6.1
8.6 - 9.0	7	41,414,834	3.6
9.1 - 9.5	24	308,792,997	26.9
9.6 - 10.0	6	54,338,083	4.7
10.1 - 10.5	8	147,094,260	12.8
10.6 - 11.0	6	51,584,148	4.5
11.1 - 11.5	3	30,445,940	2.7
11.6 - 12.0	9	116,095,568	10.1
12.1 - 12.5	4	130,506,185	11.4
12.6 - 13.0	3	42,673,281	3.7
13.1 - 13.5	3	42,762,576	3.7
14.1 - 14.5	2	14,944,288	1.3
14.6 - 15.0	1	4,160,000	0.4
15.6 - 16.0	1	2,000,000	0.2
17.6 - 18.0	1	40,000,000	3.5
18.1 - 18.5	1	4,986,988	0.4
Total:	88	$1,147,884,539	100.0%
Min: 7.3%	Max: 18.2%	Wtd Avg: 10.7%

(1)
All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. Additionally, loan-to-value ratios and debt service coverage ratios are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date. With respect to any mortgage loan that is part of a loan pair or a non-serviced loan combination, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include the related pari passu companion loan and exclude any subordinate B notes, as applicable.

(2)	“California – Northern” includes zip codes above 93600, and “California – Southern” includes zip codes at or below 93600.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C20	Collateral Statistics

Prepayment Restrictions

Percentage of Collateral by Prepayment Restrictions (%)(1)(2)(3)(4)

Prepayment Restrictions	January 2015	January 2016	January 2017	January 2018	January 2019
Locked Out	99.4%	99.4%	63.5%	62.9%	62.9%
Yield Maintenance Total	0.6%	0.6%	36.5%	36.5%	36.5%
Open	0.0%	0.0%	0.0%	0.6%	0.6%
TOTAL	100.0%	100.0%	100.0%	100.0%	100.0%
Pool Balance Outstanding	$1,147,884,538	$1,140,548,682	$1,131,648,101	$1,120,190,424	$1,105,505,898
% Initial Pool Balance	100.0%	99.4%	98.6%	97.6%	96.3%

Prepayment Restrictions	January 2020	January 2021	January 2022	January 2023	January 2024
Locked Out	66.5%	66.5%	64.0%	64.0%	64.1%
Yield Maintenance Total	33.5%	33.5%	33.2%	32.9%	32.8%
Open	0.0%	0.0%	2.9%	3.1%	3.1%
TOTAL	100.0%	100.0%	100.0%	100.0%	100.0%
Pool Balance Outstanding	$1,017,676,837	$998,380,656	$966,082,363	$945,065,094	$923,075,339
% Initial Pool Balance	88.7%	87.0%	84.2%	82.3%	80.4%

Prepayment Restrictions	January 2025	January 2026	January 2027	January 2028	January 2029
Locked Out	5.5%	16.7%	100.0%	100.0%	100.0%
Yield Maintenance Total	0.0%	0.0%	0.0%	0.0%	0.0%
Open	94.5%	83.3%	0.0%	0.0%	0.0%
TOTAL	100.0%	100.0%	100.0%	100.0%	100.0%
Pool Balance Outstanding	$60,916,923	$16,418,559	$2,098,512	$1,431,593	$734,654
% Initial Pool Balance	5.3%	1.4%	0.2%	0.1%	0.1%

(1)	The analysis is based on Structuring Assumptions and a 0% CPR as discussed in the Free Writing Prospectus.
(2)	See description of Yield Maintenance under “Description of the Offered Certificates—Distributions of Prepayment Premiums and Yield Maintenance Charges” in the Free Writing Prospectus.
(3)	Mortgage loans modeled as Yield Maintenance include mortgage loans characterized by YM1 and DEF/YM1 on Appendix I to the Free Writing Prospectus.
(4)	There may be limited exceptions to the indicated prepayment restrictions arising out of casualties, condemnations, property releases and the application of earnout reserves.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C20	Discovery Business Center

Mortgage Loan No. 1 – Discovery Business Center

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C20	Discovery Business Center

Mortgage Loan No. 1 – Discovery Business Center

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C20	Discovery Business Center

Mortgage Loan No. 1 – Discovery Business Center

Discovery Business Center
32-49 Discovery, 6501-6591 Irvine Center Drive
and 15201-15480 Laguna Canyon Road
Irvine, CA 92618
Westfield MainPlace
Los Angeles 31 miles
Santa Ana
Downtown Santa Ana
SANTA ANA
Tustin
IRVINE
Lake Forest
Mission Viejo
Laguna Hills
Aliso Viejo
Newport Beach
ORANGE COUNTY
SAN JOAQUIN HILLS
Pacific Ocean
17th St.
Irvine Blvd.
1st St.
Main St.
Grand Ave.
Edinger Ave.
Hewes Ave.
Newport Ave.
Santa Ana Fwy
METROLINK
IE - OC LINE/ORANGE COUNTY LINE
Costa Mesa Fwy
San Diego Fwy
Foothill Transportation Corridor
San Joaquin Hills Transportation Corridor
Pacific Coast Hwy.
Tustin Ranch Golf Course
Tustin Ranch Rd.
Jamboree Rd.
Portola Pkwy.
Culver Dr.
Walnut Ave.
Trabuco Rd.
Jeffrey Rd.
Barranca Pkwy.
The District at Tustin Legacy
Red Hill Ave.
Alton Pkwy.
Harvard Ave.
Irvine Center Dr.
LA Intl. Airport 43 miles
John Wayne Orange County Airport
Michelson Dr.
Campus Dr.
MacArthur Blvd.
Oak Creek Golf Course
Irvine Valley College
Irvine Regional Hospital
Rancho San Joaquin Golf Course
The Chicago School of Professional Psychology
University Dr.
William R. Mason Regional Park
Strawberry Farms Golf Course
Shady Canyon Rd.
Anteater Ballpark
Anteater Stadium
Langson Library
University Research Park
University of California - Irvine
Turtle Rock Dr.
Bonita Canyon Dr.
Shady Canyon Dr.
Ford Rd.
Big Canyon Country Club
San Joaquin Hills Rd.
Newport Coast Dr.
Ocean North-Pelican Hill Golf Course
Crystal Cove State Park
Laguna Coast Wilderness Park
Orange County Great Park
Irvine
Irvine Spectrum
Verizon Wireless Amphitheater
Laguna Canyon Rd.
Whiting Ranch Wilderness Park
Portola Pkwy.
Irvine Blvd.
Bake Pkwy.
Trabuco Rd.
Lake Forest Dr.
Alton Pkwy.
Muirlands Blvd.
Ridge Rte Dr.
El Toro Rd.
Rockfield Blvd.
Laguna Woods Golf Club
Laguna Hills Mall
Saddleback Mem. Medical Center
Moulton Pkwy.
Aliso Viejo Resort and Golf Club
Aliso Creek Rd.
Glenwood Dr.
Aliso Viejo Pkwy.
Alicia Pkwy.
La Paz Rd.
Oso Pkwy.
Pacific Park Dr.
Art Institute of Southern California
Aliso and Woods Reg. Park
Soka University of America
The Shops at Mission Viejo
5
55
261
133
241
405
73
1
SAN GABRIEL MTS.
Burbank
Glendale
Pasadena
LOS ANGELES
Santa Monica
Inglewood
Torrance
Fullerton
ANAHEIM
Orange
LONG BEACH
SANTA ANA
Huntington Beach
Irvine
Pomona
Ontario
Rancho Cucamonga
Corona
Pacific Ocean

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C20	Discovery Business Center

Mortgage Loan No. 1 – Discovery Business Center

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$110,000,000			Location:	Irvine, CA 92618
Cut-off Date Balance(1):	$110,000,000			General Property Type:	Office
% of Initial Pool Balance:	9.6%			Detailed Property Type:	Suburban
Loan Purpose(2):	Refinance			Title Vesting:	Fee
Sponsor:	Spectrum Office Properties LLC			Year Built/Renovated:	2000-2007/N/A
Mortgage Rate:	4.181%			Size:	1,287,820 SF
Note Date:	11/6/2014			Cut-off Date Balance per Unit(1):	$132
First Payment Date:	12/10/2014			Maturity Date Balance per Unit(1):	$120
Maturity Date:	11/10/2024			Property Manager:	The Irvine Company LLC
Original Term to Maturity:	120 months			Underwriting and Financial Information
Original Amortization Term:	360 months			UW NOI:	$20,954,966
IO Period:	60 months			UW NOI Debt Yield(1):	12.3%
Seasoning:	2 months			UW NOI Debt Yield at Maturity(1):	13.5%
Prepayment Provisions:	LO (22); YM1 (4); DEF/YM1 (89); O (5)			UW NCF DSCR(1):	1.97x
Lockbox/Cash Mgmt Status:	Hard/Springing			Most Recent NOI:	$17.057,443 (11/30/2014 TTM)
Additional Debt Type:	Pari Passu			2nd Most Recent NOI:	$12,689,270 (12/31/2013)
Additional Debt Balance:	$60,000,000			3rd Most Recent NOI:	$14,877,011 (12/31/2012)
Future Debt Permitted (Type):	No (N/A)			Most Recent Occupancy:	94.8% (10/28/2014)
Reserves(3)				2nd Most Recent Occupancy:	92.5% (6/30/2014)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	75.8% (6/30/2013)
RE Tax:	$0	Springing	N/A	Appraised Value (as of):	$358,000,000 (10/14/2014)
Insurance:	$0	Springing	N/A	Cut-off Date LTV Ratio(1):	47.5%
Recurring Replacements:	$0	Springing	$643,910	Maturity Date LTV Ratio(1):	43.3%
TI/LC:	$0	Springing	$2,575,640

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$170,000,000	100.0%	Closing Costs:	$601,175	0.4%
			Return of Equity(2):	$169,398,825	99.6%
Total Sources:	$170,000,000	100.0%	Total Uses:	$170,000,000	100.0%

(1)
The Discovery Business Center Mortgage Loan is part of the Discovery Business Center Loan Pair evidenced by two pari passu notes with an aggregate original principal balance of $170,000,000.  The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NCF DSCR, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate note balance of the Discovery Business Center Loan Pair.

(2)	The Discovery Business Center was developed by the Discovery Business Center Mortgage Loan sponsor and at the time of Discovery Business Center Mortgage Loan closing was unencumbered with debt.
(3)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

The Mortgage Loan.

The largest mortgage loan (the “Discovery Business Center Mortgage Loan”) is part of a loan pair (the “Discovery Business Center Loan Pair”) evidenced by two pari passu promissory notes (Note A-1 and  Note A-2) with a combined original principal amount of $170,000,000 (see “—Additional Secured Indebtedness” below for additional information) secured by a first mortgage encumbering an office building complex known as Discovery Business Center (the “Discovery Business Center Property”) located in Irvine, California. See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs—The Discovery Business Center Loan Pair” and “Servicing of the Mortgage Loans” in the Free Writing Prospectus.

The Borrower and Sponsor. The borrower is Discovery Business Center LLC, a Delaware limited liability company (the “Discovery Business Center Borrower”), with two independent directors.

The sole member of the Discovery Business Center Borrower is Spectrum Office Properties LLC, a Delaware limited liability company (“Spectrum”). Spectrum is the Discovery Business Center Mortgage Loan sponsor and nonrecourse carve-out guarantor. Spectrum is an affiliate of The Irvine Company LLC. The Irvine Company LLC is a diversified, privately held real-estate investment company. Founded in 1864 and headquartered in Newport Beach, California, the Irvine Company LLC is one of the largest landowners in California with a long history of real estate ownership and management.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C20	Discovery Business Center

The Property.  The Discovery Business Center Property is a 1,287,820 SF suburban office park consisting of 24 two-story office buildings on 81.81 acres in Irvine, California, located immediately west of the Santa Ana Freeway (I-5), approximately two miles northwest of the I-5 interchange with the San Diego Freeway (I-405). The Laguna Freeway (SR-133) is just west of the Discovery Business Center Property with an interchange to Highway 241 approximately four miles north.

Built between 2000 and 2007, each building contains between 44,240 and 64,006 SF and houses between one and thirteen tenants. Amenities at the Discovery Business Center Property include a state-of-the-art fitness center, outdoor workspaces, a conference center, game room, lounge, complimentary outdoor Wi-Fi, electric vehicle charging stations, and gourmet food trucks on-site weekly. Four of the buildings are Energy Star Certified. There are 5,075 parking spaces. Local amenities include Irvine Spectrum Center, a 130-store retail and entertainment center, Irvine Spectrum Courtyard by Marriott, Sand Canyon Plaza, Oak Creek Shopping Center and Oak Creek Golf Club.

As of October 28, 2014, the Discovery Business Center Property was 94.8% leased to a diverse roster of 80 tenants with no tenant occupying more than 7.1% of rentable SF or paying more than 10.7% of total rent, and with the top four tenants representing only 23.7% of rentable SF and 27.2% of total rent. The historical occupancy at the Discovery Business Center Property was 92.5% as of June 30, 2014, 75.8% as of June 30, 2013 and 71.3% as of June 30, 2012.

Major Tenants.

Kofax, Inc. (91,159 SF, 7.1% of NRA, 10.7% of underwritten base rent). Kofax, Inc. (NASDAQ: KFX) occupies a total of 91,159 SF at 15211 Laguna Canyon and 15201 Laguna Canyon under a lease expiring April 30, 2016, with one five-year renewal option. The lease provides for a current annual base rental rate of $23.28 PSF, increasing to $24.48 PSF effective May, 2015. Headquartered at the Discovery Business Center Property, Kofax, Inc. is a provider of smart process applications, combining capture, process management, analytics and mobile capabilities that enable organizations to increase their responsiveness to customers, provide better service and grow their businesses while reducing operating costs. Kofax, Inc. has over 1,400 employees and subsidiaries in 30 countries. Kofax, Inc. had fiscal year 2014 revenues of $297.7 million and EBITDA of $42.3 million.

State Street Bank (75,960 SF, 5.9% of NRA, 6.3% of underwritten base rent). State Street Bank (NYSE: STT) occupies a total of 75,960 SF at 42 Discovery and 46 Discovery under a lease expiring June 30, 2019, with one five-year renewal option. The lease provides for a current annual base rental rate of $16.44 PSF, increasing to $17.64 PSF effective July, 2015. State Street Bank provides comprehensive financial services including investment management, investment research and trading, and investment servicing with over 29,000 employees and offices in 29 countries. State Street Bank has approximately $28.4 trillion in assets under custody, $2.48 trillion in assets under management, and had 2013 revenues of $9.88 billion. State Street Bank is rated “Aa3” by Moody’s and “AA-” by S&P and Fitch.

Sage Software, Inc. (71,711 SF, 5.6% of NRA, 6.1% of underwritten base rent). Sage Software, Inc. (“Sage”) occupies a total of 71,711 SF under two leases: 64,006 SF at 6561 Irvine Center are covered by a lease expiring November 30, 2020, and 7,705 SF at 6531 Irvine Center are covered by a lease expiring October 31, 2020. Each lease has one five-year renewal option and Sage has a one-time termination option covering both leases effective December 31, 2017 with 10 months’ notice and payment of a termination fee equal to $1,571,000. The leases provide for a current annual base rental rate of $16.80 PSF. Sage provides software to manage accounting, employee retirement plans, human resources, payroll, payments, assets, construction and real estate to small and medium-sized companies. Sage had 2014 revenues of approximately £1.307 billion and operates in 24 countries, serving six million customers.

DaVita HealthCare Partners Inc. (65,998 SF, 5.1% of NRA, 4.3% of underwritten base rent). DaVita HealthCare Partners Inc. (NYSE: DVA) occupies a total of 65,998 SF at 15271 Laguna Canyon and 15261 Laguna Canyon under two leases, both expiring August 31, 2024 with two five-year renewal options. The 11,692 SF occupied at 15261 Laguna Canyon is subject to a one-time termination option effective October 31, 2021 with 12 months’ notice and payment of a termination fee equal to $276,143. The leases provide for a current annual base rental rate of $12.84 PSF, increasing to $13.44 PSF effective September 2015. DaVita HealthCare Partners Inc. is one of the nation’s largest healthcare companies as the result of a merger of DaVita Inc., which focuses on clinical, social and operational practices in kidney care, and HealthCare Partners Holdings, LLC, one of the country’s largest operator of medical groups and physician networks. DaVita HealthCare Partners Inc. is a Fortune 500 company and is rated “Ba3” by Moody’s and “BB” by S&P.

The following table presents a summary regarding major tenants at the Discovery Business Center Property:

Tenant Summary(1)
Tenant Name	Credit Rating(Fitch/Moody’s/ S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF(3)	Lease Expiration
Major Tenants
Kofax, Inc.	NR/NR/NR	91,159	7%	$2,231,568	11%	$24.48	4/30/2016
State Street Bank	AA-/Aa3/AA-	75,960	6%	$1,339,932	6%	$17.64	6/30/2019
Sage Software, Inc.	NR/NR/NR	71,711	6%	$1,204,740	6%	$16.80	10/31/2020 & 11/30/2020
DaVita HealthCare Partners Inc.	NR/Ba3/BB	65,998	5%	$887,016	4%	$13.44	8/31/2024
Subtotal/Wtd. Avg.		304,828	24%	5,663,256	27%	$18.58

Other Tenants		920,229	71%	$15,139,584	73%	$16.45
Vacant Space		62,763	5%	$0	0%	$0.00
Total/Wtd. Avg.		1,287,820	100%	$20,802,840	100%	$16.98

(1)	Information is based on the underwritten rent roll.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Wtd. Avg. Annual UW Base Rent PSF excludes vacant space.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C20	Discovery Business Center

The following table presents certain information relating to the lease rollover at the Discovery Business Center Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Base Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Base Rent Rolling	Approx. % of Total UW Base Rent Rolling	Approx. Cumulative % of Total UW Base Rent Rolling
2015	12	62,099	$18.42	5%	5%	$1,143,588	5%	5%
2016	19	172,765	$20.98	13%	18%	$3,625,092	17%	23%
2017	20	217,230	$16.70	17%	35%	$3,628,812	17%	40%
2018	20	254,954	$16.34	20%	55%	$4,166,160	20%	60%
2019	7	241,660	$16.52	19%	74%	$3,992,304	19%	80%
2020	4	138,606	$17.65	11%	84%	$2,445,840	12%	91%
2021	2	27,153	$13.96	2%	87%	$378,924	2%	93%
2022	0	0	$0.00	0%	87%	$0	0%	93%
2023	1	44,592	$12.00	3%	90%	$535,104	3%	96%
2024	1	65,998	$13.44	5%	95%	$887,016	4%	100%
2025 & Beyond	0	0	$0.00	0%	95%	$0	0%	100%
Vacant	0	62,763	$0.00	5%	100%	$0	0%	100%
Total/Wtd. Avg.	86	1,287,820	$16.98	100%		$20,802,840	100%

(1)	Information is based on the underwritten rent roll. Certain tenants may have multiple leases that are not co-terminous.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.
(3)	Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

The Market.

The Discovery Business Center Property is located within what is known as Irvine Spectrum, which is 3,600-acres bounded by the convergence of the San Diego (I-405), Santa Ana (I-5) and Laguna (SR-133) Freeways. The triangle formed by these transportation arteries contains Class “A” high-rise and campus office buildings, hotels, restaurants, cinemas, retail services, the Irvine Medical Center, Kaiser Permanente Hospital, and the Irvine Spectrum Center, a 1.1 million SF regional mall. The Irvine Company is currently developing Irvine Spectrum with 13,436 residential units recently completed and 5,172 additional residential units planned and a 456,000 SF, 20-story office tower currently under construction. Additionally, the City of Irvine has received plans for 9,673 more residential units and a 2 million SF office campus in Irvine Spectrum.

2014 estimated population within a one-, three- and five-mile radius, was 3,395, 86,286 and 300,970, respectively. 2014 average household income within a one-, three- and five-mile radius, was $117,008, $114,484 and $108,426, respectively.

The Discovery Business Center Property is within the Orange County office market, which had a Q2 2014 annual rental rate of $24.24 PSF and is projected to increase 3.9% over the next year. Orange County had approximately 1.2 million SF of positive net absorption for the year, decreasing vacancy to 12%, and construction activity remains comparatively low with the majority of recent development having been build-to-suit projects. The unemployment rate in Orange County is 4.9%, with area employment supported by multiple industries led by healthcare, financial, business services and technology.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C20	Discovery Business Center

Properties comparable to the Discovery Business Center Property are shown in the chart below:

Comparable Properties Summary

Property	Address	Distance	Occupancy	Total NRA (SF)	Year Built	Annual Asking Rent PSF
Corporate Business Center	163 & 173 Technology Irvine, CA	1.3 miles	100%	95,464	1995	$13.80 NNN
19 & 21 Technology	19 & 21 Technology Drive Irvine, CA	1.8 miles	100%	154,638	1990	$34.68 FSG
Lakeview Business Center	100 Technology Drive Irvine, CA	1.3 miles	100%	31,603	1991	$15.60 NNN
Corporate Business Center	153 Technology Drive Irvine, CA	1.0 mile	100%	43,920	1997	$12.96 NNN
Irvine Business Center	7565 Irvine Center Drive Irvine, CA	0.7 miles	100%	63,412	1999	$14.88 NNN
Corporate Business Center	133 Technology Drive Irvine, CA	1.4 miles	100%	43,920	1996	$15.00 NNN
Lakeview Business Center	38 Technology Drive Irvine, CA	1.7 miles	100%	53,520	1998	$18.00 NNN
Irvine Business Center	7575 Irvine Center Drive Irvine, CA	0.7 miles	100%	44,194	1999	$15.12-$17.40 NNN
Jenner Business Park II	1 Jenner Irvine, CA	1.4 miles	100%	30,636	1989	$15.12 NNN
7700 Spectrum	7700 Irvine Center Drive Irvine, CA	0.8 miles	90%	209,393	1989	$27.00 FSG

Source: Appraisal

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Discovery Business Center Property:

Cash Flow Analysis
	2010	2011	2012	2013	11/30/2014 TTM	UW	UW PSF
Base Rent	N/A	N/A	$16,975,631	$14,588,755	$18,150,177	$20,802,840	$16.15
Income from Vacant Units	N/A	N/A	$0	$0	$0	$1,456,427	$1.13
Reimbursements	N/A	N/A	$4,427,878	$4,778,157	$6,694,257	$7,363,659	$5.72
Other Income	N/A	N/A	$428,834	$434,243	$629,538	$494,214	$0.38
Less Concessions	N/A	N/A	($528,997)	($243,287)	($736,390)	$0	$0.00
Less Vacancy & Credit Loss	N/A	N/A	($35,675)	($51,137)	$0	($1,481,146)	(5.0%)
Effective Gross Income	N/A	N/A	$21,267,671	$19,506,731	$24,737,582	$28,635,994	$22.24
Total Operating Expenses	N/A	N/A	$6,390,660	$6,817,461	$7,680,139	$7,681,028	$5.96
Net Operating Income	N/A	N/A	$14,877,011	$12,689,270	$17,057,443	$20,954,966	$16.27
TI/LC	N/A	N/A	$0	$0	$0	$1,062,865	$0.83
Capital Expenditures	N/A	N/A	$0	$0	$0	$321,955	$0.25
Net Cash Flow	N/A	N/A	$14,877,011	$12,689,270	$17,057,443	$19,570,146	$15.20

Occupancy %	N/A	N/A	99.8%	99.7%	100.0%	95.0%
NOI DSCR(1)	N/A	N/A	1.49x	1.27x	1.71x	2.11x
NCF DSCR(1)	N/A	N/A	1.49x	1.27x	1.71x	1.97x
NOI Debt Yield(1)	N/A	N/A	8.8%	7.5%	10.0%	12.3%
NCF Debt Yield(1)	N/A	N/A	8.8%	7.5%	10.0%	11.5%

(1)	Based on the Discovery Business Center pari passu promissory notes, which have an aggregate original principal balance of $170,000,000.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C20	Discovery Business Center

Escrows and Reserves.  During a DSCR Trigger Event Period (as defined below), the Discovery Business Center Borrower is required to deposit 1/12 of the estimated taxes monthly, 1/12 of the estimated insurance premiums monthly (unless the Discovery Business Center Property is covered under a “blanket policy” acceptable to the lender), $26,829.59 for replacement reserves monthly, capped at $643,910, and $107,318.34 for TI/LC reserves monthly, capped at $2,575,640. The reserve amounts due may be paid at the Discovery Business Center Borrower’s election in the form of either (i) cash payment, (ii) letter of credit or (iii) guaranty from an affiliate of the Discovery Business Center Borrower that maintains an investment grade rating.

A “DSCR Trigger Event Period” will generally commence upon the earlier of an event of default and the date upon which the debt service coverage ratio is less than 1.20x. A DSCR Trigger Event Period will generally end upon cure of such event of default or the date upon which the debt service coverage ratio equals or exceeds 1.20x for two consecutive quarters.

Lockbox and Cash Management.

A hard lockbox is in place with respect to the Discovery Business Center Mortgage Loan. The Discovery Business Center Mortgage Loan has springing cash management upon the commencement of a Cash Trap Period (defined below). Also during a Cash Trap Period, the Discovery Business Center Borrower will be required to deposit all excess cash, capped at $4,425,000 (provided no event of default is in existence), with respect to the Discovery Business Center Mortgage Loan to an account to be held by the lender as additional security for the Discovery Business Center Mortgage Loan.

A “Cash Trap Period” will generally commence upon the earlier of an event of default and the date upon which the debt service coverage ratio is less than 1.10x. A Cash Trap Period will generally end upon, as applicable, the cure of the related event of default or the date upon which the debt service coverage ratio is equal to or greater than 1.15x for two consecutive calendar quarters (provided that no event of default then exists).

Property Management. The Discovery Business Center Property is subject to a management agreement with The Irvine Company LLC, an affiliate of the Discovery Business Center Mortgage Loan sponsor. The Irvine Company LLC owns and operates 500 office properties, 129 apartment communities, 41 retail properties and several resorts.

Additional Secured Indebtedness (not including trade debts).

The Discovery Business Center Loan Pair was originated by or on behalf of Bank of America, N.A. on November 6, 2014 and is evidenced by two pari passu notes, secured by the Discovery Business Center Property, with a combined original principal balance of $170,000,000. Note A-1 had an original principal balance of $110,000,000 and evidences the Discovery Business Center Mortgage Loan. Note A-2 had an original principal balance of $60,000,000 and evidences the Discovery Business Center serviced companion loan. Note A-1 will be included in the securitization trust for MSBAM 2015-C20 and Note A-2 is expected to be contributed to a future securitization trust.

The Discovery Business Center Mortgage Loan accrues interest at the same rate as the pari passu Discovery Business Center serviced companion loan, which is secured by Note A-2, and is entitled to payments of interest and principal on a pro rata and pari passu basis with the Discovery Business Center serviced companion loan, as and to the extent described under “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs—The Discovery Business Center Loan Pair” in the Free Writing Prospectus. The holders of the Discovery Business Center Mortgage Loan and the Discovery Business Center serviced companion loan have entered into an agreement among note holders which sets forth the allocation of collections on the Discovery Business Center Loan Pair. The Discovery Business Center Loan Pair will be serviced pursuant to terms of the MSBAM 2015-C20 pooling and servicing agreement. See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs—The Discovery Business Center Loan Pair” in the Free Writing Prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property.  Not permitted.

Terrorism Insurance.  Generally, the Discovery Business Center Borrower is required pursuant to the Discovery Business Center Mortgage Loan documents to maintain (or cause to be maintained) insurance against loss for acts of terrorism with respect to the Discovery Business Center Property, including subject to certain requirements set forth in the Discovery Business Center Mortgage Loan documents through a licensed captive insurance company which is an affiliate of Discovery Business Center Mortgage Loan sponsor (a “Captive Insurer”) provided, that if the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Authorization Act of 2007 (as the same may be further modified, amended, or extended) is not in full force and effect, the Discovery Business Center Borrower will be required to carry terrorism insurance in an amount at least equal to the lesser of (a) the outstanding principal balance of the Discovery Business Center Mortgage Loan (provided such policy contains a waiver of coinsurance) and (b) the sum of the business interruption insurance for 24 months for the Discovery Business Center Property plus the full replacement cost; however, in such event, the Discovery Business Center Borrower will not be required to spend in excess of two times the annual amount of the total insurance premium that is payable as of the origination date of the Discovery Business Center Mortgage Loan, subject to annual consumer price index adjustments, with respect to the business interruption insurance required under the Discovery Business Center Mortgage Loan documents plus the full replacement cost (without giving effect to the cost of the terrorism, named storm and earthquake components of such all-risk and business interruption insurance policies) per year on such terrorism insurance coverage.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C20	Orlando Maitland Office Portfolio

Mortgage Loan No. 2 – Orlando Maitland Office Portfolio

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C20	Orlando Maitland Office Portfolio

Mortgage Loan No. 2 – Orlando Maitland Office Portfolio

Orlando Maitland Office Portfolio
1 Summit Park III Orlando, FL
2 Summit Park II Orlando, FL
3 Summit Park I Orlando, FL
4 1901 Summit Tower Orlando, FL
Lake Mary
Sanford
Orlando Sanford International Airport
Lake Jessup
Wekiwa Springs State Park
Wekiwa Springs
Longwood
Winter Springs
SEMINOLE COUNTY
Forest City
Casselberry
Oviedo
Altamonte Springs
Lockhart
Maitland
Winter Park
Fairview Shores
Rollins College
ORANGE COUNTY
University of Central Florida
Pine Hills
ORLANDO
Downtown
Orlo Vista
Azalea Park
Orlando Executive Airport
East-West Expwy
Conway
Belle Isle
Orlando International Airport
Pine Castle
Sky Lake
Universal Studios Florida
Walt Disney World Resort Complex 7 miles
Martin Andersen Beachline Expwy
Florida's Turnpike
SUNRAIL

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C20	Orlando Maitland Office Portfolio

Mortgage Loan No. 2 – Orlando Maitland Office Portfolio

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Portfolio
Original Balance:	$84,000,000			Location:	Orlando, FL 32810
Cut-off Date Balance:	$84,000,000			General Property Type:	Office
% of Initial Pool Balance:	7.3%			Detailed Property Type:	Suburban
Loan Purpose:	Acquisition			Title Vesting:	Fee
Sponsor:	Michael Klein; EK 2013 Family Trust			Year Built/Renovated:	Various/Various
Mortgage Rate:	4.380%			Size(2):	588,678 SF
Note Date:	12/16/2014			Cut-off Date Balance per Unit:	$143
First Payment Date:	2/1/2015			Maturity Date Balance per Unit:	$105
Maturity Date:	1/1/2025			Property Manager:	Hines Interests Limited Partnership
Original Term to Maturity:	120 months			Underwriting and Financial Information
Original Amortization Term:	300 months			UW NOI:	$8,508,964
IO Period:	0 months			UW NOI Debt Yield:	10.1%
Seasoning:	0 months			UW NOI Debt Yield at Maturity:	13.8%
Prepayment Provisions:	LO (24); YM1 (92); O (4)			UW NCF DSCR:	1.35x
Lockbox/Cash Mgmt Status:	Hard/Springing			Most Recent NOI:	$9,259,485 (12/31/2013)
Additional Debt Type:	N/A			2nd Most Recent NOI:	$9,269,029 (12/31/2012)
Additional Debt Balance:	N/A			3rd Most Recent NOI:	$9,037,906 (12/31/2011)
Future Debt Permitted (Type):	No (N/A)			Most Recent Occupancy(2):	95.8% (11/21/2014)
Reserves(1)				2nd Most Recent Occupancy:	98.9% (12/31/2013)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	98.9% (12/31/2012)
RE Tax:	$185,804	$92,902	N/A	Appraised Value (as of):	$118,000,000 (10/27/2014)
Insurance:	$69,031	$34,515	N/A	Cut-off Date LTV Ratio:	71.2%
Recurring Replacements:	$0	$12,264	N/A	Maturity Date LTV Ratio:	52.2%
TI/LC:	$1,500,000	$295,000	$2,500,000
Other:	$3,447,904	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$84,000,000	66.6%	Purchase Price:	$116,750,000	92.5%
Borrower New Equity:	$42,156,432	33.4%	Escrows:	$5,202,739	4.1%
			Closing Costs:	$4,203,693	3.3%
Total Sources:	$126,156,432	100.0%	Total Uses:	$126,156,432	100.0%

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements.
(2)	Includes 1,335 SF occupied by a fitness center in Summit Park III, provided as a building amenity for which no rent is collected. The fitness center is excluded from occupancy calculations.

The Mortgage Loan.

The second largest mortgage loan (the “Orlando Maitland Office Portfolio Mortgage Loan”) is secured by a first mortgage encumbering four suburban office buildings known as the Orlando Maitland Office Portfolio (the “Orlando Maitland Office Portfolio Property”) located in Orlando, Florida.

The Borrower and Sponsor. The borrower is Mikeone EK Maitland Summit, LLC, a Delaware limited liability company (the “Orlando Maitland Office Portfolio Borrower”), with two independent directors.

Equity ownership in the Orlando Maitland Office Portfolio Borrower is held indirectly by Michael Klein (50%) and EK 2013 Family Trust (50%), together the Orlando Maitland Office Portfolio Mortgage Loan sponsor and nonrecourse carve-out guarantor.

Michael Klein is a Brazilian businessman who currently appears on Forbes Billionaires list. He is the chairman and largest individual shareholder of Via Varejo, a retail operation that went public in 2013 in the second largest IPO in Brazil that year, valuing the company at $12.9 billion.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C20	Orlando Maitland Office Portfolio

The Property.  The Orlando Maitland Office Portfolio Property consists of four office buildings totaling  588,678 SF, located in Maitland, Florida, approximately six miles north of the Orlando central business district via Interstate 4, and approximately 30 miles north of the Orlando International Airport. The Orlando Maitland Office Portfolio Property is located within the Maitland Center business park, clustered around Lake Lucien. The Maitland Center business park comprises 190 acres of land containing 46 office buildings, convenience stores, restaurants, hotels, the RDV Sportsplex, apartment communities and a little league park. The area has approximately 400 businesses employing 12,000 people.

Property Summary
Property	Address	Size (SF) (1)	Occ. %(1)	Allocated Cut-off Date Loan Amount	% of Allocated Loan Amount	Year Built/ Renovated	Appraised Value	Cut-off Date LTV	UW DSCR
Summit Park III	2001 Summit Park Drive	211,236	99.4%	$31,749,000	37.8%	2009/N/A	$44,600,000	71.2%	1.47x
Summit Park II	1958 Summit Drive	128,934	100.0%	$20,822,000	24.8%	1996/2014	$28,300,000	73.6%	1.30x
Summit Park I	1950 Summit Drive	128,240	100.0%	$20,822,000	24.8%	1992/N/A	$30,200,000	68.9%	1.30x
Summit Tower	1901 Summit Tower Boulevard	120,268	79.6%	$10,607,000	12.6%	1998/N/A	$14,900,000	71.2%	1.16x
Total/Wtd. Avg.		588,678	95.6%	$84,000,000	100.0%		$118,000,000	71.2%	1.35x

(1)	Includes 1,335 SF occupied by a fitness center at Summit Park III, provided as a building amenity for which no rent is collected. The fitness center is excluded from occupancy calculations.

Summit Park III is a seven-story Class “A” office building containing 211,236 SF that was built in 2009 and as of November 21, 2014 was 100% occupied by three tenants.

Summit Park II is a six-story Class “A” office building containing 128,934 SF that was built in 1996 and renovated in 2014 and as of November 21, 2014 was 100% occupied by a single tenant: Charles Schwab.

Summit Park I is a six-story Class “A” office building containing 128,240 SF that was built in 1992 and as of November 21, 2014 was 100% occupied by a single tenant: Electronic Arts - Tiburon.

Summit Tower is a four-story Class “A” office building containing 120,268 SF that was built in 1998 and as of November 21, 2014 was 79.6% occupied by two tenants: Staples and FedEx.

Amenities at the Orlando Maitland Office Portfolio vary across the buildings but include a fitness center and cafeteria plus a total of 2,833 parking spaces.

Major Tenants.

Metavante (198,139 SF, 33.7% of NRA, 36.2% of underwritten base rent). Metavante occupies 198,139 SF at Summit Park III under two leases expiring November 30, 2019, each with two five-year extension options and a one-time termination option effective November 30, 2016 for the entire space, or for a portion of the occupied space being either the third, fourth, fifth, or sixth floor, or any two contiguous floors, upon 12 months’ notice and payment of a termination fee equal to the unamortized amount of the broker fees and tenant allowances for the space being terminated. The leases provide for an average annual base rent of $18.37 PSF with 3% annual increases. Originally, a banking and payment technology provider, Metavante was acquired in 2009 by Fidelity National Information Services (NYSE: FIS) (“FIS”), positioning the combined company as the largest technology provider to the global financial industry. FIS is a Fortune 500 company that employs more than 39,000 people worldwide, and serves more than 14,000 organizations in over 110 countries. FIS was ranked No. 1 on the FinTech 100 list in 2011, 2012 and 2013. FIS had 2013 revenues of approximately $6.1 billion and adjusted net earnings from operations of $831 million. FIS is rated “Baa3” by Moody’s and “BBB” by S&P and Fitch.

Charles Schwab (128,934 SF, 21.9% of NRA, 20.1% of underwritten base rent). Charles Schwab (NYSE: SCHW) occupies the entire 128,934 SF at Summit Park II under a lease expiring July 31, 2020, with two five-year renewal options and the right of first refusal with respect to any sale of Summit Park II, provided that such right is subordinate to the lien of the related mortgage and does not apply in the case of a foreclosure sale or deed-in-lieu foreclosure. The lease provides for a termination right on a maximum of two floors at any time through July 2015 and on a maximum of three floors after August 2015, or after June 2017 on the entire space with 12 months’ notice and payment of termination fees equal to the unamortized amount of tenant improvements, leasing commissions and free rent on the space terminated. The lease provides for a current annual base rental rate of $15.70 PSF. Charles Schwab serves individual investors, investment advisors and employers through securities brokerage, banking, money management and financial advisory services. As of December 31, 2013, Charles Schwab had approximately $2.25 trillion in client assets, 9.1 million active brokerage accounts, 1.3 million corporate retirement plan participants and 916,000 banking accounts. Charles Schwab had Q3 2014 year to date net income of approximately $971 million. Charles Schwab is rated “A2” by Moody’s and “A” by S&P and Fitch.

Electronic Arts - Tiburon (128,240 SF, 21.8% of NRA, 20.7% of underwritten base rent). Electronic Arts - Tiburon (NASDAQ: EA) (“EA”) occupies the entire 128,240 SF at Summit Park I under a lease expiring October 31, 2025 with two five-year renewal options. The lease provides for a one-time termination option for its sixth-floor space effective March 1, 2017 with nine months’ notice and payment of a termination fee equal to $625,000 and a one-time termination option for the entire lease effective October 31, 2021 (or effective October 31, 2022 if the partial termination option has been exercised) with a minimum of nine months’ notice and payment of a termination fee equal to $1,850,000. The lease provides for a current annual base rental rate of $16.20 PSF increasing to $16.60 PSF effective November 1, 2015. EA also sublets 12,590 SF from Metavante on the third floor of Summit Park III on a lease expiring March 31, 2017. EA develops, publishes and distributes branded interactive entertainment software worldwide for video game consoles, personal computers, and handheld and mobile devices. EA had 2014 revenues of approximately $4.0 billion and employs 8,300 people.

Staples (57,818 SF, 9.8% of NRA, 12.1% of underwritten base rent). Staples (NASDAQ: SPLS) occupies 57,818 SF at Summit Tower under a lease expiring May 31, 2016 with three five-year renewal options. The lease provides for a current annual base rental rate of $20.72 PSF, increasing to $21.08 PSF effective June, 2015. Staples is the world’s largest office products company and second largest internet retailer. Its North American Stores & Online division includes 1,800 retail stores, an online store, mobile application and custom print locations, its North American Commercial division is the world’s largest office products business-to-business delivery operation, and its International Operations division serves customers in 25 countries. Staples had Q3 2014 sales of approximately $6.0 billion and net income from operations of $217 million. Staples is rated “Baa2” by Moody’s and “BBB-” by S&P and Fitch.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C20	Orlando Maitland Office Portfolio

FedEx (37,940 SF, 6.4% of NRA, 7.7% of underwritten base rent). FedEx (NYSE: FDX) occupies 37,940 SF at Summit Tower under a lease expiring January 31, 2019 with two five-year renewal options. The lease provides for a current annual base rental rate of $20.00 PSF, increasing to $20.45 PSF effective February 2015. FedEx provides transportation, e-commerce and business services, with an average daily volume of over 10.5 million shipments. FedEx services more than 220 countries and territories with 656 aircraft and over 100,000 motorized delivery vehicles. FedEx employs over 300,000 people and had 2014 revenues of approximately $45.6 billion. FedEx is rated “Baa1” by Moody’s and “BBB” by S&P.

The following table presents a summary regarding the tenants at the Orlando Maitland Office Portfolio Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF(3)	Lease Expiration
Metavante(4)	BBB/Baa3/BBB	198,139	34%	$3,639,813	36%	$18.37	11/30/2019
Charles Schwab	A/A2/A	128,934	22%	$2,023,653	20%	$15.70	7/31/2020
Electronic Arts - Tiburon(4)	NR/NR/NR	128,240	22%	$2,077,488	21%	$16.20	10/31/2025
Staples	BBB-/Baa2/BBB-	57,818	10%	$1,218,803	12%	$21.08	5/31/2016
FedEx	NR/Baa1/BBB	37,940	6%	$775,873	8%	$20.45	1/31/2019
ZRS Management		9,214	2%	$280,002	3%	$30.39	10/31/2015
Nature’s Table		2,548	0%	$28,690	0%	$11.26	5/31/2016
Vacant Space(5)		25,845	4%	$0	0%	$0.00
Total/Wtd. Avg.		588,678	100%	$10,044,322	100%	$17.85

(1)	Information is based on the underwritten rent roll.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Wtd. Avg. Annual UW Base Rent PSF excludes vacant space.
(4)	Electronic Arts-Tiburon subleases 12,590 SF from Metavante in Summit Park III.
(5)	Vacant Space includes 1,335 SF occupied by a fitness center in Summit Park III, provided as a building amenity for which no rent is collected.

The following table presents certain information relating to the lease rollover at the Orlando Maitland Office Portfolio Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Base Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Base Rent Rolling	Approx. % of Total UW Base Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling
2015	1	9,214	$30.39	2%	2%	$280,002	3%	3%
2016	2	60,366	$20.67	10%	12%	$1,247,493	12%	15%
2017	0	0	$0.00	0%	12%	$0	0%	15%
2018	0	0	$0.00	0%	12%	$0	0%	15%
2019	2	236,079	$18.70	40%	52%	$4,415,686	44%	59%
2020	1	128,934	$15.70	22%	74%	$2,023,653	20%	79%
2021	0	0	$0.00	0%	74%	$0	0%	79%
2022	0	0	$0.00	0%	74%	$0	0%	79%
2023	0	0	$0.00	0%	74%	$0	0%	79%
2024	0	0	$0.00	0%	74%	$0	0%	79%
2025	1	128,240	$16.20	22%	96%	$2,077,488	21%	100%
Vacant Space(4)	0	25,845	$0.00	4%	100%	$0	0%	100%
Total/Wtd. Avg.	7	588,678	$17.85	100%		$10,044,322	100%

(1)	Information is based on the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.
(3)	Wtd. Avg. Annual UW Base Rent PSF Rolling excludes vacant space.
(4)	Vacant Space includes 1,335 SF occupied by a fitness center in Summit Park III, provided as a building amenity for which no rent is collected.

The Market.

The Orlando Maitland Office Portfolio Property is located within the Maitland submarket of the Orlando-Kissimmee metropolitan statistical area (the “Orlando MSA”). The Orlando MSA is the third largest in the state of Florida and 26th largest in the country. July 2014 statistics show that the Orlando MSA was the second fastest region in employment growth in the State, adding 33,200 jobs from July 2013 to July 2014. The increase in jobs is drawing more residents to Orlando, reflected by the 2.3% annual rate of population growth from 2003 to 2013. The Orlando MSA’s gross metro product experienced an annualized average growth rate of 2.1% between 2003 and 2013, reaching $109.8 billion, which outpaced the national growth rate of 1.7%.

The Orlando MSA contains approximately 37.3 million SF of office space distributed among the Orlando central business district, containing approximately 7.2 million SF, and its 11 suburban submarkets. Maitland contains approximately 5.8 million SF of office space, making it the Orlando MSA’s largest suburban submarket, and has a vacancy rate of approximately 23.2% and Class “A” average rents of $19.65 PSF. The Orlando MSA office market is primarily driven by the professional and business services sector and is supported by employment growth in the hospitality services, education and healthcare industries. Supply is limited with no new construction in the Orlando MSA.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C20	Orlando Maitland Office Portfolio

Properties comparable to the Orlando Maitland Office Portfolio Property are shown in the chart below:

Comparable Properties Summary
Property	Address	Distance	Occupancy	Total NRA (SF)	Year Built/ Renovated	Annual Asking Rent PSF
Pembrook Commons	1800 Pembrook Drive Maitland, FL	1.0 mile	95%	115,714	1998/2000	$21.00 FSG
Maitland Promenade I	485 North Keller Road Maitland, FL	1.0 mile	76%	229,505	1999/NA	$23.00 FSG
Southpoint Executive Center	151 Southhall Lane Maitland, FL	1.5 miles	93%	137,000	1990/NA	$20.00 FSG
Maitland Promenade II	495 North Keller Road Maitland, FL	1.1 miles	96%	230,366	2001/NA	$18.50 FSG
Southpark Center	9310 Southpark Center Loop Orlando, FL	18.1 miles	0%	112,331	2007/NA	$22.50 FSG

Source: Appraisal

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Orlando Maitland Office Portfolio Property:

Cash Flow Analysis

	2010	2011	2012	2013	8/31/2014 T-8 Ann.	UW	UW PSF
Base Rent	N/A	$9,198,006	$9,240,668	$9,240,935	$9,168,720	$10,545,062	$17.91
Reimbursements	N/A	$3,659,014	$4,029,233	$3,879,730	$3,551,465	$3,537,814	$6.01
Less Vacancy & Credit Loss	N/A	$0	$0	$0	$0	($1,018,804)	(7.2%)
Effective Gross Income	N/A	$12,857,020	$13,269,901	$13,120,665	$12,720,185	$13,064,072	$22.19
Total Operating Expenses	N/A	$3,819,114	$4,000,872	$3,861,180	$3,720,911	$4,555,108	$7.74
Net Operating Income	N/A	$9,037,906	$9,269,029	$9,259,485	$8,999,274	$8,508,964	$14.45
TI/LC	N/A	$0	$0	$0	$0	$915,269	$1.55
Capital Expenditures	N/A	$0	$0	$0	$0	$147,176	$0.25
Net Cash Flow	N/A	$9,037,906	$9,269,029	$9,259,485	$8,999,274	$7,446,519	$12.65

Occupancy %(1)	N/A	98.9%	98.9%	98.9%	95.6%	98.9%
NOI DSCR	N/A	1.63x	1.67x	1.67x	1.63x	1.54x
NCF DSCR	N/A	1.63x	1.67x	1.67x	1.63x	1.35x
NOI Debt Yield	N/A	10.8%	11.0%	11.0%	10.7%	10.1%
NCF Debt Yield	N/A	10.8%	11.0%	11.0%	10.7%	8.9%

(1)	Includes 1,335 SF occupied by a fitness center at Summit Park III, provided as a building amenity for which no rent is collected. The fitness center is excluded from occupancy calculations.

Escrows and Reserves.  The Orlando Maitland Office Portfolio Borrower deposited $254,835 at closing for tax and insurance reserves and is required to deposit monthly (i) 1/12 of the estimated taxes, (ii) 1/12 of the estimated insurance premiums (unless the Orlando Maitland Office Portfolio Property is covered under a “blanket policy” acceptable to the lender) and (iii) $12,264 for replacement reserves. The Orlando Maitland Office Portfolio Borrower also deposited at closing $1,500,000 for TI/LC reserves and is required to deposit $295,000 monthly as additional TI/LC reserves, capped at $2,500,000. Additionally, the Orlando Maitland Portfolio Borrower deposited at closing $3,447,904 as an Unfunded Obligations Reserve attributed to the tenants Electronic Arts-Tiburon, Charles Schwab and Metavante, which will be released provided no event of default is continuing and subject to among other requirements the satisfaction and payment of all tenant allowances, tenant improvements and leasing commissions associated with the applicable leases.

Lockbox and Cash Management.

A hard lockbox is in place with respect to the Orlando Maitland Office Portfolio Mortgage Loan. The Orlando Maitland Office Portfolio Mortgage Loan has springing cash management upon the commencement of a Cash Sweep Period (defined below). Also during a Cash Sweep Period, the Orlando Maitland Office Portfolio Borrower will be required to deposit all excess cash with respect to the Orlando Maitland Office Portfolio Mortgage Loan to an account to be held by the lender as additional security for Orlando Maitland Office Portfolio Mortgage Loan.

A “Cash Sweep Period” will generally commence upon the earlier of (i) an event of default, (ii) the date upon which the debt service coverage ratio is less than 1.10x on a trailing six month period for two consecutive quarters, (iii) the date upon which a Major Tenant (as defined below) (a) vacates, terminates, gives notice of its intent to vacate or terminate, (b) fails to renew its lease, (c) defaults in rent or (d) is involved in bankruptcy, or (iv) the date that is six months prior to the Major Tenant lease expiration. A Cash Sweep Period will generally end upon, as applicable, (i) the cure of the related event of default, (ii) the date upon which the debt service coverage ratio is equal to or greater than 1.25x on a trailing six month period for two consecutive calendar quarters, (iii) the date upon which the Major Tenant whose actions have triggered the Cash Sweep Period renews its lease or is replaced by an acceptable tenant, cures its default, or has its lease affirmed in bankruptcy, as applicable.

A “Major Tenant” means any tenant at an individual property that either (i) accounts for 10% of the rental income, (ii) demises 50,000 SF or more, (iii) has an offer of first refusal or (iv) is an affiliate of the Orlando Maitland Office Portfolio Borrower or sponsor.

Property Management. The Orlando Maitland Office Portfolio Property is subject to a management agreement with Hines Interests Limited Partnership (“Hines”). Founded in 1957, Hines is a privately owned, international real estate firm involved in real estate investment, development and property

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C20	Orlando Maitland Office Portfolio

management. Currently, Hines manages 391 properties totaling 161 million SF, which includes 89.1 million SF for third parties. Hines has controlled assets valued at approximately $28.2 billion and a presence in more than 115 countries worldwide, including offices in 18 countries and U.S. regional offices in 73 cities.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property.  Not permitted.

Terrorism Insurance.  The Orlando Maitland Office Portfolio Borrower is required to obtain and maintain property insurance, public liability insurance and rental loss and/or business interruption insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C20	VA Office Portfolio

Mortgage Loan No. 3 – VA Office Portfolio

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C20	VA Office Portfolio

Mortgage Loan No. 3 – VA Office Portfolio

VA Office Portfolio
1 McLean Hilton Office McLean, VA
2 Reston Sunrise Reston, VA
3 Flint Hill Centre Fairfax, VA
MARYLAND
MONTGOMERY COUNTY
Potomac River
VIRGINIA
Seneca Creek State Park
Bretton Woods Golf Course
Algonkian Golf Course
Lowes Island Club
Algonkian Regional Park
Northern Virginia Regional Park
Howard Hughes Medical Institute-Janelia Farm Research Campus
George Washington Univ. Virginia Campus
Countryside
Cascades Pkwy
Cascades Marketplace
Sugarland Run
Northern VA Comm. College Loudoun Campus
Beach Mill Rd
Ashburn
Dulles Town Center
Redskins Park
Gloucester Pkwy
Loudoun Co. Pkwy
Nokes Blvd
Leesburg Pike
Claude Moore Park
Potomac Run Plaza
Town Center at Sterling
Farmwell Rd
Dulles 28 Centre
LOUDOUN COUNTY
Sterling
Sterling Blvd
Utterback Store Rd
Great Falls
Georgetown
Sugarland Run Stream Valley Park
Herndon Centennial Golf Course
Herndon Pkwy
Sterling Rd
Route 606
Dulles Toll Road
(Under Construction)
Metro
Route 28
Silver Line
Herndon
Herndon Centre
Fairfax Co. Pkwy
Wiehle Ave
Reston Hospital Center
Reston Town Center
Herndon-Monroe
Reston Parkway
Lake Fairfax Park
Metro Silver Line
Wiehle Avenue
Village Center at Dulles
Dulles
US Geological Survey
Reston National Golf Course
Washington Dulles International Airport
RESTON
Lakes Dr
McLearen Rd
Fairfax County Pkwy
Reston Pkwy
Lawyers Rd
Difficult Run Stream Valley Park
Clarks Crossing Park
Wolf Trap
Wolf Trap Natl. Park for the Performing Arts
Chesapeake & Ohio Canal Natl. Historic Park
Old Dominion Dr
McLean
Washington, DC 12 miles
Tysons West
Tysons Galleria
Tysons Corner
Tysons Central 7
Tysons Central 123
Westwood Country Club
Pike 7 Plaza
Tysons Corner Center
Beulah Rd
Natl. Air and Space Museum/ Steven F. Udvar-Hazy Center
Sully Place
Cub Run Stream Valley Park
Willard Rd
Dulles Expo and Conference Center
Pleasant Valley Golf Course
Franklin Farm
International Country Club
Fox Mill Rd
FAIRFAX COUNTY
Hunter Mill Rd
Vienna
Maple Ave
Gallows Rd
Oakton
Cedar Ln
Nottoway Park
Chantilly
Inova Fair Oaks Hospital
Stringfellow Rd
Penderbrook Golf Club
Lee Jackson Hwy
Tattersall Park
Blake Ln
Lee Hwy
Merrifield
Arlington Blvd
Ellanor C. Lawrence Park
Fair Oaks Mall
Fair Oaks
Fairfax
Old Lee Hwy
Army Navy Country Club-Fairfax
Capital Beltway
Inova Fairfax Hospital
Centreville
Cub Run Park
Stone Rd
Lee Hwy
Little River Tpke
Old Town Fairfax
Annandale
Braddock Rd
George Mason University
Germantown
Montgomery Village
Olney
Columbia
Gaithersburg
Leesburg
Rockville
Aspen Hill
Wheaton
Laurel
Beltsville
Greenbelt
North Bethesda
Silver Spring
Potomac
Bethesda
Takoma Park
Hyattsville
Landover
Great Falls
Herndon
McLean
Wolf Trap
Tysons Corner
WASHINGTON, DC
Vienna
Falls Church
Oakton
ARLINGTON
Largo
Suitland
Chantilly
Centreville
Fairfax
Annandale
Hillcrest Heights
Upper Marlboro
ALEXANDRIA
Burke
Camp Springs
Springfield
Franconia
Clinton
Manassas
Mount Vernon
Nokesville
Lorton
Brandywine
Woodbridge
Dale City
Waldorf
St. Charles

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C20	VA Office Portfolio

Mortgage Loan No. 3 – VA Office Portfolio

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Portfolio
Original Balance:	$49,000,000			Location:	Various, VA
Cut-off Date Balance:	$49,000,000			General Property Type:	Office
% of Initial Pool Balance:	4.3%			Detailed Property Type:	Suburban
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Cow Holdings Limited			Year Built/Renovated:	Various/N/A
Mortgage Rate:	4.505%			Size:	344,220 SF
Note Date:	10/31/2014			Cut-off Date Balance per Unit:	$142
First Payment Date:	12/1/2014			Maturity Date Balance per Unit:	$134
Maturity Date:	11/1/2019			Property Manager:	Various
Original Term to Maturity:	60 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	12 months			UW NOI:	$4,513,767
Seasoning:	2 months			UW NOI Debt Yield:	9.2%
Prepayment Provisions:	LO (24); YM1 (29); O (7)			UW NOI Debt Yield at Maturity:	9.8%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR:	1.41x
Additional Debt Type:	Mezzanine			Most Recent NOI:	$3,556,172 (10/31/2014 T-10 Ann.)
Additional Debt Balance:	$5,780,000			2nd Most Recent NOI:	$3,078,655 (12/31/2013)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$2,947,295 (12/31/2012)
				Most Recent Occupancy:	84.1% (10/14/2014)
Reserves(1)				2nd Most Recent Occupancy:	76.6% (12/31/2013)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	69.9% (12/31/2012)
RE Tax:	$396,261	$66,043	N/A	Appraised Value (as of):	$66,000,000 (9/30/2014)
Insurance:	$0	Springing	N/A	Cut-off Date LTV Ratio:	74.2%
TI/LC:	$1,184,904	$35,856	N/A	Maturity Date LTV Ratio:	70.1%
Recurring Replacements:	$100,000	$0	N/A
Other:	$518,432	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$49,000,000	89.4%	Loan Payoff:	$51,706,049	94.4%
Mezzanine Loan Amount:	$5,780,000	10.6%	Reserves	$2,199,597	4.0%
			Closing Costs:	$869,074	1.6%
			Return of Equity:	$5,280	0.0%
Total Sources:	$54,780,000	100.0%	Total Uses:	$54,780,000	100.0%

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

VA Office Portfolio Mortgage Loan.

The Mortgage Loan. The third largest mortgage loan (the “VA Office Portfolio Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $49,000,000, secured by a first priority fee mortgage encumbering three suburban office properties totaling 344,220 SF located in Fairfax, McLean and Reston, Virginia (the “VA Office Portfolio Properties”).

The Borrower and Sponsor. The borrowers are White Pearl Enterprises, LLC, Richtree Enterprises, LLC and Rim Pacific Investors Flint Hill, LLC (together, the “VA Office Portfolio Borrower”), each a Virginia limited liability company with at least one independent director. The equity ownership in the VA Office Portfolio Borrowers is indirectly, wholly owned by the loan sponsor, Cow Holdings Limited.

Cow Holdings Limited is wholly owned by the Walla Family, a major cigarette manufacturer in Indonesia, whose products are marketed under the brand name of Wismilak throughout Southeast Asia and Australia. Wismilak Inti Makmur produced approximately three billion sticks of hand-rolled kretek cigarettes, machine-made kretek cigarettes and cigars in 2013. Wismilak Inti Makmur has 18 branches, four stock points and 26 agents located on all major islands of Indonesia. Cow Holdings Limited has evolved into a holding company of fully owned real estate subsidiaries, owning assets including the VA Office Portfolio Properties as well as a partial interest in Marbeya Business Park, an office park in Las Vegas, NV.

The Properties. The VA Office Portfolio Properties consist of three suburban office properties totaling 344,220 SF located in Fairfax, McLean and Reston, Virginia.

The “Reston Sunrise Property” is an eight-story, 141,583 SF Class B suburban office building located in Reston, Virginia. The Reston Sunrise Property was built in 1985 on a 5.60-acre parcel along the south side of Sunrise Valley Drive between US Geological Survey Drive and Glade Drive in the Reston section of Fairfax County, Virginia approximately seven miles west of Washington Dulles International Airport and 15 miles west of Washington, D.C.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C20	VA Office Portfolio

central business district (“CBD”). Parking is provided for 509 vehicles (3.60 spaces per 1,000 SF) in surface lots. Access to the Reston Sunrise Property is provided primarily via the Dulles Toll Road (also known as Route 267). As of October 14, 2014, the Reston Sunrise Property was 80.0% leased to 22 tenants. The historical occupancy at the Reston Sunrise Property was 58.0% as of December 31, 2013, 60.2% as of December 31, 2012 and 54.3% as of December 31, 2011.

The “McLean Hilton Office Property” is an eight-story, 119,294 SF Class B suburban office building located in McLean, Virginia. The McLean Hilton Office Property was built in 1986 on a 5.03-acre parcel along the southeastern side of Jones Branch Drive just northeast of its intersection with Westpark Drive in the Tysons Corner section of Fairfax County, Virginia approximately one-half mile from the center of the Tysons Corner employment and retail center and 15 miles west of Washington, D.C.’s CBD. Parking is provided for 550 vehicles (4.61 spaces per 1,000 SF) in surface lots. Access to the McLean Hilton Office Property is primarily via the Dulles Toll Road (also known as Route 267) and Interstate-495 (also known as the Capital Beltway). As of October 14, 2014, the McLean Hilton Office Property was 88.4% leased to 12 tenants. The historical occupancy at the McLean Hilton Office Property was 97.0% as of December 31, 2013, 92.6% as of December 31, 2012 and 90.5% as of December 31, 2011.

The “Flint Hill Centre Property” is a six-story, 83,343 SF Class B suburban office building located in Fairfax, Virginia. The Flint Hill Centre Property was built in 1985 on a 3.53-acre parcel along southwest quadrant of the intersection of Jermantown Road and Chain Bridge Road in the Oakton section of Fairfax County, Virginia approximately one-half mile north of the Interstate 66 and Chain Bridge Road interchange and eight miles east of Washington Dulles International Airport. Parking is provided for 306 vehicles (3.67 spaces per 1,000 SF) in surface lots. As of October 14, 2014, the Flint Hill Centre Property was 87.8% leased to 12 tenants. The historical occupancy at the Flint Hill Centre Property was 79.0% as of December 31, 2013, 53.7% as of December 31, 2012 and 54.0% as of December 31, 2011.

The following table presents certain information relating to VA Office Portfolio Properties:

VA Office Portfolio Properties Summary
Building	Address	City	Allocated Cut-off Date Balance	% of Cut- off Date Balance	Year Built	Size (SF)	Occupancy(1)	Appraised Value	Cut-off Date LTV
Reston Sunrise	12355 Sunrise Valley Drive	Reston	$19,971,212	41%	1985	141,583	80.0%	$26,900,000	74.2%
McLean Hilton Office	7918 Jones Branch Drive	McLean	$17,521,212	36%	1986	119,294	88.4%	$23,600,000	74.2%
Flint Hill Centre	3050 Chain Bridge Road	Fairfax	$11,507,576	23%	1985	83,343	87.8%	$15,500,000	74.2%
Total/Wtd. Avg.			$49,000,000	100%		344,220	84.1%	$66,000,000	74.2%

(1)	Occupancy information is based on the rent roll dated October 14, 2014.

Reston Sunrise Property

Major Tenants.

hCentive, Inc. (39,666 SF, 28.0% of NRA, 37.5% of base underwritten rent). hCentive, Inc. leases 39,666 SF at the Reston Sunrise Property pursuant to five separate leases: one representing 22,073 SF expiring on November 30, 2018; one representing 5,435 SF expiring on July 31, 2016; one representing 4,358 SF expiring on May 31, 2019; one representing 4,240 SF expiring October 31, 2017; and one representing 3,560 SF expiring July 31, 2016. The leases provide for a weighted average base annual rental rate of $25.88 PSF. Founded in 2009 and headquartered at the Reston Sunrise Property, hCentive, Inc. is a software developer specializing in cloud-based products for health insurers and state health agencies. hCentive is involved in the development of state and private health marketplaces for state organizations, health insurance providers, companies and third party administrators.

Alliance Structural Engineers, Inc. (8,662 SF, 6.1% of NRA, 8.4% of base underwritten rent). Alliance Structural Engineers, Inc. occupies 8,662 SF at the Reston Sunrise Property under a lease expiring on October 31, 2017 with one five-year renewal option. The lease provides for a base annual rental rate of $26.39 PSF. Founded in 1995, Alliance Structural Engineers, Inc. has engineers licensed in multiple states and registered with the National Council of Examiners for Engineering and Surveying and employs over 30 employees.

Heart +Mind Strategies, LLC (7,477 SF; 5.3% of NRA, 6.8% of base underwritten rent). Heart +Mind Strategies, LLC occupies 7,477 SF at Reston Sunrise Property under a lease expiring on October 31, 2017 with one five-year renewal option. The lease provides for a base annual rental rate of $24.72 PSF. Headquartered at Reston Sunrise Property, Heart +Mind Strategies is a values-based research, brand and communications strategy consultancy. Heart +Mind Strategies, LLC has extensive experience of marketing and brand engagements with Fortune 500 clients, working with some clients for more than 20 years. Heart +Mind Strategies, LLC specializes in brand management, reputation management, communications strategy, employee research, competitive intelligence and strategic planning, regional visioning, healthcare research and political and referendum campaigns.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C20	VA Office Portfolio

The following table presents a summary regarding major tenants at the Reston Sunrise Property:

Reston Sunrise Property Tenant Summary(1)

Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF)	Lease Expiration
Major Tenants
hCentive, Inc.	NR/NR/NR	39,666	28%	$1,026,605	38%	$25.88	Various
Alliance Structural Engineers, Inc.	NR/NR/NR	8,662	6%	$228,552	8%	$26.39	10/31/2017
Heart +Mind Strategies, LLC	NR/NR/NR	7,477	5%	$184,831	7%	$24.72	10/31/2017
Subtotal/Wtd. Avg.		55,805	39%	$1,439,988	53%	$25.80

Other Tenants		53,045	37%	$1,295,392	47%	$24.42
Vacant Space		32,733	23%	$0	0%	$0.00
Total/Wtd. Avg.(3)		141,583	100%	$2,735,380	100%	$25.13

(1)	Information is based on the underwritten rent roll.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

The following table presents certain information relating to the lease rollover at the Reston Sunrise Property:

Reston Sunrise Property Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling
MTM	6	14,310	$21.14	10%	10%	$302,456	11%	11%
2015	2	1,408	$3.46	1%	11%	$4,869	0%	11%
2016	5	18,715	$26.42	13%	24%	$494,358	18%	29%
2017	7	39,357	$25.90	28%	52%	$1,019,321	37%	67%
2018	3	25,096	$25.53	18%	70%	$640,622	23%	90%
2019	2	7,031	$26.36	5%	75%	$185,350	7%	97%
2020	1	2,933	$30.14	2%	77%	$88,404	3%	100%
Vacant	0	32,733	$0.00	23%	100%	$0	0%
Total/Wtd. Avg.	26	141,583	$25.13	100%		$2,735,380	100%

(1)	Information is based on the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

McLean Hilton Office Property

Major Tenants.

FNH, USA (18,077 SF, 15.2% of NRA, 18.0% of base underwritten rent). FNH, USA leases 18,077 SF at the McLean Hilton Office Property under a lease expiring on August 31, 2018, with one five-year renewal option. The lease provides for a base annual rental rate of $28.84 PSF. Founded in 1998 and headquartered at the McLean Hilton Office Property, FNH, USA sells and markets firearms to the United States military, law enforcement agencies and commercial markets in the United States. FNH, USA provides handguns, shotguns, rifles, auto loading rifles, carbines and competition products and offers its products through dealers and an online store. FNH, USA operates as a subsidiary of FN Herstal, S.A., which is owned by The Herstal Group, both headquartered in Herstal, Belgium.

SCI Consulting, Inc. (16,925 SF, 14.2% of NRA, 15.8% of base underwritten rent). SCI Consulting, Inc. (“SCI”) occupies a total of 16,925 SF at the McLean Hilton Office Property under a lease expiring on March 31, 2018 with one five-year renewal option. The lease provides for a base annual rental rate of $27.05 PSF. Founded in 1983 and headquartered at the McLean Hilton Office Property, SCI is a federal information technology services company, primarily engaged in providing advanced information technology applications and management systems support as well as business and infrastructure management services. Partnerships include contracts awarded to SCI by the Department of Homeland Security, Environmental Protection Agency, Department of Energy, Veterans Health Administration, General Services Administration, Department of Education, U.S. Navy, U.S. Army Corps of Engineers, U.S. Geological Survey and the Corporation for National & Community Service.

Coulter Companies (16,925 SF; 14.2% of NRA, 15.8% of base underwritten rent). Coulter Companies occupies 16,925 SF at the McLean Hilton Office Property under a lease expiring on March 31, 2020. The lease provides for a base annual rental rate of $27.00 PSF. Founded in 1989 and headquartered at the McLean Hilton Office Property, Coulter Companies works with nonprofit organization clients to increase their market relevance and brand power through innovative marketing events and experiences in the areas of culinary, fashion, automotive, sports and entertainment.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C20	VA Office Portfolio

The following table presents a summary regarding major tenants at the McLean Hilton Office Property:

McLean Hilton Office Property Tenant Summary(1)

Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF)	Lease Expiration
Major Tenants
FNH, USA	NR/NR/NR	18,077	15%	$521,341	18%	$28.84	8/31/2018
SCI Consulting, Inc.	NR/NR/NR	16,925	14%	$457,882	16%	$27.05	3/31/2018
Coulter Companies	NR/NR/NR	16,925	14%	$456,975	16%	$27.00	3/31/2020
Subtotal/Wtd. Avg.		51,927	44%	$1,436,198	50%	$27.66

Other Tenants		51,086	43%	$1,456,304	50%	$28.51
Vacant Space		16,281	14%	$0	0%	$0.00
Total/Wtd. Avg.(3)		119,294	100%	$2,892,502	100%	$28.08

(1)	Information is based on the underwritten rent roll.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

The following table presents certain information relating to the lease rollover at the McLean Hilton Office Property:

McLean Hilton Office Property Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling
2015	0	0	$0.00	0%	0%	$0	0%	0%
2016	1	2,827	$30.09	2%	2%	$85,078	3%	3%
2017	3	17,766	$29.59	15%	17%	$525,610	18%	21%
2018	3	39,512	$28.19	33%	50%	$1,113,738	39%	60%
2019	1	8,591	$28.26	7%	58%	$242,749	8%	68%
2020	3	28,797	$26.70	24%	82%	$768,973	27%	95%
2021	0	0	$0.00	0%	82%	$0	0%	95%
2022	0	0	$0.00	0%	82%	$0	0%	95%
2023	0	0	$0.00	0%	82%	$0	0%	95%
2024	0	0	$0.00	0%	82%	$0	0%	95%
2025 & Beyond	1	5,520	$28.33	5%	86%	$156,354	5%	100%
Vacant	0	16,281	$0.00	14%	100%	$0	0%
Total/Wtd. Avg.	12	119,294	$28.08	100%		$2,892,502	100%

(1)	Information is based on the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

Flint Hill Centre Property

Major Tenants.

Azure Summit Technology (22,031 SF, 26.4% of NRA, 31.5% of base underwritten rent). Azure Summit Technology leases 22,031 SF at the Flint Hill Centre Property under a lease expiring on August 31, 2018, with one, three-year renewal option. Azure Summit Technology has a one-time termination option with respect to a 14,098 SF portion of the sixth floor space effective September 30, 2016 with required notice by March 1, 2016 with payment of a termination fee equal to the unamortized amount of the broker fees and tenant allowances for the space being terminated. The lease provides for a base annual rental rate of $25.46 PSF. Founded in 2007 and headquartered at the Flint Hill Centre Property, Azure Summit Technology is a research and development firm specializing in systems engineering, algorithm development and application of advanced technologies.

Prudential Carruthers Realtors (12,426 SF, 14.9% of NRA, 18.9% of base underwritten rent). Prudential Carruthers Realtors leases 12,426 SF at the Flint Hill Centre Property under a lease expiring on December 31, 2017 with one five-year renewal option. The lease provides for a base annual rental rate of $27.01 PSF. Founded in 1973 and headquartered in Serverna Park, Maryland, Prudential Carruthers Realtors provides real estate management services, including in-house mortgage, settlement, warranty and home improvement and also offers commercial, property management, insurance securities and resort and vacation properties.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C20	VA Office Portfolio

The following table presents a summary regarding major tenants at the Flint Hill Centre Property:

Flint Hill Centre Property Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF)	Lease Expiration
Major Tenants
Azure Summit Technology	NR/NR/NR	22,031	26%	$560,945	32%	$25.46	8/31/2018
Prudential Carruthers Realtors	NR/NR/NR	12,426	15%	$335,654	19%	$27.01	12/31/2017
Subtotal/Wtd. Avg.		34,457	41%	$896,599	50%	$26.02

Other Tenants		38,745	46%	$883,805	50%	$22.81
Vacant Space		10,141	12%	$0	0%	$0.00
Total/Wtd. Avg.(3)		83,343	100%	$1,780,404	100%	$24.32

(1)	Information is based on the underwritten rent roll.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

The following table presents certain information relating to the lease rollover at the Flint Hill Centre Property:

Flint Hill Centre Property Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling
MTM	1	4,710	$4.46	6%	6%	$21,000	1%	1%
2015	1	735	$83.34	1%	7%	$61,257	3%	5%
2016	1	1,967	$24.72	2%	9%	$48,624	3%	7%
2017	3	21,093	$26.26	25%	34%	$553,865	31%	38%
2018	2	26,627	$25.59	32%	66%	$681,477	38%	77%
2019	1	3,047	$16.41	4%	70%	$49,992	3%	80%
2020	3	15,023	$24.24	18%	88%	$364,189	20%	100%
Vacant	0	10,141	$0.00	12%	100%	$0	0%
Total/Wtd. Avg.	12	83,343	$24.32	100%		$1,780,404	100%

(1)	Information is based on the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

The Market. The VA Office Portfolio Properties consist of three Class B suburban office properties totaling 344,220 SF located in Fairfax County in the Northern Virginia office market within the Washington-Arlington-Alexandria metropolitan statistical area (the “Washington, D.C. MSA”). Employment in the Washington, D.C. MSA is concentrated in professional and business services, government and education and health services. The five largest employers in the Washington, D.C. MSA are Inova Health System (16,000 employees), SAIC Inc. (15,441 employees), Northrop Grumman Corp. (15,053 employees), MedStar Health (14,158 employees) and Booz Allen Hamilton (14,000 employees).

The Washington, D.C. MSA had an estimated 2014 population of over 6.7 million, which grew at an annual average rate of 0.6% from 2010 to 2014, and an estimated 2014 median household income of $115,471. Approximately 47.4% of the Washington, D.C. MSA’s residents hold a four-year degree or higher, compared to 28.4% at the national level. Per the appraiser, the well-educated population, coupled with the presence of the federal government, attracts numerous companies that require highly skilled labor and typically pay higher wages. As a result, households in the Washington, D.C. MSA earn an average annual income of $121,504. This is approximately 70.4% higher than the United States’ average annual household income level of $71,318. From 2003 to 2013, overall employment in the Washington, D.C. MSA increased at an annual rate of 1.0%, approximately 0.5% higher than the national average during the same period.

The VA Office Portfolio Properties are located in Fairfax County, Virginia, which has 78,166,867 rentable SF of office inventory, a direct weighted average rent of $29.97 PSF and a direct vacancy of 17.1% as of the second quarter of 2014.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C20	VA Office Portfolio

Comparable properties to the Reston Sunrise Property are shown in the chart below:

Reston Sunrise Property Competitive Property Summary

Property	Address	Class	Stories	Year Built	Total GLA (SF)	Initial Rent PSF
Reston Corner II	12005 Sunrise Valley Drive Reston, VA	B	5	1983	109,506	$28.50
Reston Plaza I	12030 Sunrise Valley Drive Reston, VA	A	4	1987	81,148	$26.00
Reston Arboretum	12700 Sunrise Valley Drive Reston, VA	B	4	1999	99,093	$26.00
1950 Roland Clarke Place	1950 Roland Clarke Place Reston, VA	B	5	1981	81,350	$24.00
Oakbrook Building	1897 Preston White Drive Reston, VA	B	2	1985	30,084	$23.50

Source: Appraisal

Comparable properties to the McLean Hilton Office Property are shown in the chart below:

McLean Hilton Office Property Competitive Property Summary

Property	Address	Class	Stories	Year Built	Total GLA (SF)	Initial Rent PSF
Tysons Metro Center III	8281 Greensboro Drive McLean, VA	B	11	1984	253,264	$28.00 - $30.50
Tycon Frederick Building	1950 Old Gallows Road Tysons Corner, VA	B	8	1984	120,000	$26.25
8201 Greensboro Drive	8201 Greensboro Drive Tysons Corner, VA	B	12	1985	335,000	$30.00
Tysons Metro Center I	8251 Greensboro Drive Tysons Corner, VA	B	11	1984	170,000	$31.00
Point West Plaza	8609 Westwood Center Drive Tysons Corner, VA	B	8	1986	159,266	$30.25

Source: Appraisal

Comparable properties to the Flint Hill Centre Property are shown in the chart below:

Flint Hill Centre Property Competitive Property Summary

Property	Address	Class	Stories	Year Built	Total GLA (SF)	Initial Rent PSF
Sherwood Plaza	9990 Lee Highway Fairfax, VA	B	5	1985	94,600	$24.50
WillowWood Plaza I	10300 Eaton Place Fairfax, VA	A	5	1988	120,513	$26.50
Centerpointe One	4050 Legato Road Fairfax, VA	B	11	1987	208,927	$28.00
Three Flint Hill	3201 Jermantown Road Oakton, VA	A	9	1984	180,714	$29.00
Redwood Plaza II	10600 Arrowhead Drive Fairfax, VA	B	3	1986	67,328	$22.50

Source: Appraisal

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C20	VA Office Portfolio

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the VA Office Portfolio Properties:

Cash Flow Analysis
	2010	2011	2012	2013	10/31/2014 T-10 Ann.		UW	UW PSF
Base Rent	N/A	$5,933,037	$5,692,274	$5,859,526	$6,187,347		$8,807,038	$25.59
Reimbursements	N/A	$27,652	$154,611	$121,247	$76,095		$114,411	$0.33
Other Income	N/A	$153,812	$183,040	$139,870	$141,862		$141,862	$0.41
Less Vacancy & Credit Loss	N/A	$0	$0	$0	$0		($1,428,711)	(16.2%)
Effective Gross Income	N/A	$6,114,501	$6,029,925	$6,120,643	$6,405,304		$7,634,600	$22.18
Total Operating Expenses	N/A	$2,864,822	$3,082,630	$3,041,988	$2,849,132		$3,120,833	$9.07
Net Operating Income	N/A	$3,249,679	$2,947,295	$3,078,655	$3,556,172		$4,513,767	$13.11
TI/LC	N/A	$0	$0	$0	$0		$389,239	$1.13
Capital Expenditures	N/A	$0	$15,342	$0	$0		$86,056	$0.25
Net Cash Flow	N/A	$3,249,679	$2,931,953	$3,078,655	$3,556,172		$4,038,472	$11.73

Occupancy %	N/A	66.8%	69.9%	76.6%	84.1%	(1)	83.8%
NOI DSCR	N/A	1.13x	1.03x	1.07x	1.24x		1.57x
NCF DSCR	N/A	1.13x	1.02x	1.07x	1.24x		1.41x
NOI Debt Yield	N/A	6.6%	6.0%	6.3%	7.3%		9.2%
NCF Debt Yield	N/A	6.6%	6.0%	6.3%	7.3%		8.2%

(1)	Information is based on the rent roll dated October 14, 2014

Escrows and Reserves.  The VA Office Portfolio Borrower deposited $396,261 in escrow for annual real estate taxes at loan origination and is required to escrow $66,043 for real estate taxes monthly. The VA Office Portfolio Borrower is required to deposit 1/12 of the estimated insurance premiums monthly (unless the VA Office Portfolio Properties are covered under a “blanket policy” acceptable to the lender). The VA Office Portfolio Borrower deposited $1,184,904 in escrow for TI/LC reserves at loan origination and is required to escrow $35,856 for TI/LC reserves monthly. Additionally, the VA Office Portfolio Borrower deposited $100,000 in escrow for replacement reserves, $468,432 in escrow for rent abatements and $50,000 in escrow for environmental reserves.

Lockbox and Cash Management.  A hard lockbox is in place with respect to the VA Office Portfolio Mortgage Loan. The VA Office Portfolio Mortgage Loan has springing cash management. Provided a Cash Sweep Period (defined below) has not occurred and is not continuing, funds in the lockbox account are swept daily to an account designated by the VA Office Portfolio Borrower. During a Cash Sweep Period, funds in the lockbox account will be swept to the cash management account, and the VA Office Portfolio Borrower will be required to deposit all excess cash with respect to the VA Office Portfolio Mortgage Loan in an account to be held by the lender as additional security for the VA Office Portfolio Mortgage Loan.

A “Cash Sweep Period” will commence upon the earlier to occur of (a) an event of default or (b) the date upon which the debt service coverage ratio is less than 1.05x. A Cash Sweep Period will generally end upon, as applicable, (a) the cure of the event of default or (b) the date upon which the debt service coverage ratio equals or exceeds 1.10x for two consecutive calendar quarters.

Property Management. The VA Office Portfolio Properties are managed by Access Property Services, Inc. and RIM Pacific, Inc. Founded in 1997 and headquartered in San Juan Capistrano, California, Access Property Services, Inc. is a full service real estate company that provides acquisition/disposition, asset management, property management, leasing services and financing services. The founding principals of Access Property Services, Inc., Jonathan J. Feucht and Robert P. Lacy, collectively have nearly 50 years of experience in real estate and finance. Access Property Services, Inc. has acquired numerous commercial real estate investments for a varied list of clients. Access Property Services, Inc. subcontracts with Rim Pacific, Inc. with respect to management of all of the VA Office Portfolio Properties. Headquartered in Poway, California, RIM Pacific, Inc. is a full service management company specializing in the management of office building projects throughout San Diego County and Southern Orange County.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. The “VA Office Portfolio Mezzanine Loan” refers to a loan in the principal amount of $5,780,000 made to Gemstar Properties, LLC (the “VA Office Portfolio Mezzanine Borrower”), secured by 100% of the direct or indirect equity interest in the VA Office Portfolio Borrower and put in place simultaneously with the origination of the VA Office Portfolio Mortgage Loan. The VA Office Portfolio Mezzanine Loan requires monthly payments of interest-only prior to its December 2015 amortization commencement date. The VA Office Portfolio Mezzanine Loan is subject to an intercreditor agreement between the VA Office Portfolio Mortgage Loan lender and the VA Office Portfolio Mezzanine Loan lender.

The following table presents certain information relating to the VA Office Portfolio Mezzanine Loan:

Mezzanine Debt Summary
Mezzanine Debt Original Principal Balance	Mezzanine Debt Interest Rate	Original Term to Maturity (mos.)	Original Amort. Term (mos.)	Original IO Term (mos.)	Total Debt UW NCF DSCR	Total Debt UW NOI Debt Yield	Total Debt Cut-off Date LTV
$5,780,000	12.000%	60	360	12	1.11x	8.2%	83.0%

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C20	VA Office Portfolio

Release of Property.  Provided no event of default has occurred and is continuing, after the date that is two years from the VA Office Portfolio Mortgage Loan closing date, the VA Office Portfolio Borrower may cause the release of one or more of the VA Office Portfolio Properties (each individually an “Individual Property” and the VA Office Portfolio Properties that are not subject to such release the “Remaining Properties”), from the lien of the related mortgage and the other related mortgage loan documents, subject to the satisfaction of certain conditions set forth in the related mortgage loan documents, including, but not limited to (A) prepayment of the VA Office Portfolio Mortgage Loan in an amount equal to 125% of the allocated loan amount of such Individual Property plus a prepayment premium in an amount equal to the yield maintenance calculated on the amount of principal being prepaid; (B) the debt service coverage ratio with respect to the Remaining Properties after giving effect to the release being at least equal to the greater of (i) 1.35x and (ii) the debt service coverage ratio calculated immediately prior to the release; (C) the debt yield with respect to the Remaining Properties after giving effect to the release is not less than the greater of (i) the debt yield immediately preceding the release and (ii) 8.25%; and (D) the loan-to-value ratio with respect to the Remaining Properties after giving effect to the release and the VA Office Portfolio Mezzanine Loan is not greater than the lesser of (i) 75% and (ii) the loan-to-value ratio calculated immediately prior to the release.

Terrorism Insurance.  The VA Office Portfolio Borrower is required to obtain and maintain property insurance, public liability insurance and rental loss and/or business interruption insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C20	Linc LIC

Mortgage Loan No. 4 – Linc LIC

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C20	Linc LIC

Mortgage Loan No. 4 – Linc LIC

Linc LIC
43-10 Crescent Street
Long Island City, NY 11101
MANHATTAN
QUEENS
BROOKLYN
Long Island City
Upper East Side
Roosevelt Island
East River
Queensbridge
Queens Bridge Park
Queensboro Bridge
Queens Plaza North
Queens Plaza South
Fisher Landau Center for Art 3 blocks
JetBlue Corporate Headquarters
U.S. Citizenship & Immigration Services
The International High School at LaGuardia Comm. College
LaGuardia Performing Arts Center
CUNY School of Law
Queens Library at Court Square
Gantry Plaza State Park
Franklin D. Roosevelt Four Freedoms Park
Queens-Midtown Tunnel
Hunters Point
Hunters Point South Park
Newtown Creek
Greenpoint
Murray Hill
Kips Bay
LONG ISLAND RAILROAD
East River Ferry
To Wall Street/ Pier 11
Hospital for Special Surgery
Cornell School of Medicine
Sloan-Kettering Cancer Center
New York Weill Cornell Medical Center
Rockefeller University Hospital
NY Public Library - Roosevelt Is.
Ravenswood Generating Station
Firefighters Field
Goldwater Memorial Hospital
Japan Society
United Nations Headquarters
NYU Medical Center
NYU School of Medicine
Bellevue Hospital
Long Island Expressway
NEW YORK CITY
BRONX
MANHATTAN
QUEENS
BROOKLYN
NEW JERSEY
Atlantic Ocean

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C20	Linc LIC

Mortgage Loan No. 4 – Linc LIC

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$40,000,000			Location:	Long Island City, NY 11101
Cut-off Date Balance(1):	$40,000,000			General Property Type:	Multifamily
% of Initial Pool Balance:	3.5%			Detailed Property Type:	High-Rise
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Rockrose Development Corp.			Year Built/Renovated:	2013/N/A
Mortgage Rate:	4.760%			Size:	709 Units
Note Date:	3/7/2014			Cut-off Date Balance per Unit(1):	$155,148
First Payment Date:	5/4/2014			Maturity Date Balance per Unit(1):	$134,794
Maturity Date:	12/4/2024			Property Manager:	Rockrose Development Corp. (borrower related)
Original Term to Maturity:	128 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	36 months			UW NOI:	$19,325,123
Seasoning:	9 months			UW NOI Debt Yield(1):	17.6%
Prepayment Provisions:	LO (33); DEF (88); O (7)			UW NOI Debt Yield at Maturity(1):	20.2%
Lockbox/Cash Mgmt Status:	Soft/Springing			UW NCF DSCR(1):	2.78x
Additional Debt Type:	Pari Passu/Subordinate			Most Recent NOI(3):	N/A
Additional Debt Balance:	$70,000,000/$130,000,000			2nd Most Recent NOI(3):	N/A
Future Debt Permitted (Type):	Yes (Mezzanine)			3rd Most Recent NOI: (3):	N/A
Reserves(2)				Occupancy Rate:	98.0% (11/18/2014)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(3):	N/A
RE Tax:	$0	Springing	N/A	3rd Most Recent Occupancy(3):	N/A
Insurance:	$0	Springing	N/A	Appraised Value (as of)(4):	$375,000,000 (10/22/2014)
Recurring Replacements:	$0	Springing	$177,250	Cut-off Date LTV Ratio(1):	29.3%
				Maturity Date LTV Ratio(1):	25.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$240,000,000(5)	100.0%	Loan Payoff:	$155,652,283	64.9%
			Closing Costs:	$3,082,687	1.3%
			Return of Equity:	$81,265,030	33.9%
Total Sources:	$240,000,000	100.0%	Total Uses:	$240,000,000	100.0%

(1)
The Linc LIC Mortgage Loan is part of the Linc LIC Non-Serviced Loan Combination evidenced by two pari passu senior notes and three subordinate notes with an aggregate original principal balance of $240,000,000. The two Linc LIC pari passu senior notes have a combined original principal balance of $110,000,000 and the three subordinate notes have a combined original principal balance of $130,000,000. The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate note balance of the Linc LIC pari passu senior notes and without regard to the subordinate notes. The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the aggregate note balance of the Linc LIC Non-Serviced Loan Combination (including the subordinate notes) are $338,505, $294,096, 8.1%, 9.3%, 1.28x, 64.0% and 55.6%, respectively.

(2)	See “—Escrows and Reserves” below for further discussion of reserve requirements.
(3)	The Linc LIC Property was constructed in 2013 and began lease-up in late June of that year and reached approximately 98% occupancy in November 2014.
(4)	The appraised value includes $60,000,000 of value associated with the remaining 421-a partial real estate tax abatement program. See “—Tax Abatement” below for further details.
(5)	The loan amount includes both the senior pari passu notes totaling $110,000,000 and the subordinate notes totaling $130,000,000.

The Linc LIC Mortgage Loan

The Mortgage Loan.  The fourth largest mortgage loan (the “Linc LIC Mortgage Loan”) is part of a non-serviced loan combination (the “Linc LIC Non-Serviced Loan Combination”) evidenced by (i) two pari passu notes (the “Linc LIC Note A-2” and the “Linc LIC Note A-3,” collectively, the “Linc LIC A Notes”) in the aggregate original principal amount of $110,000,000 and (ii) three subordinate notes (the “Linc LIC Note A-1,” the “Linc LIC Note A-4,” and the “Linc LIC Note A-5,” collectively the “Linc LIC B Note”) in the aggregate original principal amount of $130,000,000, all of which are secured by the same first priority fee mortgage encumbering a high rise multifamily property known as Linc LIC Center in the Long Island City neighborhood of Queens, New York (the “Linc LIC Property”). The Linc LIC Note A-1 is referred to herein as the “Linc LIC MSBAM 2014-C19 Trust B Note,” the Linc LIC Note A-4 and Linc LIC Note A-5 are collectively referred to herein as the “Linc LIC Non-Securitized B Note,” and the Linc LIC Note A-2 is referred to herein as the “Linc LIC Non-Serviced Companion Loan.” See “—Additional Secured Indebtedness” below for additional information. See also “Description of the Mortgage Pool—The Non-Serviced Loan Combinations—The Linc LIC Non-Serviced Loan Combination” in the Free Writing Prospectus and “Servicing of the Mortgage Loans” in the Free Writing Prospectus.

The Linc LIC Note A-3 evidences the Linc LIC Mortgage Loan that is being contributed to the MSBAM 2015-C20 securitization trust and has an original principal balance of $40,000,000. The Linc LIC Non-Serviced Companion Loan, which had an original principal balance of $70,000,000, was contributed to the MSBAM 2014-C19 transaction. The Linc LIC MSBAM 2014-C19 Trust B Note, which had an original principal balance of $96,639,000, was also contributed to the MSBAM 2014-C19 securitization trust; however, the Linc LIC MSBAM 2014-C19 Trust B Note was not included in the pool of mortgage loans for MSBAM 2014-C19, but rather supports separate loan-specific securities issued in connection with that transaction. The Linc LIC

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C20	Linc LIC

Non-Securitized B Note, which had an original principal balance of $33,361,000, is being serviced pursuant to the pooling and servicing agreement for the MSBAM 2014-C19 transaction but is not included in that trust and is expected to be held by MSMCH on the closing date of this transaction. The holders of the respective promissory notes evidencing the Linc LIC Non-Serviced Loan Combination have entered into an agreement between note holders that sets forth the respective rights of each note holder of the Linc LIC Non-Serviced Loan Combination. The Linc LIC Non-Serviced Loan Combination is being serviced pursuant to the terms of the pooling and servicing agreement for the MSBAM 2014-C19 securitization trust. The Linc LIC Non-Serviced Companion Loan and the Linc LIC B Note have similar features and terms as the Linc LIC Mortgage Loan. See “—Additional Secured Indebtedness” below for additional information).

The proceeds of the Linc LIC Non-Serviced Loan Combination were partially used to refinance a construction loan with an approximate outstanding principal balance of $155,652,283, secured by the Linc LIC Property. The Linc LIC Borrower constructed the Linc LIC Property in 2013 and has provided a statement indicating total construction costs were approximately $241.7 million, including the then estimated land value of $32,200,000, which was contributed by an affiliate of the Linc LIC Borrower, which purchased the land in 1989, a developer’s fee of approximately $1,350,000, and certain operating shortfall and contingency expenses.

The Borrower and the Sponsor. The borrower is Linc LIC L.L.C. (the “Linc LIC Borrower”), a single purpose Delaware limited liability company with two independent directors. The Linc LIC Borrower is 100% indirectly owned by Rockrose General Properties L.L.C. (“Rockrose”), which is 100% indirectly owned by Henry Elghanayan, the CEO of Rockrose Development Corp. (99.8%), and Nancy Elghanayan (0.2%). The nonrecourse carve-out guarantor is Rockrose General Equities Holdings L.L.C.

Rockrose is an affiliate of Rockrose Development Corp., a privately held New York City based real estate developer and owner established in 1970. Since its founding, the company has acquired, built or repositioned approximately 60 projects encompassing 10,000 residential units, 2.5 million SF of office space and 500,000 SF of retail space.

The Property.  The Linc LIC Property is a 41-story, 709 unit apartment building (including one two-bedroom superintendent-occupied unit) located in the Long Island City neighborhood of Queens, New York, near the Queensboro Bridge to Manhattan. Linc LIC Property also contains three ground-floor retail spaces totaling approximately 15,952 SF and a 202 space parking garage. The improvements were constructed in 2013 and received a temporary certificate of occupancy in June 2013, when it began its lease-up process. The Linc LIC Property reached stabilized occupancy in August 2014. As of November 18, 2014, the Linc LIC Property residential component was approximately 98.0% leased. Two of the three retail spaces are leased; however, one of the leased retail spaces is not yet occupied. Project amenities include a 24-hour attended lobby and concierge services, a 5,650 SF duplex fitness center, squash and basketball courts, a business center, a children’s playroom, a screening room, a laundry room, first- and third-floor courtyards, tenant storage, bike storage, a duplex rooftop lounge with screening area, billiards, a catering kitchen, a landscaped roof deck terrace with barbeque grills, a misting spray gazebo and the on-site parking garage.

The chart below shows the apartment mix at the Linc LIC Property as of September 2014:

Unit Mix Summary

Unit Type	No. of Units	% of Total	Occupancy	Average Unit Size (SF)	Average Monthly Contract Rent	Weighted Average Contract Rent PSF
Studio	174	25%	100%	534	$2,251	$50.55
1 Bedroom	392	55%	96%	659	$2,884	$52.53
2 Bedroom	120	17%	99%	989	$3,933	$47.77
3 Bedroom	23	3%	100%	1,378	$5,043	$43.91

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C20	Linc LIC

The Market.  The Linc LIC Property is located in the Long Island City neighborhood of Queens, Queens County, New York, opposite Midtown Manhattan. In addition to being near the Queensboro Bridge, the Linc LIC Property is located approximately one block northeast of the Court House Square E and M subway station and three blocks southwest of the Queensboro Plaza 7, N, and Q subway station. It is located adjacent to Two Court Square, a six-story commercial building and two blocks north of the Citibank Tower, an approximately 1.4 million SF office building. Estimated 2013 population and average household income within a one-mile radius are 50,062 people and $76,291 per annum, respectively. According to the United States Bureau of Census data, the New York City residential vacancy rate has remained at approximately 3-4% for the past two decades.

The appraisal notes eight multifamily projects totaling approximately 1,998 units either under construction or currently planned in the Long Island City submarket:

Linc LIC Competitive Rental Property Summary

Property and Address	Units	Year Built	Number of Stories	Occupancy Rate (%)	Unit Type	Unit Size (SF)	Quoted Rent per Month	Quoted Rent $/SF/Year
East Coast 46-15 Center Blvd	367	2012	41	99.5%	Studio 1 Bedroom 2 Bedroom 3 Bedroom	524 724 1,174 N/A	$2,335 $3,230 $4,353	$53.47 $53.54 $44.49
East Coast – Site 6 4720 Center Blvd	498	2007	32	99.9%	Studio 1 Bedroom 2 Bedroom 3 Bedroom	423 690 1,152 N/A	$2,400 $2,995 $4,260	$68.09 $52.08 $44.38
45-40 Center 45-50 Center Blvd	345	2012	32	99.0%	Studio 1 Bedroom 2 Bedroom 3 Bedroom	523 657 1,008 N/A	$2,195 $3,013 $4,309	$50.36 $55.03 $51.30
Avalon Riverview PH I 2-01 50th Ave	372	2002	32	98.2%	Studio 1 Bedroom 2 Bedroom 3 Bedroom	490 763 1,091 N/A	$2,385 $2,961 $4,050	$58.41 $46.57 $44.55
Avalon Riverview 4-75 48th Ave	602	2008	39	99.2%	Studio 1 Bedroom 2 Bedroom 3 Bedroom	496 691 1,134 N/A	$2,249 $2,763 $4,183	$54.41 $47.98 $44.26
The Crescent Club 41-17 Crescent St	130	2012	17	97.8%	Studio 1 Bedroom 2 Bedroom 3 Bedroom	502 657 1,121 1,418	$2,441 $2,987 $4,269 $5,956	$58.36 $54.56 $45.70 $50.40
27 on 27 42-17 27th Street	142	2013	27	100.0%	Studio 1 Bedroom 2 Bedroom 3 Bedroom	491 632 1,026 N/A	$2,225 $2,750 $3,850	$54.38 $52.22 $45.03
Packard Square 41-34 Crescent St	86	2008	15	99.0%	Studio 1 Bedroom 2 Bedroom 3 Bedroom	398 711 801 N/A	$1,962 $2,802 $3,233	$59.17 $47.29 $48.43
45-45 Center 45-45 Center Blvd	820	2013	40	99.6%	Studio 1 Bedroom 2 Bedroom 3 Bedroom	778 1,311 1,442 N/A	$3,175 $4,788 $5,760	$48.97 $43.83 $47.93
46-10 Center 46-10 Center Blvd	587	2014	25	99.7%	Studio 1 Bedroom 2 Bedroom 3 Bedroom	730 1,088 1,311 N/A	$3,148 $4,790 $5,500	$51.75 $52.83 $50.34
East Coast 7 4705 Center Blvd	397	2007	31	99.7%	Studio 1 Bedroom 2 Bedroom 3 Bedroom	734 1,180 N/A N/A	$3,038 $4,538	$49.67 $46.15

Source: Appraisal

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C20	Linc LIC

Tax Abatement.  The Linc LIC Property currently benefits from a 421-a partial real estate tax exemption program. The exemption lasts for 15 years, and will expire in 2027, with the first 11 years at a 100% over base year tax exemption and a stepped 20% per annum reduction in benefit from the 12th year through the 15th year. The Linc LIC Property is currently in the third year of the abatement period. The underwritten real estate tax expense reflects the current tax abatement. The Linc LIC Property is currently subject to certain New York City rent stabilization provisions due to this tax exemption program. The units can be leased initially at market rates, with future increases subject to limits prescribed by the Rent Guidelines Board.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the Underwritten Net Cash Flow at the Linc LIC Property:

Cash Flow Analysis(1)

	2010	2011	2012	2013	TTM	UW	UW per Unit
Base Rent	N/A	N/A	N/A	N/A	N/A	$25,318,192	$35,709.72
Reimbursements	N/A	N/A	N/A	N/A	N/A	$0	$0.00
Other Income(2)	N/A	N/A	N/A	N/A	N/A	$1,293,800	$1,824.82
Discounts Concessions	N/A	N/A	N/A	N/A	N/A	$0	$0
Less Vacancy & Credit Loss	N/A	N/A	N/A	N/A	N/A	($759,546)	($1,071.29)
Effective Gross Income	N/A	N/A	N/A	N/A	N/A	$25,852,446	$36,463.25
Total Operating Expenses	N/A	N/A	N/A	N/A	N/A	$6,527,323	$9,206.38
Net Operating Income	N/A	N/A	N/A	N/A	N/A	$19,325,123	$27,256.87
Capital Expenditures	N/A	N/A	N/A	N/A	N/A	$141,800	$200.00
TI/LC	N/A	N/A	N/A	N/A	N/A	$0	$0.00
Net Cash Flow	N/A	N/A	N/A	N/A	N/A	$19,183,323	$27,056.87

Occupancy %	N/A	N/A	N/A	N/A	N/A	97.0%
NOI DSCR	N/A	N/A	N/A	N/A	N/A	2.80x
NCF DSCR	N/A	N/A	N/A	N/A	N/A	2.78x
NOI Debt Yield	N/A	N/A	N/A	N/A	N/A	17.6%
NCF Debt Yield	N/A	N/A	N/A	N/A	N/A	17.4%

(1)	The Linc LIC Property was constructed in 2013 and began lease-up in late June of that year and reached approximately 98% occupancy in November 2014. Historical operating statements are not available.
(2)	Other Income includes retail rent income, parking income, storage income, laundry income, and miscellaneous other income.

Escrows and Reserves.  The Linc LIC Borrower is required, during the existence of an event of default under the Linc LIC Mortgage Loan, to escrow monthly 1/12 of the annual estimated tax payments and 1/12 of the annual estimated insurance premiums (unless the Linc LIC Borrower maintains insurance under an acceptable blanket insurance policy). During a Trigger Period (as defined below), the Linc LIC Borrower is required, so long as no event of default has occurred and is continuing, to make monthly deposits of $14,771 for replacement reserves, provided that additional deposits are not required once the amount on deposit in the replacement reserve equals $177,250.

Lockbox and Cash Management. A soft lockbox is in place with respect to the Linc LIC Mortgage Loan (i.e. the Linc LIC Borrower and/or the property manager collects all rents, revenues, charges and other consideration and causes such amounts to be deposited into the lockbox account). The Linc LIC Mortgage Loan has springing cash management. Provided a Cash Management Period has not commenced, funds in the lockbox account are swept daily to an account designated by the Linc LIC Borrower. During the continuance of a Cash Management Period which is caused by an event of default that has occurred and is continuing, funds in the lockbox account are applied on each monthly payment date to pay debt service on the Linc LIC Mortgage Loan, to fund the required reserves deposits as described above under “—Escrows and Reserves,” and to apply the remainder to the Linc LIC Mortgage Loan in such order of priority as lender determines. During the continuance of a Cash Management Period which is caused by a Trigger Period, funds in the lockbox account are applied on each monthly payment date to fund the required reserves deposits as described above under “—Escrows and Reserves” and to disburse any excess to the Linc LIC Borrower (which the Linc LIC Borrower may use to pay debt service on the Linc LIC Mortgage Loan).

A “Cash Management Period” will (i) commence upon the occurrence of an event of default and continue until such event of default no longer exists and (ii) commence from and after March 7, 2017 upon the debt yield being less than 7.00% as of the end of any calendar quarter and continue until the debt yield has been not less than 7.00% for two consecutive calendar quarters (tested as of the end of each calendar quarter) (a “Trigger Period”).

Additional Secured Indebtedness (not including trade debts).  The Linc LIC Non-Serviced Loan Combination was originated by MSMCH on March 7, 2014 and is evidenced by two pari passu senior notes and three subordinate notes, secured by the Linc LIC Property, with a combined original principal balance of $240,000,000 (comprised of (i) the Linc LIC Note A-3 with an original principal balance of $40,000,000, which evidences the Linc LIC Mortgage Loan, (ii) the Linc LIC Note A-2 with an original principal balance of $70,000,000 (the “Linc LIC Non-Serviced Companion Loan” and collectively with the Linc LIC Mortgage Loan, the “Linc LIC A Notes”), (iii) the Linc LIC Note A-1 with an original principal balance of $96,639,000 (the “Linc LIC MSBAM 2014-C19 Trust B Note”), and (iv) the Linc LIC Note A-4, and the Linc LIC Note A-5 with an aggregate original principal balance of $33,361,000, which collectively evidence the Linc LIC Non-Securitized B Note. The Linc LIC Note A-3 (which evidences the Linc LIC Mortgage Loan) will be included in the securitization trust for MSBAM 2015-C20. The Linc LIC Non-Serviced Companion Loan was contributed to the MSBAM 2014-C19 transaction. The Linc LIC MSBAM 2014-C19 Trust B Note was also contributed to the MSBAM 2014-C19 securitization trust; however, the Linc LIC MSBAM 2014-C19 Trust B Note was not included in the pool of mortgage loans for MSBAM 2014-C19, but rather supports only the related loan specific certificates issued under that transaction. The Linc LIC Non-Securitized B Note is expected to be held by MSMCH on the closing date of this transaction.

The Linc LIC Mortgage Loan accrues interest at the same rate as each of the Linc LIC Non-Serviced Companion Loan and the Linc LIC B Note. The Linc LIC Mortgage Loan is entitled to payments of interest and principal on a pro rata and pari passu basis with the Linc LIC Non-Serviced Companion Loan and each of the Linc LIC Mortgage Loan and the Linc LIC Non-Serviced Companion Loan will be entitled to interest and principal on a pro rata

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C20	Linc LIC

basis with the Linc LIC B Note prior to an event of default and on a senior basis to the Linc LIC B Note after an event of default, as and to the extent described under “Description of the Mortgage Pool—The Non-Serviced Loan Combinations—The Linc LIC Non-Serviced Loan Combination” in the Free Writing Prospectus. The holders of the Linc LIC Mortgage Loan, the Linc LIC Non-Serviced Companion Loan and the Linc LIC B Note, have entered into an agreement between note holders which sets forth the allocation of collections on the Linc LIC Non-Serviced Loan Combination. The Linc LIC Non-Serviced Loan Combination is being serviced pursuant to terms of the MSBAM 2014-C19 pooling and servicing agreement. See “Description of the Mortgage Pool—The Non-Serviced Loan Combinations—The Linc LIC Non-Serviced Loan Combination” in the Free Writing Prospectus.

The following table presents certain information relating to the Linc LIC Non-Serviced Loan Combination:

Loan Structure Summary

Linc LIC Non-Serviced Loan Combination	Original Principal Amount	Cut-off Date Principal Amount	Interest Rate
Linc LIC Note A-2 and Note A-3	$110,000,000	$110,000,000	4.760%
Linc LIC B Note	$130,000,000	$130,000,000	4.760%

Full Debt Summary (MSBAM 2014-C19 Trust and Non-Trust B Notes)

B Note Original Principal Balance	B Note Interest Rate	Original Term to Maturity (mos.)	Original Amort. Term (mos.)	Original IO Term (mos.)	Total Debt UW NCF DSCR	Total Debt UW NOI Debt Yield	Total Debt Cut-off Date LTV
$96,639,000	4.760%	128	360	36	1.48x	9.4%	55.1%
$33,361,000	4.760%	128	360	36	1.28x	8.1%	64.0%

Mezzanine Loan and Preferred Equity.  A single mezzanine financing (such financing, the “Permitted Mezzanine Financing”) is permitted to be outstanding at any given time subject to various conditions, including amongst other conditions: (i) no default or event of default exists under the Linc LIC Non-Serviced Loan Combination, (ii) the principal amount of the mezzanine loan does not result in an aggregate loan-to-value ratio greater than 65% (based upon a new appraisal dated no more than 30 days before the closing of the Permitted Mezzanine Financing) or an aggregate debt service coverage ratio less than 1.25x, (iii) the collateral for the mezzanine loan is a pledge of 100% of the equity interests in the Linc LIC Borrower, (iv) the mezzanine lender is an entity which satisfies the definition of a “Qualified Mezzanine Lender” (as defined in the loan agreement for the Linc LIC Mortgage Loan) and enters into an intercreditor agreement reasonably acceptable to the lender under the Linc LIC Mortgage Loan, (v) the term of the mezzanine loan is at least co-terminous with the Linc LIC Mortgage Loan and all other terms and provisions of the mezzanine loan, including the loan documents, are reasonably acceptable to the lender under the Linc LIC Mortgage Loan, (vi) if the mezzanine loan is a floating rate loan, the borrower purchases an interest rate cap with a notional amount equal to the original principal balance of the mezzanine loan and a strike price such that the aggregate debt service coverage ratio as of the closing of the Permitted Mezzanine Financing is not less than 1.25x, (vii) the Permitted Mezzanine financing is not cross-defaulted with any other debt (other than the Linc LIC Mortgage Loan), (viii) the Linc LIC Borrower delivers, if required by the lender under the Linc LIC Mortgage Loan, an updated substantive non-consolidation legal opinion and (ix) the Linc LIC Borrower delivers to the lender confirmation from the rating agencies that the Permitted Mezzanine Financing will not result in a qualification, downgrade or withdrawal of the rating of the securitization that includes the Linc LIC Mortgage Loan.

Release of Property.  Not permitted.

Terrorism Insurance.  Generally, the Linc LIC Borrower is required to obtain insurance against acts of terrorism or other similar acts or events to the extent such insurance is available in form and substance reasonably satisfactory to lender (but in no event more than the sum of 100% of the hard replacement costs and 12 months of business interruption insurance and provided that if the annual premiums for such coverage exceed $260,000, then the Linc LIC Borrower will only be required to purchase the maximum amount of terrorism insurance available with funds equal to such amount). Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002 (or any extension thereof or other federal government program which provides substantially similar protection) is in effect, the Linc LIC Borrower is required to maintain, and lender is required to accept, terrorism insurance which covers “covered acts” (as defined by such statute or other program), as full compliance as it relates to the risks required to be covered pursuant to the preceding sentence, so long as such statute or other program covers both domestic and foreign acts of terrorism.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C20	Summerhill Pointe Apartments

Mortgage Loan No. 5 – Summerhill Pointe Apartments

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C20	Summerhill Pointe Apartments

Mortgage Loan No. 5 – Summerhill Pointe Apartments

Summerhill Pointe Apartments
9501 West Sahara Avenue
Las Vegas, NV 89117
SPRING MTNS.
Red Rock Canyon Natl. Conservation Area
NORTH LAS VEGAS
LAS VEGAS
Summerlin
South Summerlin
Spring Valley
Enterprise
CLARK COUNTY
LAS VEGAS STRIP
Ann Rd
Lone Mountain Rd
Craig Rd
Alexander Rd
Gowan Rd
Cheyenne Ave
Carey Ave
Lake Mead Blvd
Vegas Dr
Washington Ave
Alta Dr
Alta Drive
Charleston Blvd
Oakey Blvd
Sahara Ave
Desert Inn Rd
Spring Mtn. Rd
Twain Ave
Flamingo Rd
Tropicana Ave
Hacienda Ave
Russell Rd
Sunset Rd
Warm Springs Rd
Robindale Rd
Windmill Ln
Blue Diamond Rd
Bruce Woodbury Beltway
Summerlin Pkwy
Cliff Shadows Pkwy
Desert Foothills Dr
Town Center Dr
Fort Apache Rd
Fort Apache Blvd
Durango Dr
Buffalo Dr
Tenaya Way
Rainbow Blvd
Jones Blvd
Decatur Blvd
Rancho Dr
Valley Dr
Allen Ln
Simmons St
Clayton St
Valley View Blvd
Las Vegas Frwy
Centennial Gateway
Decatur 215 Shopping Ctr.
Painted Desert Country Club
Los Prados Country Club
Rancho Sierra Shopping Ctr.
Highland Falls Golf Club
Palm Valley Golf Course
Mountain View Hospital
Cheyenne Commons
North Las Vegas Airport
Eagle Crest Golf Course
Trails Village Center
Best in the West
TPC at Summerlin
Charlie Kellogg and Joe Zaher Sports Complex
Las Vegas Golf Club
Summerlin Hospital
Angel Park Golf Club
Summerlin Gateway Shopping Ctr.
Meadows Mall
Valley Medical Center Hospital
University Medical Ctr.
College of Southern Nevada
Westland Fair
Red Rock Hotel
Downtown Summerlin
Red Rock Country Club
Canyon Gate Country Club
Sahara Pavilion
Circus Circus
Fashion Show Mall
The Forum Shops at Caesars
Rio
Bellagio
City Center
MGM Grand
New York New York
Excalibur
Luxor
McCarran Intl. Airport
Town Square Las Vegas
Grand Flamingo Center
Siena Golf Club
Spring Valley Town Center
Spanish Trail Country Club
Rhodes Ranch Country Club
Las Vegas Premium Outlets South
215
95
15
147
159
574
593
595
599
604
NORTH LAS VEGAS
LAS VEGAS
Summerlin
Spring Valley
Enterprise
HENDERSON
Sunrise Manor
Winchester
Paradise
Downtown

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C20	Summerhill Pointe Apartments

Mortgage Loan No. 5 – Summerhill Pointe Apartments

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Original Balance:	$35,500,000			Location:	Las Vegas, NV 89117
Cut-off Date Balance:	$35,500,000			General Property Type:	Multifamily
% of Initial Pool Balance:	3.1%			Detailed Property Type:	Garden
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Sho Nakatani; Shin Nakatani			Year Built/Renovated:	1988/N/A
Mortgage Rate:	4.770%			Size:	576 Units
Note Date:	10/24/2014			Cut-off Date Balance per Unit:	$61,632
First Payment Date:	12/1/2014			Maturity Date Balance per Unit:	$56,736
Maturity Date:	11/1/2024			Property Manager:	B&R Property Management, Inc.
Original Term to Maturity:	120 months			Underwriting and Financial Information
Original Amortization Term:	360 months			UW NOI:	$3,232,294
IO Period:	60 months			UW NOI Debt Yield:	9.1%
Seasoning:	2 months			UW NOI Debt Yield at Maturity:	9.9%
Prepayment Provisions:	LO (26); DEF (90); O (4)			UW NCF DSCR:	1.39x
Lockbox/Cash Mgmt Status:	Springing/Springing			Most Recent NOI (As of):	$3,228,999 (11/30/2014 TTM)
Additional Debt Type:	N/A			2nd Most Recent NOI (as of):	$2,956,160 (12/31/2013)
Additional Debt Balance:	N/A			3rd Most Recent NOI (as of):	$2,868,171 (12/31/2012)
Future Debt Permitted (Type):	No (N/A)			Occupancy Rate (As of):	97.4% (11/22/2014)
Reserves(1)				2nd Most Recent Occupancy (as of):	86.1% (12/31/2013)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy (as of):	83.1% (12/31/2012)
RE Tax:	$127,840	$31,960	N/A	Appraised Value (As of):	$55,000,000 (9/24/2014)
Insurance:	$73,717	$7,372	N/A	Cut-off Date LTV Ratio:	64.5%
Recurring Replacements:	$2,000,000	$12,000	N/A	Maturity Date LTV Ratio:	59.4%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$35,500,000	100.0%	Loan Payoff:	$31,943,383	90.0%
			Escrows:	$2,201,557	6.2%
			Closing Costs:	$1,355,060	3.8%
Total Sources:	$35,500,000	100.0%	Total Uses:	$35,500,000	100.0%

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

The Mortgage Loan. The fifth largest mortgage loan (the “Summerhill Pointe Apartments Mortgage Loan”) is evidenced by a note in the original principal amount of $35,500,000 and is secured by a first priority fee mortgage encumbering a 576-unit multifamily property located in Las Vegas, Nevada (the “Summerhill Pointe Apartments Property”). The proceeds of the Summerhill Pointe Apartments Mortgage Loan were used to refinance the previous loan secured by the Summerhill Pointe Apartments Property, which had an existing balance of approximately $31.9 million.

The Borrower and the Sponsor.  The borrower is Nakatani America & Co. (the “Summerhill Pointe Apartments Borrower”), a single-purpose Nevada Corporation with an independent director. The Summerhill Pointe Apartments Borrower is wholly owned by Nakatani Honten & Company. The Summerhill Pointe Apartments sponsors are Sho Nakatani and Shin Nakatani. Mr. Sho Nakatani, a Japanese citizen, has ownership interests in several entities in the United States and Japan including a lumber company and manufacturing building in Kochi, Japan. Additionally, Mr. Nakatani has an ownership interest in an apartment property in Shinagawa, Tokyo, Japan, which is currently 100% occupied.

The Mortgaged Property. The Summerhill Pointe Apartments Property is comprised of 45, two-story apartment buildings with 576 multifamily units and a one-story clubhouse, located at 9501 West Sahara Avenue in Las Vegas, Clark County, Nevada. The Summerhill Pointe Apartments Property was built in 1988 by the Summerhill Pointe Apartments Borrower on a 26.2 acre parcel of land. The Summerhill Pointe Apartments Property is located within two miles of the West Sahara Avenue and Interstate 215 (Bruce Woodbury Beltway) interchange, which provides access to US Route 95 to the north and Interstate 15 (also known as the Las Vegas Freeway), which connects Las Vegas to Salt Lake City to the north and Los Angeles and San Diego to the south.

As of November 22, 2014, the Summerhill Pointe Apartments Property was 97.4% leased. The units, which range from one-bedroom through three-bedroom layouts, have a total rentable area of 571,520 SF. The unit mix includes 160 one-bedroom units, 288 two-bedroom units and 128 three-bedroom units. All units have a private balcony or patio and an appliance package with a refrigerator, range and oven, dishwasher and garbage disposal, washer and dryer hook-ups, smoke and carbon monoxide detectors. Amenities include an on-site leasing office, an exercise room, three resort-type pools, two spas, a dog run, picnic and barbeque areas and community laundry rooms. Additionally, the Summerhill Pointe Apartments Property has approximately 1,140 parking spaces (1.98 spaces per unit).

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C20	Summerhill Pointe Apartments

The following table presents a summary of the multifamily units at the Summerhill Pointe Apartments Property:

Unit Mix(1)(2)

Unit Type	No. of Units	% of Total	Occupancy	Average Unit Size (SF)	Average Monthly Rent(3)	Average Monthly Market Rent PSF
1 Bedroom/1Bath	160	27.8%	94.4%	703	$765	$1.09
2 Bedroom/2Bath	288	50.0%	94.8%	1,101	$827	$0.75
3 Bedroom/2Bath	128	22.2%	93.0%	1,109	$879	$0.79
Total/Wtd. Avg.	576	100.0%	94.3%	992	$821	$0.83

(1)	Based on borrower rent roll dated November 22, 2014.
(2)	Inclusive of five employee units, which are considered vacant.
(3)	Average Monthly Rent is for occupied units only.

The Market.  The Summerhill Pointe Apartments Property is located on at 9501 West Sahara Avenue in Las Vegas, Clark County, Nevada, approximately 12 miles from the Las Vegas central business district (“CBD”), approximately one mile south of Charleston Boulevard, a major retail corridor and approximately one mile east of the West Sahara Avenue and Interstate 215 Beltway interchange. The Summerhill Pointe Apartments Property is bounded by South Grand Canyon Drive on the west and West Sahara Avenue on the north, which has a traffic volume of approximately 38,000 cars per day.

The Summerhill Pointe Apartments Property is located within the West/Southwest Las Vegas apartment submarket of Las Vegas, Nevada. According to the appraisal, the West/Southwest Las Vegas submarket had an inventory of 46,124 units with vacancy rate of 5.1% and average monthly rental rate of $867 per unit as of second quarter 2014. The Las Vegas metropolitan statistical area (“MSA”) had an estimated 2013 population of over 2.0 million residents, which grew at an annual average rate of 3.0% from 2000 to 2013. The 2013 estimated population within a one-, three- and five-mile radius of the Summerhill Pointe Apartments Property was 22,966, 142,681 and 330,053, respectively. The 2013 estimated average household income within a one-, three- and five-mile radius of the Summerhill Pointe Apartments Property was $73,581, $78,423 and $75,080, respectively.

Las Vegas had approximately 39.7 million visitors in 2013. In the first half of 2014, visitor volume, convention attendance, hotel occupancy, airline passengers and gaming revenue all increased significantly. Employment in Las Vegas MSA is concentrated in hospitality, professional and business services and retail trade. Clark County School District (approximately 30,000 employees), Clark County (approximately 8,000 employees), Wynn Las Vegas (approximately 7,500 employees), Bellagio LLC (approximately 7,500 employees) and MGM Grand Hotel/Casino (approximately 7,000 employees) are the five largest employers in the Las Vegas MSA.

Comparable properties to the Summerhill Pointe Apartments Property are shown in the table below:

Competitive Property Summary
Property and Address	Units	Year Built	Occupancy Rate (%)	Unit Type	Unit Size (SF)	Quoted Rent per Month	Quoted Rent $/SF/Year
Crystal Cove at the Lakes 3309 Sky Country Lane Las Vegas, NV	444	1989	99%	1BR/1BA 2BR/2BA 3BR/2BA	661 918 1,109	$841-$985 $986-$1,199 $1,021-$1,309	$1.27-$1.49 $1.07-$1.31 $0.92-$1.18
Allanza at the Lakes 8600 Starboard Dr. Las Vegas, NV	896	1987	92%	1BR/1BA 2BR/2BA 3BR/2BA	703 923 1,109	$659-$759 $724-$824 $859-$959	$0.94-$1.08 $0.78-$0.89 $0.77-$0.86
The Breakers at the Lakes 9901 W. Sahara Las Vegas, NV	400	1989	96%	1BR/1BA 2BR/2BA	700-725 1,035	$680-$730 $800-$830	$0.97-$1.01 $0.75-$0.80
Reflections at the Lakes 2601 S. Grand Canyon Dr. Las Vegas, NV	326	1988	94%	1BR/1BA 2BR/2BA	678-768 1,029	$855-$880 $1,075	$1.15-$1.26 $1.04
The Wellington 9550 W. Sahara Ave. Las Vegas, NV	332	1998	96%	1BR/1BA 2BR/2BA 3BR/2BA	721-815 998-1,104 1,322	$939-$1,104 $1,061-$1,116 $1,386-$1,520	$1.30-$1.35 $1.01-$1.06 $1.05-$1.15

Source: Appraisal

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C20	Summerhill Pointe Apartments

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Summerhill Pointe Apartments Property:

Cash Flow Analysis(1)

	2010	2011	2012	2013	11/30/2014 TTM	UW	UW per Unit
Base Rent	N/A	$5,635,747	$5,540,059	$5,544,296	$5,593,650	$5,556,477	$9,647
Other Income	N/A	$665,004	$640,561	$561,899	$589,203	$589,203	$1,023
Less Vacancy & Credit Loss	N/A	($973,707)	($847,618)	($680,914)	($563,325)	($526,152)	(9.5%)
Effective Gross Income	N/A	$5,327,044	$5,333,002	$5,425,281	$5,619,528	$5,619,528	$9,756
Total Operating Expenses	N/A	$2,547,175	$2,464,831	$2,469,121	$2,390,529	$2,387,234	$4,145
Net Operating Income	N/A	$2,779,869	$2,868,171	$2,956,160	$3,228,999	$3,232,294	$5,612
Capital Expenditures	N/A	$220,026	$286,871	$368,040	$683,516	$144,000	$250
Net Cash Flow	N/A	$2,559,843	$2,581,300	$2,588,120	$2,545,483	$3,088,294	$5,362

Occupancy %	N/A	82.6%	83.1%	86.1%	97.4%(1)	90.5%
NOI DSCR	N/A	1.25x	1.29x	1.33x	1.45x	1.45x
NCF DSCR	N/A	1.15x	1.16x	1.16x	1.14x	1.39x
NOI Debt Yield	N/A	7.8%	8.1%	8.3%	9.1%	9.1%
NCF Debt Yield	N/A	7.2%	7.3%	7.3%	7.2%	8.7%

(1)	Per borrower rent roll dated November 22, 2014.

Escrows and Reserves.  The Summerhill Pointe Apartments Borrower deposited $127,840 in escrow for annual real estate taxes at loan origination and is required to escrow $31,960 for real estate taxes monthly. The Summerhill Pointe Apartments Borrower deposited $73,717 in escrow for annual insurance premiums at loan origination and is required to escrow $7,372 for insurance premiums monthly. The Summerhill Pointe Apartments Borrower deposited $2,000,000 for replacement reserves at loan origination and is also required to make monthly deposits of $12,000 for replacement reserves.

Lockbox and Cash Management. A springing lockbox applies with respect to the Summerhill Pointe Apartments Mortgage Loan. The Summerhill Pointe Apartments Borrower delivered at loan origination all documentation necessary for the lender to put in place a hard lockbox upon the occurrence and continuation of a Cash Sweep Period (as defined below).The Summerhill Pointe Apartments Mortgage Loan has springing cash management. During a Cash Sweep Period (defined below), the Summerhill Pointe Apartments Borrower will be required to deposit all excess cash with respect to the Summerhill Pointe Apartments Property in an account to be held by the lender as additional security for the Summerhill Pointe Apartments Mortgage Loan.

A “Cash Sweep Period” will (i) commence upon the occurrence of an event of default and continue until lender’s acceptance of the cure of such event of default and (ii) commence upon the debt service coverage ratio being less than 1.20x for two consecutive calendar quarters and continue until the debt service coverage ratio has been not less than 1.25x for two consecutive calendar quarters.

Property Management. The Summerhill Pointe Apartments Property is managed by B&R Property Management, Inc. Founded in 1981 and headquartered in Las Vegas, Nevada, B&R Property Management, Inc. manages in excess of 30 large apartment communities in the greater Las Vegas market consisting of approximately 6,000 units with a total a market value of over $500 million. B&R Property Management, Inc.’s portfolio of clients ranges from individual real estate investors to large multi-national corporations.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance.  The Summerhill Pointe Apartments Borrower is required to obtain and maintain property insurance, public liability insurance and rental loss and/or business interruption insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

(THIS PAGE INTENTIONALLY LEFT BLANK)

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C20	DoubleTree - Santa Ana, CA

Mortgage Loan No. 6 – DoubleTree - Santa Ana, CA

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C20	DoubleTree - Santa Ana, CA

Mortgage Loan No. 6 – DoubleTree - Santa Ana, CA

Doubletree - Santa Ana, CA
201 East MacArthur Boulevard
Santa Ana, CA 92707
ANAHEIM
Disneyland
Anaheim Convention Center
Katella Ave.
Orangewood Ave.
Chapman Ave.
Honda Center
Anaheim
Angel Stadium
Santa Ana Fwy
UC Irvine Medical Center
The Outlets at Orange
St Josephs Hospital
Westfield MainPlace
Garden Grove
Garden Grove Blvd.
Garden Grove Fwy
Westminster Ave.
Magnolia St.
Brookhurst St.
Euclid St.
West St.
Harbor Blvd.
Haster St.
River View Golf Course
Santa Ana River
Santa Ana College
Flower St.
ORANGE COUNTY
Willowick Golf Course
Civic Center Dr.
Downtown Santa Ana
Westminster
1st St.
Newland St.
Little Saigon
Los Angeles Intl. Airport 32 miles
Fairview St.
Bristol St.
Main St.
Grand Ave.
Edinger Ave.
Mile Square Regional Park
Players Golf Course
Centennial Regional Park
SANTA ANA
Fountain Valley
Fountain Valley Regional Hospital
Warner Ave.
Coastal Communities Hospital
Segerstrom Ave.
Huntington Beach Hospital
Orange Coast Memorial Medical Ctr.
Ward St.
Talbert Ave.
Ellis Ave.
Fountain Valley Promenade Shopping Center
Garfield Ave.
San Diego Fwy
Sunflower Ave.
South Coast Plaza
Metro Pointe at South Coast
Mesa Verde Country Club
HUNTINGTON BEACH
Baker St.
Adams Ave.
Atlanta Ave.
Orange Coast College
Orange County Fairgrounds
Costa Mesa
Costa Mesa Fwy
Victoria St.
19th St.
Talbert Regional Park
Huntington State Beach
Placentia Ave.
17th St.
15th St.
Hoag Orange Co. Hospital
Pacific Coast Hwy.
Balboa Pavilion
Balboa Blvd.
Balboa Pier
Pacific Ocean
Santa Ana Ave.
Santiago Dr.
Irvine Ave.
Upper Newport Bay
Upper Newport Bay Ecological Preserve
Jamboree Rd.
Big Canyon Country Club
Fashion Island
Newport Beach Country Club
MacArthur Blvd.
Newport Beach
San Joaquin Hills Rd.
Newport Coast Dr.
Ocean North-Pelican Hill Golf Course
Laguna Coast Wilderness Park
San Joaquin Hills Transportation Cor.
John Wayne Orange County Airport
Corona Del Mar Fwy
Campus Dr.
Michelson Dr.
Main St.
Red Hill Ave.
Alton Pkwy.
Jamboree Rd.
Barranca Pkwy.
The District at Tustin Legacy
Harvard Ave.
Culver Dr.
Irvine Center Dr.
Jeffrey Rd.
Tustin
Tustin Ranch Golf Course
Tustin Ranch Rd.
Walnut Ave.
IE - OC LINE/ ORANGE COUNTY LINE
IRVINE
Rancho San Joaquin Golf Course
University Dr.
Anteater Ballpark
Anteater Stadium
The Chicago School of Professional Psychology
William R Mason Regional Park
Langson Library
University of California - Irvine
University Research Park
Bonita Canyon Dr.
Strawberry Farms Golf Course
Shady Canyon Rd.
5
57
22
405
55
261
73
1
SAN GABRIEL MTS.
LOS ANGELES
Burbank
Glendale
Pasadena
Santa Monica
Rancho Cucamonga
Pomona
Ontario
Fullerton
Torrance
LONG BEACH
ANAHEIM
Orange
SANTA ANA
Huntington Beach
Irvine
Corona
Pacific Ocean

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C20	DoubleTree - Santa Ana, CA

Mortgage Loan No. 6 – DoubleTree - Santa Ana, CA

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Original Balance:	$32,000,000			Location:	Santa Ana, CA 92707
Cut-off Date Balance:	$32,000,000			General Property Type:	Hospitality
% of Initial Pool Balance:	2.8%			Detailed Property Type:	Full Service
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Lenawee Investments, LLC			Year Built/Renovated:	2002/2012
Mortgage Rate:	4.480%			Size:	253 Rooms
Note Date:	12/19/2014			Cut-off Date Balance per Unit:	$126,482
First Payment Date:	2/1/2015			Maturity Date Balance per Unit:	$102,433
Maturity Date:	1/1/2025			Property Manager:	Pacific Hospitality Group, LLC
Original Term to Maturity:	120 months			Underwriting and Financial Information
Original Amortization Term:	360 months			UW NOI:	$3,819,439
IO Period:	0 months			UW NOI Debt Yield:	11.9%
Seasoning:	0 months			UW NOI Debt Yield at Maturity:	14.7%
Prepayment Provisions:	LO (24); DEF (60); O (36)			UW NCF DSCR:	1.72x
Lockbox/Cash Mgmt Status:	Hard/In Place			Most Recent NOI:	$3,885,135 (10/31/2014 TTM)
Additional Debt Type:	None			2nd Most Recent NOI:	$3,595,167 (12/31/2013)
Additional Debt Balance:	N/A			3rd Most Recent NOI:	$2,885,572 (12/31/2012)
Future Debt Permitted (Type):	No (N/A)			Most Recent Occupancy:	81.5% (10/31/2014)
Reserves(1)				2nd Most Recent Occupancy:	78.7% (12/31/2013)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	75.2% (12/31/2012)
RE Tax:	$168,516	$33,703	N/A	Appraised Value (as of):	$48,200,000 (11/19/2014)
Insurance:	$0	Springing	N/A	Cut-off Date LTV Ratio:	66.4%
Deferred Maintenance:	$12,500	$0	N/A	Maturity Date LTV Ratio:	53.8%
Recurring Replacements:	$0	$40,614	$2,530,000

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$32,000,000	99.9%	Loan Payoff:	$25,925,640	80.9%
Borrower Deposits:	$45,000	0.1%	Escrows:	$181,016	0.6%
			Closing Costs:	$457,935	1.4%
			Return of Equity:	$5,480,409	17.1%
Total Sources:	$32,045,000	100.0%	Total Uses:	$32,045,000	100.0%

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

DoubleTree Santa Ana Mortgage Loan.

The Mortgage Loan.  The sixth largest mortgage loan (the “DoubleTree Santa Ana Mortgage Loan”) is secured by a first mortgage encumbering a full service hotel known as the DoubleTree Santa Ana (the “DoubleTree Santa Ana Property”) located in Santa Ana, California.

The Borrower and Sponsor. The borrower is Imperial Hotel Group, LLC, a California limited liability company (the “DoubleTree Santa Ana Borrower”) with two independent directors.

The majority equity in The DoubleTree Santa Ana Borrower is held (50.48%) by Lenawee Trust, a Nevada trust. Lenawee Trust is also the 100% owner of Lenawee Investments, LLC, the nonrecourse carve-out guarantor and sponsor for the DoubleTree Santa Ana Mortgage Loan. The sole beneficiaries of the Lenawee Trust are husband and wife, Tim and Steph Busch. Tim Busch is the founder and CEO of Pacific Hospitality Group, LLC (“PHG”). PHG currently owns and manages over 1926 rooms and 165,500 SF of meeting and event space across seven hotels and resorts in California, including the DoubleTree Santa Ana Property. The PHG portfolio includes the recently acquired Bacara Resort & Spa and the Balboa Bay Resort and Balboa Bay Club in Newport Beach, which together with the Estancia La Jolla Hotel & Spa in San Diego, the Meritage Resort and Spa in Napa Valley and the Pasea Hotel & Spa in Huntington Beach comprise PHG’s Meritage Collection, a new life and style hotel collection.

The Property.  The DoubleTree Santa Ana Property is a six-story, 253-room full service hotel located at the northwest corner of East MacArthur Boulevard and Imperial Promenade, just north of the Newport Freeway (SR-55) connecting Newport Beach to Anaheim, approximately two miles north of the San Diego Freeway (I-405) connecting Irvine to San Fernando, and approximately 5.5 miles northwest of the John Wayne International Airport.

The DoubleTree Santa Ana Property is operated as a DoubleTree hotel, an affiliate brand of Hilton. There are 148 king rooms, 102 double queen rooms and 3 one-bedroom suites, and each includes a plush-top bed, 37-inch HDTV, work desk and high-speed internet. Hotel amenities include complimentary shuttle service within a three-mile radius, including transportation to and from John Wayne International Airport, a complimentary fitness center, outdoor pool and whirlpool, valet parking, concierge service and complimentary weekday newspaper. The DoubleTree Santa Ana Property features a full service restaurant and wine bar which offers daily room service, 11,274 SF of meeting space including board rooms and five event rooms,

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C20	DoubleTree - Santa Ana, CA

a hotel business center and 178 parking spaces in an underground garage. The DoubleTree Santa Ana Property was last renovated in 2012 with $4.5 million spent on improvements to the hotel, including the guestrooms, lobby and common areas.

The DoubleTree Santa Ana Property is six miles from Newport, Laguna, and Huntington beaches, two miles from South Coast Plaza, an upscale shopping center with over 250 retailers, and approximately eight miles from the Irvine Spectrum Center. Local attractions include Disneyland, the Orange County Performing Arts Center, Angel Stadium, Honda Center, Knott’s Berry Farm and Balboa Islands.

Demand at the DoubleTree Santa Ana Property is approximately 40% commercial driven, 40% leisure driven and 20% meeting and group driven. Commercial demand is generated primarily by the wide variety of corporate tenants in the surrounding area including First American Title, T-Mobile, Ingram Micro, Universal Electronics, NDS, United Health Care, Masco, IKEA, and IBM. Leisure demand is generated by the large local population hosting visitors, the many tourist attractions drawing people to the area, and the proximity to Interstate 5 and Interstate 405. Meeting and group demand is generated primarily by local businesses for uses such as training sessions, small exhibits, product announcements, meetings and seminars and by sports teams, religious gatherings, weddings, tour buses and educational groups.

More specific information about the DoubleTree Santa Ana Property and the related competitive set is set forth in the table below:

DoubleTree Santa Ana Property and Market Historical Occupancy, ADR, RevPAR
	Competitive Set			DoubleTree Santa Ana Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2010	71.1%	$102.79	$73.05	74.1%	$99.57	$73.81	104.3%	96.9%	101.0%
2011	74.4%	$107.19	$79.70	72.7%	$107.08	$77.80	97.7%	99.9%	97.6%
2012	73.6%	$110.59	$81.43	75.6%	$109.84	$83.03	102.7%	99.3%	102.0%
2013	80.0%	$113.22	$90.56	78.7%	$116.44	$91.67	98.4%	102.8%	101.2%
TTM 10/31/14	79.6%	$124.87	$99.37	81.5%	$119.46	$97.34	102.4%	95.7%	98.0%

Source: Industry Report

The Market. The DoubleTree Santa Ana Property is located in Santa Ana, within Orange County, California. Orange County is the second most populous county in California with a 1.6 million person workforce and an unemployment rate as of June 2014 of 5.2%, as compared to the 7.4% rate for the State of California and 6.1% rate for the country. Orange County is also among the most affluent metro areas in the nation. Orange County’s 2014 estimated average annual household income was $97,734 as compared to the country’s estimated average annual income of $71,318, with 35% of households reporting incomes of $100,000 or more annually compared to 21.3% of the national population surpassing that income level.

Orange County serves as headquarters to four of the nation’s Fortune 500 corporations: Ingram Micro, Broadcom, Pacific-Life and Spectrum Group International. The five largest employers in Orange County are Walt Disney Co. (26,000), University of California, Irvine (22,253), St. Joseph Health System (12,062), Boeing Co. (6,890) and Kaiser Permanente (6,000).

The estimated 2013 population within a one-, three-, and five-mile radius of the DoubleTree Santa Ana Property was 19,549, 214,553, and 641,617 respectively. The population within a one-mile radius increased at an annual rate of approximately 2.3% between 2010 and 2014.

From 2003 through 2013, demand in the competitive set grew at an annual rate of 1.8% and RevPAR grew at an annual rate of 3.9%. Competing properties to the DoubleTree Santa Ana Property are shown in the table below:

Competitive Property Summary
Property	Location	Rooms	Year Opened	Comm. %	Meeting & Group %	Leisure %	2013 Est Occ.	2013 Est ADR	2013 Est RevPAR	Occ. Penetr.	ADR Penetr.	RevPAR Penetr.
Courtyard Santa Ana OC Airport	8 MacArthur Place Santa Ana	155	2011	50%	15%	35%	82%	$121	$99.22	102.1%	93.7%	95.7%
DoubleTree Club	7 Hutton Centre Drive Santa Ana	167	1986	45%	15%	40%	79%	$119	$94.01	98.4%	92.2%	90.7%
Marriott Costa Mesa	500 Anton Boulevard Costa Mesa	252	1989	40%	25%	35%	81%	$135	$108.68	100.2%	104.6%	104.8%
Embassy Suites Irvine OC Airport	2120 Main Street Irvine	293	1986	50%	20%	30%	79%	$144	$113.76	98.4%	111.5%	109.7%
Hilton OC Costa Mesa	3050 Bristol Street Costa Mesa	486	1987	40%	20%	40%	79%	$118	$93.22	98.4%	91.4%	89.9%
Crowne Plaza Costa Mesa	3131 Bristol Street Costa Mesa	224	1973	40%	20%	40%	77%	$104	$80.08	95.9%	80.6%	77.2%
Wyndham Orange County	3350 Ave. of the Arts Costa Mesa	238	1987	55%	25%	20%	88%	$105	$92.40	109.6%	81.3%	89.1%
Westin South Coast Plaza	686 Anton Boulevard Costa Mesa	390	1975	45%	30%	25%	81%	$173	$140.13	100.9%	134.0%	135.1%
Total/Wtd. Avg.		2,205		45%	22%	33%	80.6%	$131	$105.07

Source: Appraisal

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C20	DoubleTree - Santa Ana, CA

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the DoubleTree Santa Ana Property:

Cash Flow Summary
	2007	2008	2009	2010	2011	2012	2013	10/31/2014 TTM	UW	UW per Room
Occupancy	72.60%	75.40%	67.10%	74.30%	72.80%	75.20%	78.70%	81.50%	81.50%
Avg Daily Rate	$121.58	$122.20	$104.56	$99.43	$106.83	$110.47	$116.49	$119.30	$119.30
RevPAR	$88.27	$92.14	$70.16	$73.88	$77.77	$83.07	$91.68	$97.23	$97.23

Rooms	$8,148,492	$8,532,615	$6,475,676	$6,817,699	$7,185,053	$7,689,554	$8,462,364	$8,982,857	$8,982,857	$35,505
Food/Beverage	$3,145,060	$2,910,539	$2,164,139	$2,102,242	$2,011,560	$2,131,298	$2,279,015	$2,248,577	$2,248,577	$8,888
Other	$540,580	$506,458	$465,077	$467,807	$474,945	$476,246	$761,618	$952,011	$952,011	$3,763
Total Rev	$11,834,132	$11,949,612	$9,104,892	$9,387,748	$9,671,558	$10,297,098	$11,502,997	$12,183,445	$12,183,445	$48,156
Total Exp	$7,821,646	$7,941,218	$6,668,379	$6,837,484	$6,815,526	$7,411,526	$7,907,830	$8,298,310	$8,364,006	$33,059
NOI	$4,012,486	$4,008,394	$2,436,513	$2,550,264	$2,856,032	$2,885,572	$3,595,167	$3,885,135	$3,819,439	$15,097
FF&E	$357,844	$479,535	$364,224	$375,526	$386,880	$411,898	$460,402	$485,427	$487,338	$1,926
NCF	$3,654,642	$3,528,859	$2,072,289	$2,174,738	$2,469,152	$2,473,674	$3,134,765	$3,399,708	$3,332,101	$13,170

NOI DSCR	2.07x	2.06x	1.26x	1.31x	1.47x	1.49x	1.85x	2.00x	1.97x
NCF DSCR	1.88x	1.82x	1.07x	1.12x	1.27x	1.27x	1.61x	1.75x	1.72x
NOI Debt Yield	12.5%	12.5%	7.6%	8.0%	8.9%	9.0%	11.2%	12.1%	11.9%
NCF Debt Yield	11.4%	11.0%	6.5%	6.8%	7.7%	7.7%	9.8%	10.6%	10.4%

Escrows and Reserves. The DoubleTree Santa Ana Borrower is required to deposit 1/12 of the estimated real estate taxes monthly and 1/12 of the estimated annual insurance premiums monthly (unless the DoubleTree Santa Ana Property is covered under a “blanket policy” acceptable to the lender).

The DoubleTree Santa Ana Borrower deposited $12,500 at the DoubleTree Santa Ana Mortgage Loan origination date for immediate repairs to the DoubleTree Santa Ana Property. For furniture, fixtures and equipment (“FF&E”), the DoubleTree Santa Ana Borrower is required to deposit monthly an amount equal to 4% of the gross revenues which as of the DoubleTree Santa Ana Mortgage Loan origination date was $40,614. If the DoubleTree Santa Ana Property’s franchise agreement is not extended prior to the date that is 18 months prior to its initial expiration on October 31, 2022, all excess cash will be held in the FF&E reserve, subject to a cap of $2,530,000.

During a Cash Sweep Period (as defined below), the DoubleTree Santa Ana Borrower will be required to deposit any excess cash with respect to the DoubleTree Santa Ana Mortgage Loan in an account to be held by the lender as additional security for the DoubleTree Santa Ana Mortgage Loan, provided that any such excess cash will first be held in the FF&E reserve if required up to the cap of $2,530,000.

A “Cash Sweep Period” will generally commence when the debt service coverage ratio is less than 1.20x for two consecutive calendar quarters. A Cash Sweep Period will generally end when the debt service coverage ratio equals or exceeds 1.25x for two consecutive calendar quarters.

Lockbox and Cash Management.  A hard lockbox with cash management is in place with respect to the DoubleTree Santa Ana Mortgage Loan.

Property Management.  The DoubleTree Santa Ana Property is managed by Pacific Hospitality Group, LLC, an affiliate of the DoubleTree Santa Ana Mortgage Loan sponsor.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance.  The DoubleTree Santa Ana Borrower is required to obtain and maintain property insurance, public liability insurance and rental loss and/or business interruption insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

(THIS PAGE INTENTIONALLY LEFT BLANK)

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C20	Pavilions at Northshore

Mortgage Loan No. 7 – Pavilions at Northshore

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C20	Pavilions at Northshore

Mortgage Loan No. 7 – Pavilions at Northshore

Taft
Houston
190 miles
SAN PATRICIO
COUNTY
McKamey Rd.
Gregory
4th St.
Sunset
Rd.
Pavilions at Northshore
201 & 301 Northshore Boulevard
Portland, TX 78374
Wildcat Dr.
Northshore
Cinema 8
Lang Rd.
Portland
Moore Ave.
Northshore
Plaza
North Shore
Country
Club
Doyle
Broadway
Ave.
Ingleside
Nueces Bay Causeway
Nueces
Bay
Corpus Christi
Bay
Main St.
Burleson St.
NUECES
COUNTY
USS Lexington
Texas State
Aquarium
Whataburger
Field
San Antonio
140 miles
American
Bank Ctr.
Concrete Street
Amphitheater
City Hall
Corpus Christi
Intl. Airport
5 miles
Nueces
County
Courthouse
Corpus Spohn
Memorial
Hospital
Crosstown Expwy.
Ocean Dr.
Santa Fe St.
Alameda St.
Ayers St.
Del Mar
College
CORPUS
CHRISTI
Gollihar Rd.
COLO.
KANSAS
Wichita
Springfield
MO
TULSA
OKLAHOMA CITY
Santa Fe
Amarillo
Norman
Ft.
Smith
ALBUQUERQUE
NEW
MEXICO
OKLAHOMA
AR
Wichita
Falls
Red River
Lubbock
Denton
Plano
Shreveport
FT. WORTH
Arlington
DALLAS
Las
Cruces
EL PASO
Midland
Abilene
CIUDAD
JUAREZ
Odessa
TEXAS
Waco
San Angelo
AUSTIN
Beaumont
SAN
ANTONIO
HOUSTON
Galveston
CHIHUAHUA
Victoria
Portland
Laredo
Corpus
Christi
Gulf of
Mexico
MEXICO
McAllen
MONTERREY
Brownsville

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C20	Pavilions at Northshore

Mortgage Loan No. 7 – Pavilions at Northshore

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Original Balance:	$30,500,000			Location:	Portland, TX 78374
Cut-off Date Balance:	$30,500,000			General Property Type:	Multifamily
% of Initial Pool Balance:	2.7%			Detailed Property Type:	Garden
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Ojala Interests, LP			Year Built/Renovated:	2001/2006/2013-2014
Mortgage Rate:	4.430%			Size:	336 Units
Note Date:	9/22/2014			Cut-off Date Balance per Unit:	$90,774
First Payment Date:	11/1/2014			Maturity Date Balance per Unit:	$83,133
Maturity Date:	10/1/2024			Property Manager:	GREP South, LP (Greystar)
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	60 months			UW NOI:	$2,887,050
Seasoning:	3 months			UW NOI Debt Yield:	9.5%
Prepayment Provisions:	LO (23); YM1 (90); O (7)			UW NOI Debt Yield at Maturity:	10.3%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR:	1.52x
Additional Debt Type:	N/A			Most Recent NOI:	$2,833,893 (10/31/2014 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI(2):	$2,591,792 (12/31/2013 T-9 Ann.)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$2,175,156 (12/31/2012)
Reserves(1)				Occupancy Rate:	98.5% (10/31/2014)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	95.6% (12/31/2013 T-9 Ann.)
RE Tax:	$292,965	$29,297	N/A	3rd Most Recent Occupancy:	93.8% (11/13/2012)
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$42,500,000 (7/31/2014)
Recurring Replacements:	$0	$7,000	$420,000	Cut-off Date LTV Ratio:	71.8%
				Maturity Date LTV Ratio:	65.7%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$30,500,000	100.0%	Previous Loan:	$23,131,463	75.8%
			Reserves:	$292,965	1.0%
			Closing Costs:	$387,959	1.3%
			Return of Equity:	$6,687,613	21.9%
Total Sources:	$30,500,000	100.0%	Total Uses:	$30,500,000	100.0%

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements.
(2)
The above reported 2nd Most Recent NOI represents the nine months ending 12/31/2013, annualized. The Pavilions at Northshore Borrower indicated only 2012 year end operating statements were received from the seller and are a combination of the two phases that constitute the Pavilions at Northshore Property. The T-9 12/31/2013 annualized financials represent the approximately nine months of property operations during the year 2013 following the Pavilions at Northshore Borrower’s acquisition of the Pavilions at Northshore Property

The Mortgage Loan.  The seventh largest mortgage loan (the “Pavilions at Northshore Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $30,500,000 secured by a first priority fee mortgage encumbering a 336 unit garden style apartment complex in Portland, Texas (the “Pavilions at Northshore Property”). The proceeds of the Pavilions at Northshore Mortgage Loan were primarily used to refinance a previous loan of approximately $23,131,463, secured by the Pavilions at Northshore Property, and as a return of equity to the Pavilions at Northshore Borrower. The Pavilions at Northshore Property was purchased by the Pavilions at Northshore Borrower in March 2013 for a purchase price of approximately $29,120,000 (net of an $80,000 credit provided to the Pavilions at Northshore Borrower at purchase closing). The Pavilions at Northshore Borrower has invested approximately $1,526,138 in property renovations since acquisition.

The Borrower and the Sponsor.  The borrower is Northshore Pavilions Owner, LP, a Texas limited partnership with one independent director (the “Pavilions at Northshore Borrower”). The Pavilions at Northshore Borrower is partially owned and controlled by Larry Likover and Clayton D. Likover through Ojala Interests, LP (“Ojala”) and certain of its affiliates. Ojala is a Dallas based real estate investment firm founded by Clayton D. Likover. Larry Likover and Clayton D. Likover are the nonrecourse carve-out guarantors.

The Property. The Pavilions at Northshore Property is a 336 unit garden style apartment complex located in Portland, Texas, approximately six miles north of Corpus Christi. The Pavilions at Northshore Property was constructed in two phases in 2001 (176 units) and 2006 (160 units) and operated as two separate but contiguous apartment communities until 2013, when the Pavilions at Northshore Property was purchased by the Pavilions at Northshore Borrower. Common amenities include two resort-style swimming pools, a hot tub, a clubhouse, a fitness center, a business center, a conference room, a media center/game room, barbeque grills, courtyards, a laundry facility, 145 detached garages and access gates. Total parking availability is 761 surface and garage spaces. As of the October 31, 2014 rent roll, approximately 68 apartments within the Pavilions at Northshore Property were leased to corporate housing providers including Almost Home, Blue Water Corporate Housing, Corporate Housing Associates, and Executive Quarters. In addition, approximately 13 apartments were leased to TPCO America Corp.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C20	Pavilions at Northshore

The Pavilions at Northshore Borrower began a renovation program at the Pavilions at Northshore Property in 2013, with a $1,594,031 budget, which is substantially complete after expenditures of approximately $1,526,138 as of December 2014. Common area renovations included a full exterior painting, landscaping upgrades and clubhouse and leasing office upgrades. Unit renovations, generally associated with Phase I of the Pavilions at Northshore Property, included new flooring, appliances, blinds, washer/dryer appliances, hardware and fixtures. The renovated apartments generally leased for approximately $150 per month more than prior to renovation.

The chart below shows the apartment mix at the Pavilions at Northshore Property:

Unit Mix Summary
Unit Type	No. of Units	% of Total	SF	Total SF
1 Bedroom/1 Bath	80	23.8%	741	59,280
1 Bedroom/1 Bath	44	13.1%	760	33,440
2 Bedroom/2 Bath	44	13.1%	925	40,700
2 Bedroom/2 Bath	80	23.8%	962	76,960
2 Bedroom/2 Bath	88	26.2%	1,044	91,872
Total/Wtd. Avg.	336	100%	900	302,252

The Market.  The Pavilions at Northshore Property is located in Portland, San Patricio County, Texas, approximately six miles from the Corpus Christi city limits. Portland is part of the overall Corpus Christi multifamily market. The general Corpus Christi multifamily market had a 97.6% occupancy rate and the Portland multifamily submarket had a 98.3% occupancy rate, in each case, as of May 2014. The overall Corpus Christi multifamily market, with approximately 32,206 units, was projected to add approximately 980 new apartment units in 2014, and approximately 450 new apartment units are anticipated in 2015. The Pavilions at Northshore Property currently represents the only multifamily property built within the city of Portland since 2000. It is one of four multifamily developments, totaling approximately 1,330 units, currently within the Portland city limits. The city of Portland has imposed a restriction on future multifamily development within the city’s 2012 comprehensive plan, which was adopted on February 7, 2013, until the multifamily component of the city’s overall housing ratio is below 25 percent.

Comparable rental properties to the Pavilions at Northshore Property are shown in the chart below. The comparable rental properties are all located in Corpus Christi, Texas.

Pavilions at Northshore Competitive Rental Property Summary
Property	Units	Average Unit Size (SF)	Avg. Rent Per Month	Avg. Rent Per SF	Year Built	Occupancy	Property Class	Overall Comparison
Pavilions at Northshore (subject)	336	900	$1,178	$1.31	2001/2006	99%	A	N/A
Camden South Bay	270	1,054	$1,228	$1.17	2007	96%	A	Superior
Gulf Breeze	200	937	$1,081	$1.15	2005	96%	A-	Inferior
Island Villa	288	983	$1,078	$1.10	2009	96%	A-	Inferior
Sendera Baypoint	350	967	$1,216	$1.26	1998	94%	A	Similar
Stoneleigh Corpus Christi	348	790	$965	$1.22	2006	97%	A-	Inferior
Reserve at Saratoga	274	843	$1,026	$1.22	2006	93%	A-	Inferior
Average of Comparables	288	929	$1,099	$1.19	2005	95%

Source: Appraisal

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C20	Pavilions at Northshore

Operating History and Underwritten Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten Cash Flow at the Pavilions at Northshore Property:

Cash Flow Analysis

	2010(1)	2011(1)	2012		12/31/2013 T-9 Ann.(2)	10/31/2014 TTM		UW	UW per Unit
Base Rent	N/A	N/A	$3,439,487		$4,021,404	$4,249,168		$4,389,216	$13,063
Reimbursements	N/A	N/A	$0		$0	$0		$0	$0
Other Income	N/A	N/A	$326,273		$413,020	$484,629		$484,629	$1,442
Discounts Concessions	N/A	N/A	$0		($3,569)	($291)		$0	$0
Less Vacancy & Credit Loss	N/A	N/A	$0		($177,091)	($175,390)		($219,461)	($653)
Effective Gross Income	N/A	N/A	$3,765,760		$4,253,765	$4,558,115		$4,654,384	$13,852
Total Operating Expenses	N/A	N/A	$1,590,604		$1,661,973	$1,724,222		$1,767,334	$5,260
Net Operating Income	N/A	N/A	$2,175,156		$2,591,792	$2,833,893		$2,887,050	$8,592
Capital Expenditures	N/A	N/A	$0		$0	$0		$84,000	$250
TI/LC	N/A	N/A	$0		$0	$0		$0	$0
Net Cash Flow	N/A	N/A	$2,175,156		$2,591,792	$2,833,893		$2,803,050	$8,342

Occupancy %	N/A	N/A	93.8%	(3)	95.6%	98.5%	(4)	95.0%
NOI DSCR	N/A	N/A	1.18x		1.41x	1.54x		1.57x
NCF DSCR	N/A	N/A	1.18x		1.41x	1.54x		1.52x
NOI Debt Yield	N/A	N/A	7.1%		8.5%	9.3%		9.5%
NCF Debt Yield	N/A	N/A	7.1%		8.5%	9.3%		9.2%

(1)
The Pavilions at Northshore Borrower purchased the Pavilions at Northshore Property on March 14, 2013. The Pavilions at Northshore Borrower indicated only 2012 year end operating statements were received from the seller and are a combination of the two phases that constitute the Pavilions at Northshore Property.

(2)
The 12/31/2013 T-9 annualized financials represent the approximately nine months of property operations during the year 2013 following the Pavilions at Northshore Borrower’s acquisition of the Pavilions at Northshore Property

(3)
The Pavilions at Northshore Borrower purchased the Pavilions at Northshore Property in March 2013. Occupancy data for 2012 is based on two separate rent rolls associated with the two phases that constitute the Pavilions at Northshore Property as of November 13, 2012.

(4)	The 10/31/2014 TTM occupancy is based on the 10/31/2014 rent roll.

Escrows and Reserves.  The Pavilions at Northshore Borrower is required to escrow monthly 1/12 of the annual estimated tax payments and 1/12 of the annual estimated insurance premiums (unless the Pavilions at Northshore Borrower maintains insurance under an acceptable blanket insurance policy). The Pavilions at Northshore Borrower is required to make monthly deposits of $7,000 for replacement reserves (which amount may be increased by the lender if the lender determines, based on its inspections, that such amount is not sufficient to fund the cost of likely replacements and related contingencies that may arise during the remaining term of the Pavilions at Northshore Mortgage Loan), provided that such deposits are not required to the extent that the amount then on deposit in the replacement reserve exceeds $420,000.

Lockbox and Cash Management. A springing hard lockbox is required with respect to the Pavilions at Northshore Mortgage Loan (i.e. upon the occurrence of a Cash Sweep Period for the Pavilions at Northshore Mortgage Loan, the Pavilions at Northshore Borrower has agreed to establish and maintain a hard lockbox following the commencement of such Cash Sweep Period). The Pavilions at Northshore Mortgage Loan has springing cash management. Provided a Cash Sweep Period has not occurred, the Pavilions at Northshore Mortgage Loan does not have cash management. Following the first occurrence of a Cash Sweep Period for the Pavilions at Northshore Mortgage Loan, funds in the lockbox account are applied on each monthly payment date to pay debt service on the Pavilions at Northshore Mortgage Loan, to fund the required reserve deposits as described above under “—Escrows and Reserves” and to disburse the remainder either (x) if a Cash Sweep Period is not then continuing, to the Pavilions at Northshore Borrower or (y) if a Cash Sweep Period is then continuing, (i) first, during a Cash Sweep Period in existence due to a DSCR Sweep Event (as defined below), to the Pavilions at Northshore Borrower in an amount equal to the monthly amount payable for operating expenses not otherwise paid or reserved for as described above under “—Escrows and Reserves” and referenced in the Pavilions at Northshore Borrower’s annual budget together with other amounts incurred by the Pavilions at Northshore Borrower in connection with the operation and maintenance of the Pavilions at Northshore Property approved by lender and (ii) second, to an account to be held by the lender as additional security for the Pavilions at Northshore Mortgage Loan).

A “Cash Sweep Period” will:

(i) commence upon the occurrence of an event of default under the Pavilions at Northshore Mortgage Loan and continue until the date on which the event of default under the Pavilions at Northshore Mortgage Loan is cured to the lender’s satisfaction and no other event of default exists, or

(ii) commence upon the debt service coverage ratio on the Pavilions at Northshore Mortgage Loan falling below 1.15x for six consecutive calendar months (such event, a “DSCR Sweep Event”) and continue until the debt service coverage ratio on the Pavilions at Northshore Mortgage Loan being equal to or greater than 1.15x for six consecutive calendar months.

Additional Secured Indebtedness (not including trade debts).  Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property.  Not permitted.

Terrorism Insurance. Generally, the Pavilions at Northshore Borrower is required to obtain insurance against acts of terrorism or other similar acts or events (or “fire following”) to the extent such insurance is available in form and substance reasonably satisfactory to lender (but in no event more than

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C20	Pavilions at Northshore

the sum of 100% of full replacement cost and 12 months of business interruption insurance). Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Program Reauthorization Act of 2007 (or any extension thereof or other federal government program with substantially similar protection) is in effect, the Pavilions at Northshore Borrower is required to maintain, and lender is required to accept, terrorism insurance which covers “covered acts” (as defined by such statute or other program), as full compliance as it relates to the risks required to be covered pursuant to the preceding sentence, so long as such statute or other program covers both domestic and foreign acts of terrorism.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C20	One & Only Ocean Club

Mortgage Loan No. 8 – One & Only Ocean Club

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C20	One & Only Ocean Club

Mortgage Loan No. 8 – One & Only Ocean Club

Atlantic Ocean
Salt Cay
One & Only Ocean Club
Paradise Island Boulevard
Paradise Island, The Bahamas
Colonial Beach
Paradise Beach
The Cove Atlantis
Atlantis Paradise Island Resort
The Reef Atlantis
Atlantis Royal Towers
Atlantis Coral Tower
Atlantis Beach Tower
Sheraton Grand Resort
Paradise Is. Beach Club
Paradise Island
Paradise Island Golf Course
Ocean Club Drive
Casuarina Beach
Paradise Beach Dr.
Atlantis Convention Center
Paradise Island Dr.
Prince George Wharf
Lynden Pindling Intl. Airport 9 miles
Festival Place
John Alfred Wharf
Atlantis Bridge
Paradise Island Br.
Paradise Island Harbour Resort
Nassau Harbour
Paradise Harbour Club and Marina
Athol Island
Bay St.
The Senate
Downtown Nassau
British Colonial Hilton
Central Bank of The Bahamas
Potters Cay
Malcolm's Park
Shirley St.
E. Bay St.
Fort Montagu
Natl. Art Museum
Government House
Fort Fincastle
Princess Margaret Hospital
Doctors Hospital
Harbour Bay Shopping Ctr.
National Centre of the Performing Arts
Shirley St.
Montagu Beach
Montagu Bay
Baillou Hill Rd.
Market St.
East St.
Collins Ave.
Montrose Ave.
Centreville
Palmdale
The Dundas Centre for Performing Arts
The Retreat National Park
Nassau
New Providence Island
Eastern Rd.
Mall at Marathon
Robinson Rd.
Kensington Garden
East St.
C. W. Saunders Hwy.
Georgia
Jacksonville
United States
Tampa
Florida
Gulf of Mexico
Miami
Grand Bahama
Freeport
Great Abaco
Nassau
New Providence
The Bahamas
Atlantic Ocean
Cat Island
Havana
Pinar del Rio
Santa Clara
Cuba
Camaguey
Crooked Island
Turks and Caicos Islands
Santiago de Cuba
Santiago de los Caballeros
Cayman Islands
Haiti
Dominican Republic
Jamaica
Kingston
Port-au-Prince
Santo Domingo
San Juan
Puerto Rico
Virgin Islands
Caribbean Sea
Honduras
Nicaragua

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C20	One & Only Ocean Club

Mortgage Loan No. 8 – One & Only Ocean Club

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Original Balance:	$30,000,000			Location:	Paradise Island, The Bahamas
Cut-off Date Balance:	$30,000,000			General Property Type:	Hospitality
% of Initial Pool Balance:	2.6%			Detailed Property Type:	Full Service
Loan Purpose:	Acquisition			Title Vesting:	Fee
Sponsor:	Access Industries Holdings LLC			Year Built/Renovated:	1962/2009
Mortgage Rate:	5.373%			Size:	105 Rooms
Note Date:	6/5/2014			Cut-off Date Balance per Unit(1):	$809,524
First Payment Date:	8/1/2014			Maturity Date Balance per Unit(1):	$723,712
Maturity Date:	7/1/2024			Property Manager:	One & Only Management Limited
Original Term to Maturity:	120 months			Underwriting and Financial Information
Original Amortization Term:	360 months			UW NOI:	$11,291,340
IO Period:	36 months			UW NOI Debt Yield(1):	13.3%
Seasoning:	6 months			UW NOI Debt Yield at Maturity(1):	14.9%
Prepayment Provisions:	LO (30); DEF (85); O (5)			UW NCF DSCR(1):	1.63x
Lockbox/Cash Mgmt Status:	Hard/Springing			Most Recent NOI:	$9,266,481 (10/31/2014 TTM)
Additional Debt Type:	Pari Passu			2nd Most Recent NOI:	$11,133,042(12/31/2013)
Additional Debt Balance:	$55,000,000			3rd Most Recent NOI:	$9,517,478 (12/31/2012)
Future Debt Permitted (Type):	Yes (Mezzanine)			Most Recent Occupancy:	68.0% (10/31/2014)
Reserves(2)				2nd Most Recent Occupancy:	66.0% (12/31/2013)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	63.0% (12/31/2012)
RE Tax:	$0	Springing	N/A	Appraised Value (as of):	$150,000,000 (3/27/2014)
Insurance:	$0	Springing	N/A	Cut-off Date LTV Ratio(1):	56.7%
Recurring Replacements:	$0	Springing	N/A	Maturity Date LTV Ratio(1):	50.7%
Other(2):	$2,200,000	Springing	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$85,000,000	58.7%	Purchase Price:	$140,500,000	97.1%
Borrower Equity:	$59,748,841	41.3%	Escrows:	$2,200,000	1.5%
			Closing Costs:	$2,048,841	1.4%
Total Sources:	$144,748,841	100.0%	Total Uses:	$144,748,841	100.0%

(1)
The One & Only Ocean Club Mortgage Loan is part of the One & Only Ocean Club Non-Serviced Loan Combination evidenced by two pari passu senior notes with an aggregate original principal balance of $85,000,000. The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NCF DSCR, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate note balance of the One & Only Ocean Club Non-Serviced Loan Combination.

(2)
See “—Escrows and Reserves” below for further discussion of reserve requirements. The One & Only Ocean Club Borrower deposited $2,200,000 at loan origination into a seasonality reserve and has a springing requirement to deposit monthly reserves for FF&E.

One & Only Ocean Club Mortgage Loan.

The Mortgage Loan.  The eighth largest mortgage loan (the “One & Only Ocean Club Mortgage Loan”) is part of a non-serviced loan combination (The “One & Only Ocean Club Non-Serviced Loan Combination”) evidenced by two pari passu promissory notes (Note A-1 and Note A-2) with a combined original principal amount of $85,000,000 (see “—Additional Secured Indebtedness” below for additional information) secured by a first mortgage encumbering a luxury resort hotel known as the One & Only Ocean Club (the “One & Only Ocean Club Property”) located on Paradise Island, The Bahamas. See “Description of the Mortgage Pool—The Non Serviced Loan Combinations—The One & Only Ocean Club Non-Serviced Loan Combination,” and “Servicing of the Mortgage Loans—Additional Matters Relating to the Servicing of the Non-Serviced Mortgage Loans” in the Free Writing Prospectus

The Borrower and Sponsor. The borrowers are OC Resort Holdings Ltd., AI Hotel Bahamas Ltd. and AI Properties Bahamas Ltd., each a Bahamian corporation (collectively, the “One & Only Ocean Club Borrower”) and each with two independent directors. Equity ownership in the One & Only Ocean Club Borrower is held indirectly by Access Industries Holdings LLC (90%) and Thomas H. Lee (10%). Access Industries Holdings LLC (“Access”) is the One & Only Ocean Club Mortgage Loan sponsor. Founded in 1986 by Len Blavatnik, Access is a privately held industrial group with long term, worldwide holdings in three sectors: natural resources and chemicals, media and telecommunications, and real estate. Access’ real estate portfolio includes a diverse list of iconic hotels and commercial real estate properties in the United States, South America and Europe.

The Property.  The One & Only Ocean Club Property is a 105-room luxury resort hotel located on 36 acres along the north-central shore of Paradise Island. Paradise Island is a 685-acre island, with over five miles of beach frontage, which sits directly north of the city of Nassau, accessed via the Paradise Island Bridge, which is approximately 0.6 miles southwest of the One & Only Ocean Club Property.

The One & Only Ocean Club Property was originally developed by the heir to the Great Atlantic and Pacific Tea Company, Huntington Hartford II. Mr. Hartford purchased the property in 1962, built the original Ocean Club hotel and made more than $10 million in further investments to the property,

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C20	One & Only Ocean Club

including adding terraced gardens and the 12th-Century Augustian Cloister which was shipped piece by piece from France. The Garden Cottages were constructed in 1978, the Crescent Wing was added in 2000, and the three Villas were constructed in 2003. Approximately $15.1 million has been invested over the past five years to renovate the pools, the Dune restaurant and the lobby and public restrooms, to replace the equipment in the fitness center and soft goods and case goods, and to upgrade the landscaping. An additional $7 million is expected to be spent on further furniture, fixtures and equipment (“FF&E”) expenditures by the One & Only Ocean Club Borrower during the first five years of the loan term, as required by the One & Only Ocean Club Mortgage Loan documents.

The One & Only Ocean Club Property operates under the One & Only Ocean Club Resorts brand. Guestrooms are housed across four areas: the Hartford Wing, Crescent Wing, Garden Cottages, and Villas. The Hartford Wing includes the original two-story building with 50 guestrooms (46 king rooms and four queen-queen rooms) offering ocean and garden views and marble and granite bathrooms. The Crescent Wing is comprised of five two-story buildings containing 40 beachfront king rooms and 10 1,100 SF beachfront king suites, all with hardwood louvered doors that open to a private patio or balcony. The Garden Cottages contain two two-bedroom, two-bath units secluded within the garden grounds, each furnished with king beds, satellite TV, separate sitting and dining areas, and private plunge pools with enclosed patios and courtyards. The most exclusive units at the One & Only Ocean Club Property are the three-and four-bedroom beachfront Villas. Each Villa is between 4,400 and 4,800 SF and is set atop the beach overlooking the ocean. The Villas are each complete island homes with spacious living areas with plasma screen televisions and Bose surround sound systems, fully-equipped kitchens with Viking appliances and dining areas for up to eight guests, luxury appointed bedrooms, hand carved case goods, jetted bathroom tubs, and private infinity-edged pools with pool terraces. Each Villa includes access to a personal golf cart, 24-hour personalized butler service, household and culinary staff, en-suite spa services, preferred seating at resort restaurants and a full breakfast served daily in-Villa.

With its direct beach frontage, the One & Only Ocean Club Property offers a variety of water sports. Other amenities include a spa facility with eight Balinese-style treatment spa villas, fitness center with locker rooms and steam room, two outdoor swimming pools, five tennis courts, butler service and kids’ programs. There is 1,666 SF of indoor meeting space and over 17,000 SF of outdoor function space at the property, as well as four food and beverage outlets: the ocean-view Dune restaurant, operated by Chef Jean-Georges Vongerichten, the upscale Courtyard Terrace, the casual poolside Pool Terrace Café, and The Library which offers morning coffee, snacks, tea service and bar service.

The One & Only Ocean Club Property is located approximately one-half mile east of the main entrance to the Atlantis Resort, which is not a part of the collateral but is managed by an affiliate of the property manager of the One & Only Ocean Club Property. The guests of the One & Only Ocean Club Property have unrestricted access to the facilities and recreational amenities offered at the Atlantis Resort complex including an 18-hole Tom Weiskopf-designed golf course, a 141 acre water park, the dolphin experience, casino, marina, retail complex and numerous restaurants and entertainment venues.

Demand at the One & Only Ocean Club Property is approximately 83% leisure driven and 17% meeting and group driven.

More specific information about the One & Only Ocean Club Property and the related competitive set is set forth in the tables below:

One & Only Ocean Club Property and Market Historical Occupancy, ADR, RevPAR
	Competitive Set			One & Only Ocean Club Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2009	54.6%	$670.02	$365.80	61.8%	$1115.03	$689.53	113.3%	166.4%	188.5%
2010	56.8%	$830.57	$471.45	64.8%	$1110.03	$719.37	114.2%	133.6%	152.6%
2011	56.4%	$880.53	$496.47	64.9%	$1202.32	$780.12	115.1%	136.5%	157.1%
2012	56.5%	$867.39	$490.49	63.0%	$1285.30	$809.92	111.4%	148.2%	165.1%
2013	60.1%	$909.78	$546.87	66.0%	$1260.53	$832.06	109.8%	138.6%	152.1%
10/31/2014 TTM	61.0%	$942.62	$574.70	68.0%	$1217.87	$828.31	111.6%	129.2%	144.1%

Source: Industry Report

The Market. The Islands of The Bahamas contain 100,000 square miles of marine territory which includes almost 5% of the world's coral reefs, drawing visitors seeking its beaches, clear waters, and abundant and varied marine life. The Bahamas are a popular honeymoon, family vacation, and spring-break destination for several North American markets. Airlift to The Bahamas is primarily via its largest airport, the Lynden Pindling International Airport (LPIA), located approximately 10 miles west of downtown Nassau. LPIA contains U.S. Border pre-clearance facilities that allow all U.S. inbound flights to operate as domestic flights, and a newly completed 247,000 SF U.S. departures terminal for outbound flights. In 2009, LPIA began an approximately $410 million expansion and renovation which officials expect will allow the airport to be able to accommodate over five million passengers by 2020. There are five other major airports in The Bahamas offering direct commercial and charter flights to and from North America, Europe and other areas of the Caribbean.

The greater Caribbean region consists of 32 countries comprising several hundred islands in the Caribbean Sea. For the most part, the Caribbean islands tend to share a similar geography, culture, and history and the region benefits from the natural beauty of its beaches, exotic wildlife, cultural diversity, warm tropical weather, and numerous festivals. According to certain travel and tourism industry association, the Caribbean is the most tourism intensive region in the world with travel and tourism accounting for approximately 15% of the total gross domestic product and generating approximate 15% to 20% of total employment. Overall, the tourism industry generates over $20 billion a year for the region and provides more jobs than any other industry.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C20	One & Only Ocean Club

Due to the One & Only Ocean Club Property’s unique physical characteristics, established reputation, high employee to guest ratio, low density design and average rental rates in excess of $1,000, its competitive market extends beyond The Bahamas to the broader Caribbean region. Competing properties to the One & Only Ocean Club Property are shown in the table below:

Competitive Property Summary
Property	Location	Rooms	Year Opened/ Renovated	Meeting & Group %	Leisure %	2013 Est Occ.	2013 Est ADR	2013 Est RevPAR	Occ. Penetr.	ADR Penetr.	RevPAR Penetr.
One & Only Ocean Club	Bahamas	105	1962/2009	17%	83%	66%	$1,261	$832	113.5%	122.3%	138.9%
Rosewood Little Dix Bay	Virgin Gorda	100	1964/2007	10%	90%	55%	$788	$433	94.6%	76.5%	72.3%
Cap Juluca Hotel	Anguilla	98	1992/2008	10%	90%	60%	$900	$540	103.2%	87.3%	90.1%
Parrot Cay Resort	Turks and Caicos	78	1998/2009	10%	90%	60%	$1,100	$660	103.2%	106.7%	110.1%
Viceroy Anguilla	Anguilla	155	2009/2011	5%	95%	60%	$930	$558	103.2%	90.2%	93.1%
Ritz Carlton Reserve Dorado Beach	Puerto Rico	115	2013/N/A	20%	80%	49%	$1,150	$564	84.3%	111.6%	94.0%
Total/Wtd. Avg.		651		12%	88%	88%	$1,016	$580

Source: Appraisal

There is one new hotel under construction expected to be competitive with the One & Only Ocean Club Property, the Rosewood Baha Mar (New Providence Island, Bahamas) which will be a part of the larger Baha Mar complex offering 2,200 rooms and 300 private residences and is expected to open in early 2015.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the One & Only Ocean Club Property:

Cash Flow Summary
	2007	2008	2009	2010	2011	2012	2013	10/31/2014 TTM	UW	UW per Room
Occupancy	77.7%	73.2%	61.9%	64.8%	64. 9%	63.1%	66.0%	68.0%	67.5%
Avg Daily Rate	$1,040.58	$1,122.58	$1,114.33	$1,109.98	$1,202.22	$1,285.30	$1,260.53	$1217.87	$1,242.18
RevPAR	$808.44	$822.02	$689.53	$719.37	$780.12	$811.01	$832.06	$828.15	$838.47

Rooms	$31,278,679	$31,590,394	$26,426,265	$27,569,765	$29,898,064	$31,167,204	$31,888,805	$31,745,115	$32,134,349	$1,242
Food/Beverage	$14,015,231	$13,525,628	$11,998,503	$13,242,060	$14,111,237	$14,280,229	$16,186,717	$14,947,481	$16,298,532	$630
Other	$1,743,170	$1,619,740	$1,279,647	$1,346,229	$1,142,541	$1,011,245	$984,147	$942,133	$934,580	$36
Total Rev	$47,037,080	$46,735,762	$39,704,415	$42,158,054	$45,151,842	$46,458,678	$49,059,669	$47,634,729	$49,367,461	$1,908
Total Exp	$35,055,852	$35,313,337	$30,282,934	$32,684,886	$34,801,393	$36,941,200	$37,926,627	$38,368,248	$38,076,120	$1,472
NOI	$11,981,228	$11,422,425	$9,421,481	$9,473,168	$10,350,449	$9,517,478	$11,133,042	$9,266,481	$11,291,340	$436
FF&E	$0	$0	$0	$0	$0	$0	$0	$1,905,389	$1,974,698	$76
NCF	$11,981,228	$11,422,425	$9,421,481	$9,473,168	$10,350,449	$9,517,478	$11,133,042	$7,361,092	$9,316,642	$360

NOI DSCR	2.10x	2.00x	1.65x	1.66x	1.81x	1.67x	1.95x	1.62x	1.98x
NCF DSCR	2.10x	2.00x	1.65x	1.66x	1.81x	1.67x	1.95x	1.29x	1.63x
NOI Debt Yield	14.1%	13.4%	11.1%	11.1%	12.2%	11.2%	13.1%	10.9%	13.3%
NCF Debt Yield	14.1%	13.4%	11.1%	11.1%	12.2%	11.2%	13.1%	8.7%	11.0%

Escrows and Reserves. The One & Only Ocean Club Borrower is required to deposit 1/12 of the estimated real estate taxes monthly after the exemption from real estate taxes under the Hotel Encouragement Act Phase II Agreement expires in 2019. The One & Only Ocean Club Borrower is also required to deposit 1/12 of the estimated annual insurance premiums monthly (unless the One & Only Ocean Club Property is covered under a “blanket policy” acceptable to the lender).

Beginning August 1, 2015, the One & Only Ocean Club Borrower is required to deposit monthly for FF&E reserves an amount equal to 4% of the gross revenues for the second prior month, unless (A) (i) the One & Only Ocean Club Borrower has evidence of FF&E expenditures of at least $2,000,000 in the first year of the loan term and estimates to spend at least $2,000,000 in the second year or (ii) the One & Only Ocean Club Borrower has evidence of FF&E expenditures of at least $7,000,000 in the second year of the loan term, then no monthly FF&E reserves will be required in the second year, or (B) (i) the One & Only Ocean Club Borrower has evidence of FF&E expenditures of at least $4,000,000 in the first two years of the loan term and estimates to spend at least $2,000,000 in the third year or (ii) the One & Only Ocean Club Borrower has evidence of FF&E expenditures of at least $7,000,000 in the third year of the loan term, then the FF&E monthly requirement shall be an amount equal to 1% of the gross revenues for the second prior month, or (C) (i) the One & Only Ocean Club Borrower has evidence of FF&E expenditures of at least $6,000,000 in the first three years of the loan term and estimates to spend at least $2,000,000 in the fourth year or (ii) the One & Only Ocean Club Borrower has evidence of FF&E expenditures of at least $7,000,000 in the fourth year of the loan term, then the FF&E monthly requirement shall be an amount equal to 2% of the gross revenues for the second prior month, or (D) the One & Only Ocean Club Borrower has evidence of FF&E expenditures of at least $7,000,000 in the first four years of the loan term, then the FF&E monthly requirement in the fifth year of the loan term shall be an amount equal to 3% of the gross revenues for the second prior month.

The One & Only Ocean Club Borrower deposited at the time of the One & Only Ocean Club Mortgage Loan origination $2,200,000 in a seasonality reserve and is required to deposit on each payment date during December through May a monthly amount set each December equal to 1/6 of the

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C20	One & Only Ocean Club

amount which, if added to the net cash flow, would cause the debt service coverage ratio during the previous July through November period to equal 1.10x. The monthly deposit to the seasonality reserve may be provided at the One & Only Ocean Club Borrower’s election in the form of either cash payment or letter of credit, provided that following the acceleration of the One & Only Ocean Club Mortgage Loan during an event of default, the lender may draw upon any such letter of credit so provided either to (i) apply as the lender may determine or (ii) hold as additional security for the One & Only Ocean Club Mortgage Loan.

During a Cash Sweep Period (as defined below), the One & Only Ocean Club Borrower will be required to deposit all excess cash with respect to the One & Only Ocean Club Mortgage Loan in an account to be held by the lender as additional security for the One & Only Ocean Club Mortgage Loan.

Lockbox and Cash Management.  A U.S. hard lockbox and a Bahamian hard lockbox are in place with respect to the One & Only Ocean Club Mortgage Loan to handle receipts in U.S. dollars and Bahamian dollars, respectively. The One & Only Ocean Club Mortgage Loan has springing cash management. Provided a Cash Sweep Period (defined below) has not occurred and is not continuing, funds in the lockbox account are swept daily to an account designated by the One & Only Ocean Club Borrower.

A “Cash Sweep Period” will generally commence upon the earlier of (i) an event of default, (ii) the bankruptcy or insolvency filing by either the One & Only Ocean Club Borrower or AI Petroleum Holdings, LLC and (iii) the date upon which the debt service coverage ratio for the trailing 12 months is less than 1.20x. A Cash Sweep Period will generally end upon, as applicable, (i) the cure of such event of default, (ii) such bankruptcy or insolvency no longer being in effect or (iii) the date upon which the debt service coverage ratio for the trailing 12 months equals or exceeds 1.25x.

Property Management.  The One & Only Ocean Club Property is managed by One & Only Management Limited, an affiliate of Kerzner International Resorts. Kerzner International Resorts manages the entire One & Only brand of ultra-luxury resorts currently in eight locations worldwide, including the adjacent Atlantis resort complex and the Mazagan Beach & Golf Resort in Morocco.

Additional Secured Indebtedness (not including trade debts).

The One & Only Ocean Club Non-Serviced Loan Combination was originated by or on behalf of Bank of America, N.A. on June 5, 2014 and is evidenced by two pari passu notes secured by the One & Only Ocean Club Property, with a combined original principal balance of $85,000,000. Note A-2 had an original principal balance of $30,000,000 and evidences the One & Only Ocean Club Mortgage Loan. Note A-1 had an original principal balance of $55,000,000 and evidences the One & Only Ocean Club Non-Serviced Companion Loan. Note A-2 will be included in the securitization trust for MSBAM 2015-C20 and Note A-1 was contributed to the MSBAM 2014-C19 securitization trust.

The One & Only Ocean Club Mortgage Loan accrues interest at the same rate as the pari passu One & Only Ocean Club Non-Serviced Companion Loan and is entitled to payments of interest and principal on a pro rata and pari passu basis with the One & Only Ocean Club Non-Serviced Companion Loan, as and to the extent described under “Description of the Mortgage Pool—The Non-Serviced Loan Combinations—The One & Only Ocean Club Non-Serviced Loan Combination” in the Free Writing Prospectus. The holders of the One & Only Ocean Club Mortgage Loan and the One & Only Ocean Club Non-Serviced Companion Loan have entered into an agreement among note holders which sets forth the allocation of collections on the One & Only Ocean Club Non-Serviced Loan Combination. The One & Only Ocean Club Non-Serviced Loan Combination will be serviced pursuant to terms of the MSBAM 2014-C19 pooling and servicing agreement. See “Description of the Mortgage Pool—The Non-Serviced Loan Combinations—The One & Only Ocean Club Non-Serviced Loan Combination” and “Servicing of the Mortgage Loans—Additional Matters Relating to the Servicing of the Non-Serviced Mortgage Loans” in the Free Writing Prospectus.

Mezzanine Loan and Preferred Equity. The One & Only Ocean Club Mortgage Loan documents permit the One & Only Ocean Club Mortgage Loan sponsor to incur, after two years following the One & Only Ocean Club Mortgage Loan origination date and on up to three separate occasions, future mezzanine debt up to a maximum aggregate balance of $105,000,000 that is secured by 100% of the direct or indirect equity interest in the One & Only Ocean Club Borrower subject to, among other conditions (i) no event of default is continuing, (ii) calculated on the aggregate loan amount, a loan to value of not greater than 56.7%, a total debt service coverage ratio of not less than 1.61x and a total debt yield of not less than 10.79%, (iii) execution of an intercreditor agreement between the One & Only Ocean Club Mortgage Loan lender and the One & Only Ocean Club mezzanine loan lender and (iv) receipt of rating agency confirmation.

Release of Property. Not permitted.

Terrorism Insurance.  Generally, the One & Only Ocean Club Borrower is required pursuant to the One & Only Ocean Club Mortgage Loan documents to maintain (or cause to be maintained) insurance against loss for acts of terrorism with respect to the One & Only Ocean Club Property, provided that if the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2007 (or any subsequent statute, extension, or reauthorization thereof) is not in effect, then the One & Only Ocean Club Borrower will not be required to spend on the premium for terrorism insurance coverage more than two times the amount of the insurance premium for a separate “Special Form” or “All Risks” policy or equivalent policy insuring only the One & Only Ocean Club Property on a stand-alone basis under the One & Only Ocean Club Mortgage Loan agreement (provided that the One & Only Ocean Club Borrower will be obligated to purchase the maximum amount of terrorism coverage available with funds equal to such cap to the extent such coverage is available).

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C20	Arelia James Island Apartments

Mortgage Loan No. 9 – Arelia James Island Apartments

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C20	Arelia James Island Apartments

Mortgage Loan No. 9 – Arelia James Island Apartments

Arelia James Island Apartments
5230 South Gate Parkway
Jacksonville, FL 32256
JACKSONVILLE
Jacksonville Intl. Airport 10 miles
Gateway Shopping Ctr.
City Park
Talleyrand Ave
Fort Caroline Rd
Mill Cove
FT. GEORGE ISLAND CULTURAL STATE PARK
Dunes City Golf Club
Mt. Pleasant Rd
McCormick Rd
Arlington Hills
MLK Pkwy
21st St
Univ. of Florida Health Science Center
8th St
Jacksonville University
Merrill Rd
East Arlington
Mill Cove Golf Club
Monument Rd
St. Johns River
Rogero Rd
FSCJ Downtown Campus
Baseball Grounds of Jacksonville
Lone Star Rd
Arlington
Jacksonville Executive at Craig Airport
Kernan Blvd
Girvin Rd
Downtown
Arlington Expwy
Regency Square Mall
Atlantic Blvd
Baptist Medical Ctr. Downtown
Riverplace Tower
EverBank Field
Jacksonville Veterans Mem. Arena
Harbour Place
Nemours Children's Clinic
Sandalwood
Hendricks Ave
Hart Expwy
Alden Rd
Spring Park
Beach Blvd
Jacksonville Beach 4 miles
San Marco
FSCJ South Campus
St Johns Bluff Rd
Emerson St
Brooks Rehabilitation Hospital
Memorial Hospital
Miramar
Windy Hill
Jacksonville Golf & Country Club
St. Augustine Rd
Philips Hwy
Spring Park Rd
University of North Florida
Town Ctr. Pkwy
Bowden Rd
Comcast
University Blvd
NOVA Southeastern University
Belfort Rd
St. Vincent's Medical Ctr. Southside
Blue Cross & Blue Shield
St. Johns Town Ctr.
Glen Kernan Golf & Country Club
Lakewood
Powers Ave
Butler Blvd
Markets At Town Center
FBI
DUVAL COUNTY
Baymeadows
San Pablo Creek Conservation Easement
San Jose Golf Course
Vistakon
Mayo Clinic Primary Care Center
Jacksonville Naval Air Station
FSCJ Deerwood Center
Deerwood Golf Club
Deerwood Village
Deerwood
St. Johns River
Baymeadows Rd
Beauclerc Rd
Sunbeam Rd
Southside Blvd
Southside
The Avenues Mall
Deer Creek Country Club
Losco Rd
Greenland Rd
Bayward
Old St. Augustine Rd
Baptist Medical Ctr. South
Mandarin South Shopping Center
Julington-Durbin Preserve
Citigroup
295
95
1
113
115
10
109
228
23
90
13
152
202
9B
Yulee
Amelia City
American Beach
Callahan
Pecan Park
Jamestown
Atlantic Ocean
JACKSONVILLE
Atlantic Beach
Neptune Beach
Jacksonville Beach
Ponte Vedra Beach
Palm Valley
Orange Park
Fruit Cove
Nocatee
Middleburg
Mandarin
Deerwood
Baymeadows
Arlington
Ortega
Riverside
Sweetwater

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C20	Arelia James Island Apartments

Mortgage Loan No. 9 – Arelia James Island Apartments

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	CIBC			Single Asset/Portfolio:	Single Asset
Original Balance:	$29,000,000			Location:	Jacksonville, FL 32256
Cut-off Date Balance:	$29,000,000			General Property Type:	Multifamily
% of Initial Pool Balance:	2.5%			Detailed Property Type:	Garden
Loan Purpose:	Acquisition			Title Vesting:	Fee
Sponsor:	William P. Dickey			Year Built/Renovated:	2009/N/A
Mortgage Rate:	4.260%			Size:	270 Units
Note Date:	12/3/2014			Cut-off Date Balance per Unit:	$107,407
First Payment Date:	2/1/2015			Maturity Date Balance per Unit:	$98,082
Maturity Date:	1/1/2025			Property Manager:	GREP Southeast, LLC
Original Term to Maturity:	120 months			Underwriting and Financial Information
Original Amortization Term:	360 months			UW NOI:	$2,228,809
IO Period:	60 months			UW NOI Debt Yield:	7.7%
Seasoning:	0 months			UW NOI Debt Yield at Maturity:	8.4%
Prepayment Provisions:	LO (24); DEF (89); O (7)			UW NCF DSCR:	1.27x
Lockbox/Cash Mgmt Status:	Soft/Springing			Most Recent NOI (As of):	$1,986,244 (10/31/2014 TTM)
Additional Debt Type:	N/A			2nd Most Recent NOI:	$2,097,093 (12/31/2013)
Additional Debt Balance:	N/A			3rd Most Recent NOI:	$2,032,174 (12/31/2012)
Future Debt Permitted (Type):	N/A			Occupancy Rate (As of):	97.0% (11/14/2014)
Reserves(1)				2nd Most Recent Occupancy:	91.9% (12/29/2013)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	92.6% (11/25/2012)
RE Tax:	$80,650	$40,325	N/A	Appraised Value (As of):	$38,700,000 (10/30/2014)
Insurance:	$7,654	$7,654	N/A	Cut-off Date LTV Ratio:	74.9%
Recurring Replacements:	$0	$4,779	N/A	Maturity Date LTV Ratio:	68.4%
Other:	$0	$834	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$29,000,000	74.0%	Purchase Price:	$37,900,000	96.7%
Equity:	$10,177,145	26.0%	Closing Costs:	$1,188,841	3.0%
			Upfront Escrows:	$88,304	0.2%
Total Sources:	$39,177,145	100.0%	Total Uses:	$39,177,145	100.0%

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

The Mortgage Loan. The ninth largest mortgage loan (the “Arelia James Island Apartments Mortgage Loan”) is evidenced by a note in the original principal amount of $29,000,000 and is secured by a first priority fee mortgage encumbering a 270-unit multifamily property located in Jacksonville, Florida (the “Arelia James Island Apartments Property”). The proceeds of the Arelia James Island Apartments Mortgage Loan, along with approximately $10.2 million of equity, were used to acquire the Arelia James Island Apartments Property for $37.9 million, fund upfront escrows and pay closing costs.

The Borrower and the Sponsor.  The borrower is DFI Arelia, LLC (the “Arelia James Island Apartments Borrower”), a single-purpose Delaware limited liability company with one independent director. The Arelia James Island Apartments Borrower is majority indirectly owned by William P. Dickey, the Arelia James Island Apartments Mortgage Loan sponsor and nonrecourse carve-out guarantor. Mr. Dickey has over 20 years of real estate investment experience. Mr. Dickey is the founder, president and CEO of The Dermot Company, Inc. (“Dermot”), a diversified real estate development and management company formed in 1991 with approximately $2 billion in assets under management and under development. Mr. Dickey oversees Dermot’s investment, development and asset management activities and has experience in national markets across multiple asset classes, including multifamily, retail and office properties.

The Mortgaged Property. The Arelia James Island Apartments Property is a multifamily garden apartment complex consisting of 10 three-story buildings with 270 units located in Jacksonville, Duval County, Florida. The Arelia James Island Apartments Property was completed in 2009. As of November 14, 2014, the Arelia James Island Apartments Property was 97.0% leased. Units feature fully equipped kitchens, garden bathtubs, walk-in closets, washer/dryers, and patios/balconies. Common amenities include a swimming pool, dog park, community center with internet café, billiards room, fitness center, and a leasing office. The Arelia James Island Apartments Property is managed by GREP Southeast, LLC, a subsidiary of Greystar Real Estate Partners, LLC (“Greystar”). Greystar was founded in 1993 and has over 380,000 multifamily units under management. Greystar was ranked as the largest U.S. apartment manager in 2013 and 2014, according to an industry report.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C20	Arelia James Island Apartments

The following table presents a summary of the unit mix at the Arelia James Island Apartments Property:

Unit Mix Summary(1)
Unit Type	No. of Units	% of Total	Occupancy	Average Unit Size (SF)	Average Monthly Rent(2)	Average Monthly Rent PSF(2)	Average Monthly Market Rent PSF(3)
1 Bedroom/1 Bath	150	56%	100%	840	$994	$1.18	$1.22
2 Bedroom/1 Bath	12	4%	83%	1,008	$1,101	$1.09	$1.11
2 Bedroom/2 Bath	72	27%	97%	1,180	$1,226	$1.04	$1.07
3 Bedroom/2 Bath	36	13%	89%	1,376	$1,411	$1.03	$1.05
Total/Wtd. Avg.	270	100%	97%	1,010	$1,111	$1.10	$1.13(4)

(1)	Based on a rent roll dated November 14, 2014.
(2)	Average Monthly Rent and Average Monthly Rent PSF exclude vacant units.
(3)	Based on the appraisal.
(4)	Average of the appraiser’s concluded annual market rent PSF weighted by the total SF of each unit type.

The Market.  The Arelia James Island Apartments Property is located at 5230 South Gate Parkway, approximately 10 miles southeast of the central business district of Jacksonville, in Duval County, Florida. The Arelia James Island Apartments Property is located approximately 1/4 mile south of the Saint Johns Town Center, a retail development that includes Dillard’s, Target, Dick’s Sporting Goods, Ashley Furniture, Barnes & Noble, Jo Ann’s Fabrics, Ross Dress For Less, DSW, Staples and PetSmart among other smaller major tenants. A Nordstrom department store, a power center featuring Best Buy and Costco known as Markets at Town Center, and a Publix-anchored neighborhood center known as Village Center are also in the immediate vicinity of the Arelia James Island Apartments Property. In addition, the Arelia James Island Apartments Property is located near the center of Jacksonville’s suburban office market. Within two miles of the Arelia James Island Apartments Property are the recently built Deutsche Bank office building, the University of North Florida, the Florida Blue Cross Blue Shield headquarters, the Merrill Lynch campus, as well as several million SF of multi-tenant Class A office space.

According to the appraisal, Jacksonville is the largest city in Florida, the third most populous city on the east coast of the United States and the economic driver for the northeast part of Florida. The Jacksonville metropolitan statistical area has a status as an intermodal transportation hub and distribution center with a transportation network including port and air cargo facilities, in addition to rail and trucking routes. Access to three interstates and three U.S. highways (I-10, I-95, I-75 and U.S.-1, U.S.-17, U.S.-90), three railways (CSX, Norfolk Southern, and Florida East Coast), an international airport and deep water port with three marine terminals makes Jacksonville the gateway to Florida and the southeastern United States. Jacksonville has one of the most diversified industry bases in Florida, including aviation and aerospace, supply chain logistics, finance and insurance, information technologies, life sciences and advanced manufacturing.

According to an industry report, the compound annual population growth from 2010 to 2014 within a one- and three-mile radius of the Arelia James Island Apartments Property was 11.5% and 4.7% respectively, higher than that of the overall Jacksonville core based statistical area of 1.6% and the state of Florida of 1.5%. The estimated average household income within a one- and three-mile radius of the Arelia James Island Apartments Property was $106,688 and $69,674 respectively.

The Arelia James Island Apartments Property is located within the Jacksonville multifamily market and the submarket of Southside/Baymeadows. According to an industry report, as of the third quarter of 2014, the Jacksonville multifamily market was 6.7% vacant, down from 6.8% a year earlier. Average asking monthly rent was $867 per unit as of the third quarter of 2014, up from $838 per unit a year earlier. As of the third quarter of 2014, the Southside/Baymeadows multifamily submarket was 6.2% vacant compared to 6.1% a year earlier. Average asking monthly rent was $941 per unit as of the third quarter of 2014, up from $926 per unit a year earlier. The appraiser compiled a set of comparable garden apartment complexes in Jacksonville and concluded to average monthly market rents of $1,021 for one-bedroom/one-bath, $1,120 for two-bedroom/one-bath, $1,260 for two-bedroom/two-bath, and $1,440 for three-bedroom/two-bath. The appraiser also concluded to a 5% market vacancy, and a 0.5% credit loss.

The appraisal notes five multifamily projects, totaling approximately 1,422 units, currently under construction and fourteen multifamily projects, totaling approximately 2,213 units, planned in the Jacksonville market. Of those multifamily projects, two projects totaling approximately 520 units are planned in the Southside/Baymeadows submarket.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C20	Arelia James Island Apartments

Below is a chart of comparable apartment rentals cited in the appraisal, all of which are in Jacksonville and deemed comparable with respect to age, building class, amenity package and location:

Comparable Property Summary
Property	Location	Year Built	Occ.	No. of Units	Unit Type	Average Unit SF	Monthly Base Rent	Monthly Base Rent PSF
Terraces at Town Center	5140 South Gate Parkway Jacksonville, FL	2012	98.0%	240	1BR/1BA 2BR/2BA	763–898 1,094–1,193	$1,010–$1,080 $1,260–$1,300	$1.20–$1.33 $1.09–$1.15
Cabana Club	8680 Baymeadows Road East Jacksonville, FL	2012	95.0%	252	1BR/1.5BA 2BR/2BA 2BR/2.5BA 3BR/2BA	1,044 1,267 1,371 1,550	$1,148 $1,353 $1,433 $1,618	$1,10 $1.07 $1.04 $1.04
Lost Lake	8681 AC Skinner Parkway Jacksonville, FL	2013	97.1%	280	1BR/1BA 2BR/2BA 3BR/2BA	883 1,162–1,206 1,391	$999 $1,249–$1,474 $1,474	$1.13 $1.07–$1.22 $1.06
Hacienda Club	8685 Baymeadows Road East Jacksonville, FL	2013	94.0%	300	1BR/1BA 2BR/2BA 3BR/2BA	845–980 1,202 1,351–1,401	$1,078–$1,203 $1,350 $1,578–$1,745	$1.23–$1.28 $1.12 $1.17–$1.25
Village Walk	7651 Gate Parkway Jacksonville, FL	2004	97.0%	240	1BR/1BA 2BR/2BA 3BR/2BA	740–765 1137 1,312–1,528	$970–$1,070 $1,252 $1,382–$1,732	$1.31–$1.40 $1.10 $1.05–$1.13
Arelia James Island Apartments (subject)(1)	5230 South Gate Parkway Jacksonville, FL	2009	97.0%	270	1BR/1BA 2BR/1BA 2BR/2BA 3BR/2BA	840 1,008 1,180 1,376	$994 $1,101 $1,226 $1,411	$1.18 $1.09 $1.04 $1.03

Source: Appraisal
(1)	Based on borrower rent roll dated November 14, 2014. Base Rent and Base Rent PSF exclude vacant units.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Arelia James Island Apartments Property:

Cash Flow Analysis
	2010	2011	2012	2013	10/31/2014 TTM	UW	UW per Unit
Base Rent(1)	N/A	N/A	$3,589,992	$3,603,084	$3,608,784	$3,493,513	$12,939
Vacant Rent(2)	N/A	N/A	$0	$0	$0	$126,240	$468
Reimbursements(3)	N/A	N/A	$164,813	$164,016	$166,031	$168,750	$625
Less Vacancy & Credit Loss(4)	N/A	N/A	($416,602)	($334,590)	($357,444)	($180,988)	($670)
Other Income(5)	N/A	N/A	$165,624	$164,728	$185,570	$189,000	$700
Effective Gross Income	N/A	N/A	$3,503,827	$3,597,238	$3,602,941	$3,796,516	$14,061
Total Operating Expenses	N/A	N/A	$1,471,653	$1,500,145	$1,616,697	$1,567,707	$5,806
Net Operating Income	N/A	N/A	$2,032,174	$2,097,093	$1,986,244	$2,228,809	$8,255
Capital Expenditures	N/A	N/A	$0	$0	$0	$57,345	$212
TI/LC	N/A	N/A	$0	$0	$0	$0	$0
Net Cash Flow	N/A	N/A	$2,032,174	$2,097,093	$1,986,244	$2,171,463	$8,042

Occupancy %(4)	N/A	N/A	92.6%	91.9%	95.2%	95.0%
NOI DSCR	N/A	N/A	1.19x	1.22x	1.16x	1.30x
NCF DSCR	N/A	N/A	1.19x	1.22x	1.16x	1.27x
NOI Debt Yield	N/A	N/A	7.0%	7.2%	6.8%	7.7%
NCF Debt Yield	N/A	N/A	7.0%	7.2%	6.8%	7.5%

(1)	UW Base Rent based on the in-place rents as of the November 14, 2014 rent roll.
(2)	UW Vacant Rent based on the appraiser’s concluded market rent for each unit type.
(3)
The Arelia James Island Apartments Property has a ratio utility billing system program, whereby utilities are reimbursed to the Arelia James Island Apartments Borrower. Underwritten amount is based on the appraiser’s estimate.

(4)	Underwritten vacancy and credit loss of 5% percent which is higher than the actual vacancy of 3% as of the November 14, 2014 rent roll.
(5)	UW Other Income is based on the appraiser’s estimate and includes garage fees, pet fees, lease termination fees, application fees, vending machines, etc.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C20	Arelia James Island Apartments

Escrows and Reserves.  The Arelia James Island Apartments Borrower is required to escrow monthly 1/12 of the annual estimated real estate tax payments and 1/12 of the annual estimated property, liability and flood insurance premiums. The Arelia James Island Apartments Borrower is also required to make monthly deposits of $4,779 for replacement reserves.

In addition, on each payment date, the Arelia James Island Apartments Borrower is required to deposit into a reserve 1/12 of the amount of annual drainage association assessments that will become due, as estimated by the lender. So long as no default is continuing, all sums held in such reserve will be held by the lender to pay drainage association assessments in periodic installments. Upon receipt of evidence that the periodic payments of drainage association assessments have been made, the lender is required to release the appropriate amount to the Arelia James Island Apartments Borrower.

Lockbox and Cash Management. A soft lockbox is in place with respect to the Arelia James Island Apartments Mortgage Loan. The Arelia James Island Apartments Mortgage Loan has springing cash management. Provided a Cash Management Period has not commenced, funds in the lockbox account are swept daily to an account designated by the Arelia James Island Apartments Borrower. During the continuance of a Cash Management Period, funds in the lockbox account are applied on each monthly payment date to pay debt service on the Arelia James Island Apartments Mortgage Loan, to fund the required reserves deposits as described above under “—Escrows and Reserves,” to disburse to the Arelia James Island Apartments Borrower the amount of monthly operating expenses (not otherwise paid or reserved for in the required reserves)  referenced in an annual budget approved by lender together with other amounts incurred by the Arelia James Island Apartments Borrower in connection with the operation and maintenance of the Arelia James Island Apartments Property approved by lender, and to remit the remainder to an account to be held by the lender as additional security for the Arelia James Island Apartments Mortgage Loan.

A “Cash Management Period” will commence upon the occurrence of an event of default and continue until lender’s acceptance of the cure of such event of default.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance.  The Arelia James Island Apartments Borrower is required to obtain and maintain property insurance, public liability insurance and rental loss and/or business interruption insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C20	Ashford Portfolio - Palm Desert, CA

Mortgage Loan No. 10 – Ashford Portfolio - Palm Desert, CA

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C20	Ashford Portfolio - Palm Desert, CA

Mortgage Loan No. 10 – Ashford Portfolio - Palm Desert, CA

Ashford Portfolio - Palm Desert, CA
1 Courtyard Palm Desert Palm Desert, CA
2 Residence Inn Palm Desert Palm Desert, CA
PALM SPRINGS
Cathedral City
Thousand Palms
Rancho Mirage
PALM DESERT
COACHELLA VALLEY
RIVERSIDE COUNTY
Bermuda Dunes
Indio
Indian Wells
La Quinta
SANTA ROSA-SAN JACINTO MOUNTAINS
AGUA CALIENTE INDIAN RESERVATION
SAN BERNARDINO NATIONAL FOREST
Los Angeles 106 miles
San Diego 108 miles
Dillon Rd
Varner Rd
Palm Dr
E. Vista Chino
E. Ramon Rd
30th Ave
28th Ave
Dinah Shore Dr
Gerald Ford Dr
Frank Sinatra Dr
Country Club Dr
Hovley Ln E.
Fred Waring Dr
Washington St
Avenue 38
Avenue 40
42nd Ave
Avenue 48
Avenue 50
Avenue 52
Avenue 54
Palm Canyon Dr
Landau Blvd
Date Palm Dr
Da Vall Dr
Bob Hope Dr
Portola Ave
Cook St
Pines to Palms Hwy
Eisenhower Dr
Adams St
Jefferson St
Madison St
Palm Springs International Airport
Bermuda Dunes Airport
Desert Dunes Golf Course
Desert Princess Country Club
Palm Springs Mall
Demuth Park
Oasis Water Park
Tahquitz Creek Golf Resort
Cathedral City Marketplace
Desert IMAX Theater
Children's Discovery Museum
Pete Dye Golf Course
Agua Caliente Casino
Arnold Palmer Golf Course
Monterey Marketplace
Tri Palm Golf Club
Ivey Ranch Country Club
Mountain Vista Golf Course at Sun City Palm Desert
The Club at Morningside
Eisenhower Memorial Hospital
Desert Willow Golf Resort
Palm Valley Country Club
Marriott Desert Springs Resort
Indian Ridge Country Club
Woodhaven Country Club
Bermuda Dunes Country Club
Monterey Country Club
College of the Desert
Westfield Palm Desert Mall
The Shops on El Paseo
The Village at Indian Wells
Indian Wells Tennis Garden
One Eleven La Quinta Shopping Center
The Vintage Club
The Living Desert Nature Preserve
Bighorn Sheep Preserve
Big Horn Golf Course
South Ironwood Country Club
La Quinta Resort Mountain Course
Rancho La Quinta Golf Club
La Quinta CC Citrus Course
Coachella Valley Music and Arts Festival
Lake Cahuilla Recreation Area
PGA West Resort Golf Course
North Las Vegas
LAS VEGAS
Henderson
Boulder City
NEVADA
DEATH VALLEY NATL. PARK
SIERRA NEVADA MTS
Ridgecrest
BAKERSFIELD
CALIFORNIA
Kingman
Lancaster
Barstow
Needles
Palmdale
Victorville
MOJAVE DESERT
Lake Havasu City
Thousand Oaks
SAN BERNARDINO
LOS ANGELES
RIVERSIDE
Palm Desert
JOSHUA TREE NATL. PARK
LONG BEACH
ANAHEIM
SANTA ANA
Palm Springs
Indio
Blythe
ARIZONA
Oceanside
Carlsbad
Salton Sea
Poway
Pacific Ocean
El Cajon
SAN DIEGO
El Centro
Yuma
Chula Vista
TIJUANA
MEXICALI
U.S.
MEXICO

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C20	Ashford Portfolio - Palm Desert, CA

Mortgage Loan No. 10 – Ashford Portfolio - Palm Desert, CA

Mortgage Loan Information				Mortgaged Property Information(2)
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Portfolio
Original Balance:	$24,500,000			Location:	Palm Desert, CA 92211
Cut-off Date Balance:	$24,500,000			General Property Type:	Hospitality
% of Initial Pool Balance:	2.1%			Detailed Property Type:	Various
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Ashford Hospitality Limited Partnership			Year Built/Renovated:	1999/2012
Mortgage Rate:	4.450%			Size:	281 Rooms
Note Date:	1/2/2015			Cut-off Date Balance per Unit:	$87,189
First Payment Date:	3/1/2015			Maturity Date Balance per Unit:	$70,534
Maturity Date:	2/1/2025			Property Manager:	Remington Lodging & Hospitality LLC
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information(2)
IO Period:	0 Months			UW NOI:	$2,922,187
Seasoning:	0 Months			UW NOI Debt Yield:	11.9%
Prepayment Provisions:	LO (23); DEF (90); O (7)			UW NOI Debt Yield at Maturity:	14.7%
Lockbox/Cash Mgmt Status:	Soft/In Place			UW NCF DSCR:	1.74x
Additional Debt Type:	N/A			Most Recent NOI:	$2,866,746 (11/30/2014 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$2,296,515 (12/31/2013)
Future Debt Permitted (Type):	Yes (Mezzanine)			3rd Most Recent NOI:	$1,896,829 (12/31/2012)
Reserves(1)				Occupancy Rate:	66.9% (11/30/2014)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	63.7% (12/31/2013)
RE Tax:	$57,388	$26,438	N/A	3rd Most Recent Occupancy:	60.2% (12/31/2012)
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$34,100,000 (10/9/2014)
Recurring Replacements:	$60,316	$28,415	N/A	Cut-off Date LTV Ratio:	71.8%
PIP:	$3,065,275	$0	N/A	Maturity Date LTV Ratio:	58.1%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$24,500,000	100.0%	Loan Payoff(3):	$20,425,352	83.4%
			Reserves:	$3,182,979	13.0%
			Closing Costs:	$891,670	3.6%
Total Sources:	$24,500,000	100.0%	Total Uses:	$24,500,000	100.0%

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements.
(2)	Mortgaged Property Information and Underwriting and Financial Information are based on a combination or sum of the two hotels that comprise the Ashford Portfolio - Palm Desert, CA Properties.
(3)	Estimated loan payoff amount. The Ashford Portfolio - Palm Desert, CA Mortgage Properties were refinanced as a part of a larger portfolio.

The Mortgage Loan.  The tenth largest mortgage loan (the “Ashford Portfolio - Palm Desert, CA Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $24,500,000, secured by first priority fee mortgages encumbering two adjacent hospitality properties located in Palm Desert, California (collectively, the “Ashford Portfolio - Palm Desert, CA Properties”). The proceeds of the Ashford Portfolio - Palm Desert, CA Mortgage Loan refinanced and paid off the previous loan secured by the Ashford Portfolio - Palm Desert, CA Properties, which had an existing balance of approximately $20.4 million.

The Borrower and the Sponsor.  The borrower is Ashford Ruby Palm Desert I Limited Partnership (the “Ashford Portfolio - Palm Desert, CA Borrower”), a single-purpose Delaware limited partnership with two independent managers. The Ashford Portfolio - Palm Desert, CA Borrower is indirectly wholly owned by Ashford Hospitality Limited Partnership. Ashford Hospitality Limited Partnership is the nonrecourse carve-out guarantor.

Ashford Hospitality Limited Partnership is an affiliate of Ashford Hospitality Trust, Inc. (NYSE: AHT) (“Ashford”), a real estate investment trust (“REIT”) focused on investing in the hospitality industry across all segments and at all levels of the capital structure primarily within the United States. Founded in 2003 and headquartered in Dallas, Texas, Ashford owned and managed 116 hotels with 23,090 rooms throughout the United States, and had a net worth of $770,356,000 as of the third quarter of 2014.

The Property.  The Ashford Portfolio - Palm Desert, CA Properties consist of two adjacent hotels in Palm Desert, California, listed below in descending order by allocated loan amount. Both hotels were built in 1999 on 10.69-acre parcels with renovations completed in 2012, and were acquired by the Ashford Portfolio - Palm Desert, CA Borrower in 2005. The Ashford Portfolio - Palm Desert, CA Properties carry a Marriott International, Inc. flag under franchise agreements that run through June 1, 2028.

The “Residence Inn Palm Desert Property” is a two-story, 130-room extended-stay hospitality property located in northern Palm Desert, California in the southwestern quadrant of the intersection formed by Cook Street and Frank Sinatra Drive. The Residence Inn Palm Desert Property has a guestroom configuration that consists of 40 two-bedroom suites and 90 studio suites. Each guestroom features an entertainment armoire with flat-panel TV, a work desk with chair, an armchair, a dresser and bedside tables and lighting fixtures. In-room amenities include complimentary high-speed internet access, a

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C20	Ashford Portfolio - Palm Desert, CA

phone with voicemail and a data port. Amenities at the Residence Inn Palm Desert Property include an outdoor pool and three whirlpools, an outdoor barbecue area, a fitness room, a lobby workstation, a guest laundry room, a market pantry, a sport court and two tennis courts. There is a gatehouse with seating capacity for 54, which offers breakfast service and evening cocktails. Additionally, there is approximately 2,200 SF of meeting space within two separate rooms. The Ashford Portfolio - Palm Desert, CA Borrower has invested $3,814,447 in the Residence Inn Palm Desert Property since 2009.

The “Courtyard Palm Desert Property” is a three-story, 151-room limited-service hospitality property located in northern Palm Desert, California in the southwestern quadrant of the intersection formed by Cook Street and Frank Sinatra Drive. The Courtyard Palm Desert Property has a guestroom configuration that consists of 66 king rooms, six king suites, 72 queen/queen rooms and seven hospitality suites. Each guestroom features a dresser with flat-panel TV, a work desk with ergonomic chair, an armchair or sofa, bedside tables and lighting fixtures. In-room amenities include high-speed wired/wireless Internet access, a telephone with voicemail and data port, an iPod docking station and alarm clock, an iron and ironing board and a coffeemaker. Amenities at the Courtyard Palm Desert Property include an outdoor pool and whirlpool, a fitness room, a business center, a guest laundry room, a market pantry and vending areas. There is a restaurant/lounge area with seating capacity for 64, which offers counter-serviced breakfast and dinner as well as evening cocktails. Additionally, there is approximately 1,600 SF of meeting space within three separate rooms. The Ashford Portfolio - Palm Desert, CA Borrower has invested $1,728,280 in the Courtyard Palm Desert Property since 2009. The Ashford Portfolio - Palm Desert, CA Borrower has budgeted $3,679,816 for repairs and renovations to the guestrooms and corridors planned for 2015.

Property Summary

Property	No. of Rooms	Property Sub-type	Allocated Cut- off Date Loan Amount	% of Allocated Loan Amount	Year Built/ Renovated	Appraised Value	Cut-off Date LTV	UW DSCR
Residence Inn Palm Desert	130	Extended Stay	$13,004,399	53.1%	1999/2012	$18,100,000	71.85%	1.73x
Courtyard Palm Desert	151	Limited Service	$11,495,601	46.9%	1999/2012	$16,000,000	71.85%	1.75x
Total/Wtd. Avg.	281		$24,500,000			$34,100,000	71.85%	1.74x

Residence Inn Palm Desert Property Market Historical Occupancy, ADR, RevPAR
	Competitive Set			Residence Inn Palm Desert Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2010	46.2%	$106.87	$49.43	57.4%	$110.37	$63.31	124.0%	103.3%	128.1%
2011	54.9%	$110.46	$60.64	60.8%	$111.57	$67.79	110.7%	101.0%	111.8%
2012	64.3%	$110.98	$71.37	66.8%	$107.19	$71.63	103.9%	96.6%	100.4%
2013	66.1%	$115.32	$76.22	70.4%	$112.71	$79.31	106.5%	97.7%	104.1%
11/30/2014 TTM	66.2%	$122.25	$80.95	71.6%	$126.35	$90.48	108.1%	103.4%	111.8%

Source: Industry Report.

Courtyard Palm Desert Property Market Historical Occupancy, ADR, RevPAR
	Competitive Set			Courtyard Palm Desert Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2010	53.9%	$89.15	$48.07	53.7%	$88.15	$47.34	99.6%	98.9%	98.5%
2011	56.6%	$93.91	$53.14	54.0%	$93.70	$50.58	95.4%	99.8%	95.2%
2012	61.9%	$98.42	$60.95	53.7%	$102.13	$54.88	86.8%	103.8%	90.0%
2013	62.1%	$103.44	$64.24	55.5%	$111.08	$61.66	89.4%	107.4%	96.0%
11/30/2014 TTM	64.8%	$110.12	$71.36	62.8%	$112.83	$70.89	97.0%	102.5%	99.3%

Source: Industry Report.

The Market.  The Ashford Portfolio - Palm Desert, CA Properties are located in Palm Desert, Riverside County, California, approximately 10 miles southeast of the Palm Springs International Airport, within the Riverside-San Bernardino-Ontario metropolitan statistical area (“MSA”). Primary regional access is provided by east/west Interstate 10, the primary regional roadway which extends to cities such as Phoenix, Arizona to the east and the Los Angeles metro area to the west.

Palm Desert and the greater Palm Springs area are considered major tourist destinations. Nearby attractions such as Joshua Tree National Park, the San Bernardino National Forest, the Palm Springs Tramway and Coachella Valley draw leisure travelers from across the country, as well as those visiting from abroad. Palm Springs is well known for several signature events, including Modernism Week, the Palm Springs International Film Festival, April's LPGA Kraft Nabisco Championship (in nearby Rancho Mirage) and White Party, the country music Stagecoach Festival and the BNP Paribas Open tennis championship.

The Riverside-San Bernardino-Ontario MSA had an estimated 2013 population of approximately 4.5 million, which grew at an annual average rate of 1.9% from 2010 to 2013, and an estimated 2013 median household income of $26,492. Desert Sands Unified School District (2,448 employees), Eisenhower Medical Center (2,145 employees), Palm Springs Unified School District (2,039 employees), JW Marriott Desert Springs Resort & Spa (2,000 employees) and Desert Regional Medical Center (1,750 employees) are the five largest employers in Riverside County.

According to the appraiser, the primary competitive set for the Residence Inn Palm Desert Property and the Courtyard Palm Desert Property consists of two hotels. The 2013 estimated occupancy, ADR and RevPAR for the primary competitive set, inclusive of the Ashford Portfolio - Palm Desert, CA Properties, were 66%, $111.91 and $73.88, respectively. A Fairfield Inn & Suites by Marriott property is currently proposed for development on a site located approximately one mile north of the Ashford Portfolio - Palm Desert, CA Properties and is expected to open by March 2016.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C20	Ashford Portfolio - Palm Desert, CA

Competitive properties to the Ashford Portfolio - Palm Desert, CA Properties are shown in the table below:

Competitive Property Summary

Property	Rooms	Commercial %	Meeting & Group %	Leisure %	Other %	2013 Occupancy	2013 ADR	2013 RevPAR
Residence Inn Palm Desert (subject)	130	15%	10%	35%	40%	70%	$115.00	$80.50
Courtyard Palm Desert (subject)	151	20%	20%	55%	5%	56%	$112.99	$63.62
Hampton Inn & Suites Palm Desert	88	20%	15%	60%	5%	71%	$113.00	$80.23
Homewood Suites by Hilton Palm Desert	128	15%	10%	45%	30%	70%	$107.00	$74.90
Total/Wtd. Avg.	497	17%	14%	48%	22%	66%	$111.91	$73.88

Source: Appraisal

Operating History and Underwritten Net Cash Flow. The following tables present certain information relating to the individual and combined historical operating performance and the Underwritten Net Cash Flow at the Ashford Portfolio - Palm Desert, CA Properties:

Residence Inn Palm Desert Property

	2010	2011	2012	2013	11/30/2014 TTM	UW
Occupancy	57.7%	60.5%	66.7%	71.1%	71.6%	71.6%
ADR	$112.20	$111.86	$108.49	$113.98	$126.35	$126.35
RevPAR	$64.74	$67.68	$72.36	$81.04	$90.48	$90.48

Courtyard Palm Desert Property

	2010	2011	2012	2013	11/30/2014 TTM	UW
Occupancy	53.8%	53.7%	53.6%	56.2%	62.8%	62.8%
ADR	$88.52	$94.87	$104.46	$113.27	$112.83	$112.83
RevPAR	$47.62	$50.95	$55.99	$63.66	$70.89	$70.89

Cash Flow Analysis

	2010	2011	2012	2013	11/30/2014 TTM	UW	UW per Room
Rooms Revenue	$5,655,015	$6,020,415	$6,533,977	$7,350,356	$8,200,019	$8,200,019	$29,182
Food & Beverage	$259,619	$241,770	$156,105	$198,416	$218,372	$218,372	$777
Other Income	$116,142	$147,021	$139,869	$167,382	$200,613	$200,613	$714
Total Revenue	$6,030,776	$6,409,206	$6,829,951	$7,716,154	$8,619,004	$8,619,004	$30,673
Total Expenses	$4,374,878	$4,623,565	$4,933,122	$5,419,639	$5,752,258	$5,696,817	$20,273
Net Op. Income	$1,655,898	$1,785,641	$1,896,829	$2,296,515	$2,866,746	$2,922,187	$10,399
FF&E	$301,539	$320,460	$273,198	$308,646	$344,760	$344,760	$1,227
Net Cash Flow	$1,354,359	$1,465,181	$1,623,631	$1,987,869	$2,521,986	$2,577,427	$9,172

NOI DSCR	1.12x	1.21x	1.28x	1.55x	1.94x	1.97x
NCF DSCR	0.91x	0.99x	1.10x	1.34x	1.70x	1.74x
NOI Debt Yield	6.8%	7.3%	7.7%	9.4%	11.7%	11.9%
NCF Debt Yield	5.5%	6.0%	6.6%	8.1%	10.3%	10.5%

Escrows and Reserves.  The Ashford Portfolio - Palm Desert, CA Borrower deposited $57,388 in escrow for annual real estate taxes at loan origination and is required to escrow $26,438 for real estate taxes monthly. The Ashford Portfolio - Palm Desert, CA Borrower is required to deposit 1/12 of the estimated insurance premiums monthly (unless the Ashford Portfolio - Palm Desert, CA Properties are covered under a “blanket policy” acceptable to the lender). The Ashford Portfolio - Palm Desert, CA Borrower deposited $60,316 in escrow for replacement reserves at loan origination and is required to escrow $28,415 for replacement reserves monthly. Additionally, the Ashford Portfolio - Palm Desert, CA Borrower deposited $3,065,275 in escrow for property improvement plan (“PIP”) reserves.

Lockbox and Cash Management. A soft lockbox is in place with respect to the Ashford Portfolio - Palm Desert, CA Mortgage Loan (i.e. the Ashford Portfolio - Palm Desert, CA Borrower and/or the property manager collects all rents, revenues, charges and other consideration and deposits such amounts into the cash management account). The Ashford Portfolio - Palm Desert, CA Mortgage Loan has in place cash management. Funds in the cash management account are disbursed on each monthly payment date to pay debt service on the Ashford Portfolio - Palm Desert, CA Mortgage Loan, to fund required deposits to the reserves as described above under “—Escrows and Reserves,” and to disburse any excess to the Ashford Portfolio - Palm Desert, CA Borrower; provided, that if a Cash Sweep Period is in effect, then any excess will be remitted to an account to be held by the lender as additional security for the Ashford Portfolio - Palm Desert, CA Mortgage Loan. Additionally, all funds due to the operating lessee pursuant to the management agreement in excess of those deposited into the lockbox as rent to the Ashford Portfolio - Palm Desert, CA Borrower are directly deposited into a separate cash management account to be held as additional security if a Cash Sweep Period is in effect.

A “Cash Sweep Period” will commence upon the earlier to occur of (a) an event of default or (b) the date upon which the debt service coverage ratio is less than 1.10x. A Cash Sweep Period will generally end upon, as applicable, (a) the cure of the event of default or (b) the date upon which the debt service coverage ratio equals or exceeds 1.10x for the immediately preceding 12 month period for two consecutive calendar quarters.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C20	Ashford Portfolio - Palm Desert, CA

Property Management. The Ashford Portfolio - Palm Desert, CA Properties are managed by Remington Lodging & Hospitality LLC (“Remington”). Remington is a full service, client-focused management company with assets in excess of $1 billion. Remington currently manages 79 hotels in 23 states. Remington’s portfolio includes over 15,000 rooms, representing 17 prominent hotel brands, in addition to several independent properties and hotel condominiums.

Additional Secured Indebtedness (not including trade debts).  Not permitted.

Mezzanine Loan and Preferred Equity.  Future mezzanine debt is permitted after the date that is 24 months from the initial first payment date under the Ashford Portfolio - Palm Desert, CA Mortgage Loan, subject to certain conditions, including, but not limited to, the combined debt service coverage ratio of the mezzanine loan and the Ashford Portfolio - Palm Desert, CA Mortgage Loan being not less than 1.10x, the combined loan-to-value ratio being not more than 80.0% and confirmation from each rating agency that such mezzanine debt will not cause the downgrade, withdrawal or disqualification of the then-current ratings assigned to the Certificates.

Release of Property.  Provided no event of default has occurred and is continuing, release of one or more of the individual Ashford Portfolio - Palm Desert, CA Properties (each an “Individual Property,” and the Ashford Portfolio - Palm Desert, CA Properties that are not subject to such release, the “Remaining Properties”) from the lien of the Ashford Portfolio - Palm Desert, CA Mortgage Loan through partial defeasance at any time other than during a defeasance lock-out period is permitted upon the satisfaction of certain conditions, including, but not limited to: (i) delivery of defeasance collateral in an amount equal to the release price of the Individual Property; (ii) after giving effect to such release, a debt service coverage ratio with respect to the Remaining Properties equal to or greater than the greater of 1.69x and the debt service coverage ratio for the 12 full calendar months immediately prior to such release;  (iii) after giving effect to such release, a debt yield with respect to the Remaining Properties equal to or greater than the greater of 10.27% and the debt yield immediately preceding the release;  (iv) delivery of an opinion of counsel to the effect that the MSBAM 2015-C20 trust will not fail to maintain its status as a REMIC as a result of such release; and (v) confirmation (or deemed confirmation) from each rating agency that such release will not cause the downgrade, withdrawal or qualification of the then-current ratings of the Certificates.

Terrorism Insurance.  The Ashford Portfolio - Palm Desert, CA Borrower is required to obtain and maintain property insurance, public liability insurance and rental loss and/or business interruption insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic; provided that the Ashford Portfolio - Palm Desert, CA Mortgage Loan documents provide for a premium “cap” of two times the terrorism premiums in place as of the origination date of the Ashford Portfolio - Palm Desert, CA Mortgage Loan (“base rate”) plus an incremental amount annually equal to the consumer price index as applied to the “base rate.”

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C20	Ashford Portfolio - Charlotte/Durham, NC

Mortgage Loan No. 11 – Ashford Portfolio - Charlotte/Durham, NC

Mortgage Loan Information				Mortgaged Property Information(1)
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Portfolio
Original Balance:	$21,225,000			Location:	Various, NC
Cut-off Date Balance:	$21,225,000			General Property Type:	Hospitality
% of Initial Pool Balance:	1.8%			Detailed Property Type:	Limited Service
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Ashford Hospitality Limited Partnership			Year Built/Renovated:	Various/2011
Mortgage Rate:	4.450%			Size:	256 Rooms
Note Date:	1/2/2015			Cut-off Date Balance per Unit:	$82,910
First Payment Date:	3/1/2015			Maturity Date Balance per Unit:	$67,073
Maturity Date:	2/1/2025			Property Manager:	Springhill SMC Corporation
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information(1)
IO Period:	0 Months			UW NOI:	$2,758,736
Seasoning:	0 Months			UW NOI Debt Yield:	13.0%
Prepayment Provisions:	LO (23); DEF (90); O (7)			UW NOI Debt Yield at Maturity:	16.1%
Lockbox/Cash Mgmt Status:	Soft/In Place			UW NCF DSCR:	1.87x
Additional Debt Type:	N/A			Most Recent NOI:	$2,753,480 (11/30/2014 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$2,241,410 (12/31/2013)
Future Debt Permitted (Type):	Yes (Mezzanine)			3rd Most Recent NOI:	$2,030,795 (12/31/2012)
Reserves				Occupancy Rate:	75.5% (11/30/2014)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	74.6% (12/31/2013)
RE Tax:	$0	Springing	N/A	3rd Most Recent Occupancy:	70.0% (12/31/2012)
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$28,300,000 (Various)
Recurring Replacements:	$0	Springing	N/A	Cut-off Date LTV Ratio:	75.0%
PIP:	$0	Springing	N/A	Maturity Date LTV Ratio:	60.7%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$21,225,000	100.0%	Loan Payoff(2):	$10,804,821	50.9%
			Equity Recapture:	$10,272,812	48.4%
			Closing Costs:	$147,367	0.7%
Total Sources:	$21,225,000	100.0%	Total Uses:	$21,225,000	100.0%

(1)	Mortgaged Property Information and Underwriting and Financial Information are based on a combination or sum of the two hotels that comprise the Ashford Portfolio - Charlotte/Durham, NC Properties.
(2)	Estimated loan payoff amount. The Ashford Portfolio - Charlotte/Durham, NC Mortgage Properties were refinanced as a part of a larger portfolio.

The Mortgage Loan.  The eleventh largest mortgage loan (the “Ashford Portfolio - Charlotte/Durham, NC Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $21,225,000, secured by first priority fee mortgages encumbering two limited service hospitality properties located in North Carolina (collectively, the “Ashford Portfolio - Charlotte/Durham, NC Properties”). The proceeds of the Ashford Portfolio - Charlotte/Durham, NC Mortgage Loan refinanced and paid off the previous loan secured by the Ashford Portfolio - Charlotte/Durham, NC Properties, which had an existing balance of approximately $10.8 million.

The Borrower and the Sponsor.  The borrowers are Ashford Charlotte Limited Partnership and Ashford Raleigh Limited Partnership (collectively, the “Ashford Portfolio - Charlotte/Durham, NC Borrowers”), each a single-purpose Delaware limited partnership with two independent managers. The Ashford Portfolio - Charlotte/Durham, NC Borrowers are indirectly wholly owned by Ashford Hospitality Limited Partnership. Ashford Hospitality Limited Partnership is the nonrecourse carve-out guarantor.

Ashford Hospitality Limited Partnership is an affiliate of Ashford Hospitality Trust, Inc. (NYSE: AHT) (“Ashford”), a real estate investment trust (“REIT”) focused on investing in the hospitality industry across all segments and at all levels of the capital structure primarily within the United States. Founded in 2003 and headquartered in Dallas, Texas, Ashford owned and managed 116 hotels with 23,090 rooms throughout the United States, and had a net worth of $770,356,000 as of the third quarter 2014.

The Property.  The Ashford Portfolio - Charlotte/Durham, NC Properties consist of two hotels in North Carolina. Both hotels were acquired by the Ashford Portfolio - Charlotte/Durham, NC Borrower in 2005.

The “Springhill Suites Charlotte University Research Park Property” is a four-story, 136-room limited service hospitality property built in 2001 and renovated in 2011. The Springhill Suites Charlotte University Research Park Property is located in northwestern Charlotte, North Carolina north of the intersection formed by W.W.T. Harris Boulevard/State Highway 24 and Interstate 85, approximately 14 miles northeast from the Charlotte Douglas International Airport. The Springhill Suites Charlotte University Research Park Property has a guestroom configuration that consists of 72 king rooms and 64 queen/queen rooms. Each guestroom features a separate working and sleeping area as well as a kitchenette with mini-refrigerator, microwave

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C20	Ashford Portfolio - Charlotte/Durham, NC

and coffeemaker. Room amenities include a 32-inch TV, sleeper sofa, armchairs, coffee table, work desk, wet-bar, high-speed internet access and phone with voicemail and data port. Amenities at the Springhill Suites Charlotte University Research Park Property include an indoor pool, an indoor whirlpool, a fitness room, a business center, a guest laundry room, a market pantry and vending areas. The Ashford Portfolio - Charlotte/Durham, NC Borrower has invested $1,845,739 in the Springhill Suites Charlotte University Research Park Property since 2009.

The “Springhill Suites Raleigh Durham Airport Property” is a four-story, 120-room limited-service hospitality property built in 2000 and renovated in 2011. The Springhill Suites Raleigh Durham Airport Property is located in southern Durham, North Carolina to the west of the intersection formed by Interstate 40 and Interstate 540, approximately two miles from the Raleigh-Durham International Airport. The Springhill Suites Raleigh Durham Airport Property has a guestroom configuration that consists of 55 king rooms and 65 double/double rooms. Each guestroom features a separate working and sleeping area as well as a kitchenette with mini-refrigerator, microwave and coffeemaker. Room amenities include a 32-inch TV, sleeper sofa, armchairs, coffee table, work desk, wet-bar, high-speed internet access, and phone with voicemail and data port. Amenities at the Springhill Suites Raleigh Durham Airport Property include an indoor pool, an indoor whirlpool, a fitness room, a business center, a guest laundry, a market pantry, vending areas, 24-hour coffee and tea station and complimentary breakfast in the dining area. The Ashford Portfolio - Charlotte/Durham, NC Borrower has invested $1,890,064 in the Springhill Suites Raleigh Durham Airport Property since 2009.

Property Summary

Property	Location	No. of Rooms	Property Sub-type	Allocated Cut- off Date Loan Amount	% of Allocated Loan Amount	Year Built/ Renovated	Appraised Value	Cut-off Date LTV	UW DSCR
Springhill Suites Charlotte University Research Park	Charlotte, NC	136	Limited Service	$13,950,000	65.7%	2001/2011	$18,600,000	75.0%	1.82x
Springhill Suites Raleigh Durham Airport	Durham, NC	120	Limited Service	$7,275,000	34.3%	2000/2011	$9,700,000	75.0%	1.97x
Total/Wtd. Avg.		256		$21,225,000			$28,300,000	75.0%	1.87x

Springhill Suites Charlotte University Research Park Property Market Historical Occupancy, ADR, RevPAR
	Competitive Set			Springhill Suites Charlotte University Research Park Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2012	59.2%	$78.53	$46.47	64.5%	$100.50	$64.84	109.0%	128.0%	139.5%
2013	60.0%	$80.94	$48.54	68.4%	$97.89	$66.94	114.0%	120.9%	137.9%
11/30/2014 TTM	67.2%	$89.23	$59.95	73.6%	$106.30	$78.20	109.5%	119.1%	130.4%

Source: Industry Report.

Springhill Suites Raleigh Durham Airport Property Market Historical Occupancy, ADR, RevPAR
	Competitive Set			Springhill Suites Raleigh Durham Airport Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2012	62.2%	$68.10	$42.34	75.8%	$84.19	$63.82	121.9%	123.6%	150.7%
2013	62.4%	$69.12	$43.11	80.3%	$84.68	$68.03	128.8%	122.5%	157.8%
11/30/2014 TTM	72.5%	$87.51	$63.45	77.6%	$93.57	$72.57	107.0%	106.9%	114.4%

Source: Industry Report.

The Market.  The Ashford Portfolio - Charlotte/Durham, NC Properties are located in North Carolina.

The Springhill Suites Charlotte University Research Park Property is located in Mecklenburg County within the Charlotte-Gastonia-Rock Hill, NC-SC metropolitan statistical area (“MSA”). The Charlotte-Gastonia-Rock Hill, NC-SC MSA had an estimated 2013 population of approximately 1.9 million, which grew at an annual average rate of 2.3% from 2010 to 2013, and an estimated 2013 median household income of $ 35,609. Charlotte is the nation's second-largest banking center. Carolinas Healthcare System (approximately 20,000 employees), Wells Fargo Company (approximately 20,000 employees), Bank of America (approximately 10,000 employees), Charlotte-Mecklenburg Schools (approximately 10,000 employees) and Novant Health (approximately 10,000 employees) are the five largest employers in Mecklenburg County.

Competitive properties to the Springhill Suites Charlotte University Research Park Property are shown in the table below:

Springhill Suites Charlotte University Research Park Competitive Property Summary

Property	Rooms	Commercial %	Meeting & Group %	Leisure %	2013 Occupancy	2013 ADR	2013 RevPAR
Springhill Suites Charlotte University Research Park Property	136	70%	15%	15%	69%	$98.32	$67.65
Comfort Suites University Area	120	70%	10%	20%	50%	$72.00	$36.00
Country Inn & Suites Charlotte University Place	100	70%	10%	20%	56%	$70.00	$39.20
Drury Inn & Suites North Charlotte	142	65%	20%	15%	64%	$80.00	$51.20
Hampton Inn Charlotte University Place	126	70%	15%	15%	68%	$93.00	$63.24
Holiday Inn Charlotte University	174	65%	20%	15%	60%	$84.00	$50.40
Total/Wtd. Avg.	798	68%	16%	16%	61%	$84.50	$51.94

Source: Appraisal

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C20	Ashford Portfolio - Charlotte/Durham, NC

The Springhill Suites Raleigh Durham Airport Property is located in Durham County within the Durham-Chapel Hill, NC MSA. The Durham-Chapel Hill, NC MSA had an estimated 2013 population of approximately 534,800, which grew at an annual average rate of 1.9% from 2010 to 2013, and an estimated 2013 median household income of $36,795. Fueled by Research Triangle Park, Raleigh-Durham has long been recognized as one of the state's hubs for technology growth. Raleigh-Durham is home to three major universities: North Carolina State University, University of North Carolina at Chapel Hill, and Duke University. These schools positively impact the area’s economy by providing faculty, administrative, and operational jobs to residents throughout the area. The State of North Carolina (approximately 24,083 employees), Wake County Public School System (approximately 17,572 employees), IBM Corporation (approximately 10,000 employees), WakeMed Health & Hospitals (approximately 8,423 employees) and North Carolina State University (approximately 8,080 employees) are the five largest employers in Durham County. In addition, some of the largest employers in the market include Sas Institute, GlaxoSmithKline and Cisco Systems.

Competitive properties to the Springhill Suites Raleigh Durham Airport Property are shown in the table below:

Springhill Suites Raleigh Durham Airport Competitive Property Summary

Property	Rooms	Commercial %	Meeting & Group %	Leisure %	2013 Occupancy	2013 ADR	2013 RevPAR
Springhill Suites Raleigh Durham Airport Property	120	65%	10%	25%	81%	$84.92	$68.71
Comfort Suites Raleigh Durham Airport RTP	125	60%	10%	30%	62%	$78.00	$48.36
Hampton Inn Raleigh Durham Airport	99	65%	10%	25%	55%	$109.00	$59.95
Holiday Inn Express Hotel & Suites Research Triangle Park	81	65%	10%	25%	63%	$96.00	$60.48
Holiday Inn Express Raleigh Durham Airport	116	60%	10%	30%	62%	$98.00	$60.76
Total/Wtd. Avg.	541	63%	10%	27%	65.1%	$91.40	$59.47

Source: Appraisal

Operating History and Underwritten Net Cash Flow. The following tables present certain information relating to the individual and combined historical operating performance and the Underwritten Net Cash Flow at the Ashford Portfolio - Charlotte/Durham, NC Properties.

Springhill Suites Charlotte University Research Park Property

	2011	2012	2013	11/30/2014 TTM	UW
Occupancy	56.5%	64.3%	68.6%	73.6%	73.6%
ADR	$91.79	$101.41	$98.57	$106.32	$106.32
RevPAR	$51.86	$65.21	$67.62	$78.21	$78.21

Springhill Suites Raleigh Durham Airport Property

	2011	2012	2013	11/30/2014 TTM	UW
Occupancy	65.5%	75.6%	80.6%	77.6%	77.6%
ADR	$81.85	$84.67	$85.26	$93.57	$93.57
RevPAR	$53.61	$64.01	$68.72	$72.57	$72.57

Cash Flow Analysis

	2010	2011	2012	2013	11/30/2014 TTM	UW	UW per Room
Rooms Revenue	$5,339,495	$4,922,209	$6,058,630	$6,367,540	$7,061,120	$7,061,120	$27,583
Other Income	$110,201	$108,202	$137,130	$150,348	$164,092	$164,092	$641
Total Revenue	$5,449,696	$5,030,411	$6,195,760	$6,517,888	$7,225,212	$7,225,212	$28,223
Total Expenses	$3,759,050	$3,706,907	$4,164,965	$4,276,478	$4,471,732	$4,466,476	$17,447
Net Op. Income	$1,690,646	$1,323,504	$2,030,795	$2,241,410	$2,753,480	$2,758,736	$10,776
FF&E	$272,485	$251,521	$309,788	$325,895	$361,261	$361,261	$1,411
Net Cash Flow	$1,418,161	$1,071,983	$1,721,007	$1,915,515	$2,392,219	$2,397,475	$9,365

NOI DSCR	1.32x	1.03x	1.58x	1.75x	2.15x	2.15x
NCF DSCR	1.11x	0.84x	1.34x	1.49x	1.86x	1.87x
NOI Debt Yield	8.0%	6.2%	9.6%	10.6%	13.0%	13.0%
NCF Debt Yield	6.7%	5.1%	8.1%	9.0%	11.3%	11.3%

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C20	33 West 46th Street

Mortgage Loan No. 12 – 33 West 46th Street

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Original Balance:	$19,500,000			Location:	New York, NY 10036
Cut-off Date Balance:	$19,500,000			General Property Type:	Office
% of Initial Pool Balance:	1.7%			Detailed Property Type:	CBD
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Northern Estates Corporation; Colorado Fund LLC			Year Built/Renovated:	1915/2014
				Size:	42,525 SF
Mortgage Rate:	4.265%			Cut-off Date Balance per Unit:	$459
Note Date:	11/25/2014			Maturity Date Balance per Unit:	$400
First Payment Date:	1/1/2015			Property Manager:	Northern Estates Corporation (borrower affiliated)
Maturity Date:	12/1/2024
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	36 months			UW NOI(3):	$1,600,159
Seasoning:	1 month			UW NOI Debt Yield:	8.2%
Prepayment Provisions:	LO (25); DEF (91); O (4)			UW NOI Debt Yield at Maturity:	9.4%
Lockbox/Cash Mgmt Status:	Soft/Springing			UW NCF DSCR:	1.29x
Additional Debt Type:	N/A			Most Recent NOI(3):	$630,893 (8/31/2014 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI(3):	$604,031 (12/31/2013)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI(3):	$456,806 (12/31/2012)
Reserves				Occupancy Rate(3):	90.9% (11/1/2014)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(3):	56.9% (12/31/2013)
RE Tax:	$17,413	$17,413	N/A	3rd Most Recent Occupancy(3):	56.9% (12/31/2012)
Insurance:	$1,995	$1,995	N/A	Appraised Value (as of):	$26,000,000 (10/16/2014)
Deferred Maintenance:	$9,063	$0	N/A	Cut-off Date LTV Ratio:	75.0%
Recurring Replacements:	$0	$709	N/A	Maturity Date LTV Ratio:	65.4%
TI/LC(1):	$0	$8,125	$390,000
Other(2):	$1,547,079	$0	N/A

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$19,500,000	96.2%	Loan Payoff:	$18,223,507	89.9%
Borrower Cash:	$771,711	3.8%	Performance Escrow:	$1,400,000	6.9%
			Reserves:	$175,550	0.9%
			Closing Costs:	$472,654	2.3%
Total Sources:	$20,271,711	100.0%	Total Uses:	$20,271,711	100.0%

(1)	Monthly TI/LC collections begin on January 1, 2016.
(2)
The 33 West 46th Street Borrower deposited $1,400,000 into a performance escrow at loan closing which will be released when approximately 3,866 SF, constituting the entire 10th floor of the 33 West 46th Street Property, is leased at a minimum of $55 PSF for a term of at least five years and a minimum NCF debt yield and minimum DSCR of 7.6% and 1.25x, respectively, is achieved. The 33 West 46th Street Borrower has 30 months to achieve release of the performance escrow. Performance escrow funds not released to the 33 West 46th Street Borrower on or before May 25, 2017 may be used by the lender to partially prepay the loan (without a yield maintenance premium) or to fund an additional deposit to the TI/LC escrow, at the lender’s option. The 10th floor space currently represents the total vacancy at the 33 West 46th Street Property. An estimated stabilized 5% vacancy rate is applied to underwritten base rent and reimbursements because this escrow is in place. The 33 West 46th Street Borrower also deposited $147,079 at loan closing into a reserve related to outstanding TI/LC costs and free rent.

(3)
The 33 West 46th Street Borrower purchased the 33 West 46th Street Property in 2009 when the 33 West 46th Street Property was approximately 41% leased and subsequently invested approximately $2.62 million of capital improvements and $1.7 million of TI/LC costs to lease the 33 West 46th Street Property to its current occupancy level. As noted above, the lender holds a performance escrow pending further leasing of the 33 West 46th Street Property to an estimated stabilized level.

The Mortgage Loan.  The twelfth largest mortgage loan (the “33 West 46th Street Mortgage Loan”) is evidenced by a promissory note in the original principal balance of $19,500,000 and is secured by a first priority fee mortgage encumbering an office building located in New York, NY (the “33 West 46th Street Property”). The proceeds of the 33 West 46th Street Mortgage Loan were used to refinance a loan of approximately $18,223,507 secured by the 33 West 46th Street Property, fund certain initial reserves and fund the performance escrow.

The Borrower and Sponsor.  The borrower is 33 W. 46 Realty, LLC (the “33 West 46th Street Borrower”), a single-purpose, recycled New York limited liability company. The 33 West 46th Street Mortgage Loan sponsors are Northern Estates Corporation and Colorado Fund LLC, which are majority-owned by Jorge Justo Neuss and German Ricardo Jorge Neuss, the nonrecourse carve-out guarantors (the “Guarantors”), who majority own and control the 33 West 46th Street Borrower. The Guarantors are affiliated with Neuss Real Estate, a Buenos Aires, Argentina-based real estate ownership and management company. The company currently controls two New York City commercial properties, including the 33 West 46th Street Property.

The Property.  The 33 West 46th Street Property consists of a 10-story office building constructed in 1915 and renovated over the past several years, starting in 2011. The 33 West 46th Street Property includes approximately 1,426 SF of ground-floor retail space. The largest tenant, representing 13,659

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C20	33 West 46th Street

SF of office, retail and basement space, is Teamamerica, Inc. and Volatour, Inc., a tour operator founded in 1997 with offices in New York, Miami Beach and Los Angeles. Such tenant has been at the 33 West 46th Street Property since February 2007 and expanded twice in 2010. Such tenant occupies the 33 West 46th Street Property under four separate leases, two of which, representing approximately 8,133 SF, expire on December 31, 2020, and two of which, representing 5,526 SF, expire on November 30, 2020.

The following table presents a summary regarding major tenants at the 33 West 46th Street Property:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody's/S&P)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration
Anchor/Major Tenants
Teamamerica, Inc. and Volatour, Inc.	NR/NR/NR	13,659	32%	$900,643	45%	$65.94	11/30/2020 & 12/31/2020(1)
Roni Casting Inc.	NR/NR/NR	6,200	15%	$282,298	14%	$45.53	7/30/2020
Dana Jane Saltzman, MD	NR/NR/NR	4,100	10%	$168,100	8%	$41.00	9/30/2024
Czarnowski & Beer, LLP	NR/NR/NR	2,100	5%	$94,500	5%	$45.00	9/30/2024
Medex Healthcare Research Inc.	NR/NR/NR	2,100	5%	$88,200	4%	$42.00	9/30/2024
Subtotal/Wtd. Avg.		28,159	66%	$1,533,741	76%	$54.47

Other Tenants		10,500	25%	$471,996	24%	$44.95
Vacant Space		3,866	9%	$0	0%	$0.00
Total/Wtd. Avg.		42,525	100%	$2,005,737	100%	$51.88

(1)
The Teamamerica Inc. and Volatour Inc. tenant occupies the 33 West 46th Street Property under four separate leases. Two leases, representing 8,133 SF, expire on December 31, 2020, and two leases, representing 5,526 SF, expire on November 30, 2020.

The Market.  The 33 West 46th Street Property is located in New York, New York County, New York, within the Plaza Office District and on the border of the Grand Central office submarket of Midtown Manhattan. As of June 30, 2014, the Plaza District had a total of 71 Class B office buildings with a total vacancy rate of 9.8% and an average direct rental rate of $61.76 PSF. The Grand Central District had 63 Class B buildings with a total vacancy rate of 10% and an average direct rental rate of $53.03 PSF.

Directly Competitive Buildings Summary
Property	Office Area (NSF)	Year Built	Stories	Direct SF Available	Sublease SF Available	Occupied (Direct)	Occupied (Total)	Direct Asking Rent Low	Direct Asking Rent High
35 West 45th Street	46,200	1920	12	10,000	0	78.35%	78.35%	$40.00	$45.00
45 West 45th Street	100,000	1923	16	5,783	12,659	94.22%	81.56%	$53.00	$53.00
62 West 45th Street	45,000	1911	12	1,500	0	96.67%	96.67%	$40.00	$55.00
16 West 46th Street	45,000	1930	12	4,200	4,200	90.67%	81.33%	$49.00	$49.00
151 West 46th Street	58,000	1927	15	0	0	100.0%	100.0%	N/A	N/A
71 West 47th Street	77,572	1915	16	4,502	0	94.20%	94.20%	$40.00	$42.00

Source: Appraisal

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C20	33 West 46th Street

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Cash Flow at the 33 West 46th Street Property:

Cash Flow Analysis(1)
	2010	2011	2012	2013	8/31/2014TTM	UW(2)	UW PSF
Base Rent	$663,901	$786,432	$941,347	$1,093,871	$1,251,441	$2,218,367	$52.17
Reimbursements	$0	$13,012	$10,593	$12,001	$20,616	$88,421	$2.08
Other Income	$0	$0	$0	$0	$0	$0	$0.00
Discounts Concessions	$0	$0	$0	$0	$0	$0	$0.00
Less Vacancy & Credit Loss	$0	$0	$0	$0	$0	($115,339)	($2.71)
Effective Gross Income	$663,901	$799,443	$951,940	$1,105,872	$1,272,057	$2,191,449	$51.53
Total Operating Expenses	$476,022	$493,092	$495,133	$501,841	$641,165	$591,290	$13.90
Net Operating Income	$187,879	$306,352	$456,806	$604,031	$630,893	$1,600,159	$37.63
Capital Expenditures	$0	$3,959	$0	$0	$0	$8,505	$0.20
TI/LC	$0	$0	$0	$0	$163,526	$108,014	$2.54
Net Cash Flow	$187,879	$302,393	$456,806	$604,031	$467,367	$1,483,640	$34.89

Occupancy %(3)	62.4%	62.4%	56.9%	56.9%	N/A	95.0%
NOI DSCR	0.16x	0.27x	0.40x	0.52x	0.55x	1.39x
NCF DSCR	0.16x	0.26x	0.40x	0.52x	0.41x	1.29x
NOI Debt Yield	1.0%	1.6%	2.3%	3.1%	3.2%	8.2%
NCF Debt Yield	1.0%	1.6%	2.3%	3.1%	2.4%	7.6%

(1)
The 33 West 46th Street Borrower purchased the 33 West 46th Street Property in 2009 when the 33 West 46th Street Property was approximately 41% leased and subsequently invested approximately $2.62 million of capital improvements and $1.7 million of TI/LC costs to lease the 33 West 46th Street Property to its current occupancy level. The lender holds a $1,400,000 performance escrow pending further leasing of the 33 West 46th Street Property so that a minimum NCF debt yield and minimum NCF DSCR of 7.6% and1.25x, respectively, is achieved. A 95% occupancy rate is underwritten. Actual current occupancy is 90.9%.

(2)
The 33 West 46th Street Borrower executed 7 leases totaling approximately 16,700 SF beginning in August, September, and November 2014. These new leases represent approximately $726,700 of underwritten base rent. In addition, the lender holds a $1,400,000 performance holdback associated with potential base rent of approximately $212,630, as mentioned above.

(3)
Occupancy % is calculated based on the total building SF, including the approximately 3,866 SF contained within the 10th floor of the 33 West 46th Street Property. The provided historical year-end rent rolls do not include the 10th floor as available space. The August 31, 2014 TTM average occupancy is not available.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C20	Crossroads Shopping Center

Mortgage Loan No. 13 – Crossroads Shopping Center

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Original Balance:	$19,500,000			Location:	Austin, TX 78758
Cut-off Date Balance:	$19,500,000			General Property Type:	Retail
% of Initial Pool Balance:	1.7%			Detailed Property Type:	Unanchored
Loan Purpose:	Acquisition			Title Vesting:	Fee
Sponsor:	Jay M. Kaplan			Year Built/Renovated:	1982/N/A
Mortgage Rate:	4.200%			Size:	98,918 SF
Note Date:	11/6/2014			Cut-off Date Balance per Unit:	$197
First Payment Date:	1/1/2015			Maturity Date Balance per Unit:	$163
Maturity Date:	12/1/2024			Property Manager:	Connected Management Services, LLC
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	12 months			UW NOI:	$1,805,915
Seasoning:	1 month			UW NOI Debt Yield:	9.3%
Prepayment Provisions:	LO (25); DEF (91); O (4)			UW NOI Debt Yield at Maturity:	11.2%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR:	1.48x
Additional Debt Type:	N/A			Most Recent NOI:	$1,733,497 (8/31/2014 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$1,469,110 (12/31/2013)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$1,283,351 (12/31/2012)
Reserves				Occupancy Rate:	89.8% (11/1/2014)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	93.0% (12/31/2013)
RE Tax:	$0	$32,199	N/A	3rd Most Recent Occupancy:	86.0% (12/31/2012)
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$26,100,000 (10/13/2014)
Recurring Replacements:	$0	$1,649	N/A	Cut-off Date LTV Ratio:	74.7%
TI/LC:	$0	$8,243	N/A	Maturity Date LTV Ratio:	61.7%
Other(1):	$270,637	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$19,500,000	71.9%	Purchase Price:	$25,650,000	94.6%
Borrower Equity:	$7,622,856	28.1%	Closing Costs:	$1,202,220	4.4%
			Reserves:	$270,637	1.0%
Total Sources:	$27,122,856	100.0%	Total Uses:	$27,122,856	100.0%

(1)
At loan closing, the Crossroads Shopping Center Borrower deposited with the lender $195,000 for landlord obligations  related to Dover Saddle, $45,988 for free rent reserves related to Pacific Rim, $18,648 for leasing commissions related to Pacific Rim and $11,000 for outstanding tenant improvement work related to Pacific Rim.

The Mortgage Loan.  The thirteenth largest mortgage loan (the “Crossroads Shopping Center Mortgage Loan”) is evidenced by a promissory note in the principal amount of $19,500,000, secured by a first priority fee mortgage encumbering an unanchored retail center known as the Crossroads Shopping Center, located in Austin, TX (the “Crossroads Shopping Center Property”). The proceeds of the Crossroads Shopping Center Mortgage Loan were used to acquire the Crossroads Shopping Center Property for a purchase price of approximately $25,650,000.

The Borrower and the Sponsor.  The borrower is MWM Fund VII, Ltd. (the “Crossroads Shopping Center Borrower”), a single purpose Texas limited partnership. Equity ownership in the Crossroads Shopping Center Borrower is held by Jay Kaplan, Inc. as General Partner (1.0%) and the following Limited Partners: Jay M. Kaplan (24.0%), SCM, L.L.C. (25.0%), Carolyn Mintz Kaplan 2008 Trust (14.0%), AEM SMM Assets, LLC (14.0%), The Freedman Growth Fund, Ltd (6.0%), Grand RSK, Ltd (5.0%), Thomas O. Fish (2.5%), BHW Family Limited Partnership (2.5%), C.S.T. Limited Partnership (2.5%), Charles Kaplan Family Trust (1.5%), Tremen II, LLC (1.5%) and James G. Board, Jr. (0.5%).

The Crossroads Shopping Center sponsor is Jay M. Kaplan, the founder the MWM Funds. Mr. Kaplan has been involved in the commercial real estate industry for over 33 years managing corporate real estate investments partnerships and consulted major banking institutions on the disposition of their nonperforming loans and foreclosed properties. Additionally, Mr. Kaplan worked for the FADA (Federal Asset Disposition Association, the predecessor to the RTC) as a Senior Asset Manager and was responsible for major loan portfolio restructurings throughout the United States. Mr. Kaplan formed the MWM Funds in 1998 and has been investing in income producing properties and commercial raw land development. He has acquired and redeveloped primarily retail, office and medical properties. Either as a general partner or limited partner, Mr. Kaplan has ownership interests in over 850,000 SF of retail space.

The Mortgaged Property.  The Crossroads Shopping Center Property is a 98,918 SF unanchored retail center located in Austin, Texas. The Crossroads Shopping Center Property was built in 1982 on a 9.95-acre parcel along the southwest corner of Research Boulevard (U.S. Highway 183) and Burnet Road in the Central submarket of Austin approximately 10 miles north of Austin Central Business District (“CBD”). As of November 1, 2014, the Crossroads Shopping Center Property was 89.8% leased to 27 different tenants. The Crossroads Shopping Center Property tenants include Chili's,

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C20	Crossroads Shopping Center

Pluckers Wing Bar, Avis Rent A Car, West Marine and Cloud Dental. The Crossroads Shopping Center Property has 557 surface parking spaces (5.63 spaces per 1,000 SF).

The following table presents a summary regarding major tenants at the Crossroads Shopping Center Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF(3)	Lease Expiration
Major Tenants
Trudy's	NR/NR/NR	8,700	9%	$245,514	13%	$28.22	1/31/2017
Make It Sweet	NR/NR/NR	6,754	7%	$93,138	5%	$13.79	4/30/2017
Pluckers Wing Bar	NR/NR/NR	6,101	6%	$160,273	9%	$26.27	1/31/2018
Chili’s	BBB-/Ba1/BBB-	6,000	6%	$162,000	9%	$27.00	11/30/2017
Subtotal/Wtd. Avg.		27,555	28%	$660,925	36%	$23.99

Other Tenants		59,677	60%	$1,175,841	64%	$19.70
Vacant Space		11,686	12%	$0	0%	$0.00
Total/Wtd. Avg.		98,918	100%	$1,836,765	100%	$21.06

(1)	Information is based on the underwritten rent roll.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

The Market.  The Crossroads Shopping Center Property is located in the Central submarket of Austin, Travis County, Texas. As of the second quarter of 2014, the submarket had approximately 10.8 million SF of retail space with an average vacancy of 5.1% and an average annual asking rent of $19.08 PSF. The estimated 2014 population within a three-mile radius of the Crossroads Shopping Center Property was 137,138 people and the 2014 estimated average household income within a three-mile radius was $64,892.

The following table presents five primary competitive centers to the Crossroads Shopping Center Property:

Competitive Property Summary
Property	Address	Year Built	Occupancy	Total GLA (SF)	Tenant Name	Lease Area (SF)	Lease Date	Lease Term (Yrs.)	Annual Base Rent (PSF) (NNN)
Lone Star Center	9012 Research Boulevard Austin, TX	1979	100.0%	108,560	Affordable Appliances Quoted	2,235 —	Jan-14 —	5.0 —	$18.00 $17.00
Grand Central Station	8700-8776 Research Boulevard Austin, TX	1978	92.1%	118,895	Rent A Center Sunghoon Moon Raquel Salon Quoted	3,400 4,845 1,200 —	Sep-13 Dec-12 Jun-12 —	5.0 5.0 5.0 —	$19.00 $13.00 $18.50 $20.00
West Anderson Plaza	2408 West Anderson Lane Austin, TX	1976	98.6%	116,842	Spring Lone Star Chiropractic Catherines Dragon's Lair Quoted	1,780 1,500 3,260 10,707 —	Aug-14 Jul-14 May-14 May-13 —	5.0 3.0 3.0 10.0 —	$25.00 $24.76 $22.00 $11.50 $18.00
Northwood Plaza	2900 West Anderson Lane Austin, TX	1974	93.0%	90,590	Confidential The Mighty Bird Quoted	1,200 2,970 —	Sep-13 Aug-13 —	3.0 5.0 —	$24.00 $20.00 $20.00
Centennial Shopping Center	7301 Burnet Road Austin, TX	1970	93.0%	19,112	Twisted Root Burger Company Campus Outfitters Susanne Lee Interiors China Buffet Quoted	2,050 1,420 3,009 4,634 —	Nov-13 Mar-12 Mar-11 Feb-11 —	3.0 3.0 5.0 5.0 —	$17.00 $18.00 $15.50 $21.00 $19.00

Source: Appraisal

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C20	Crossroads Shopping Center

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Crossroads Shopping Center Property:

Cash Flow Analysis
	2010	2011	2012	2013	8/31/2014 TTM		UW	UW PSF
Base Rent	N/A	$583,756	$1,418,797	$1,583,229	$1,759,726		$2,084,742	$21.08
Reimbursements	N/A	$168,526	$567,381	$619,851	$731,381		$755,763	$7.64
Other Income	N/A	$6,824	$13,201	$15,805	$20,428		$15,805	$0.16
Less Vacancy & Credit Loss	N/A	$0	$0	$0	$0		($298,160)	(10.5%)
Effective Gross Income	N/A	$759,106	$1,999,379	$2,218,885	$2,511,535		$2,558,150	$25.86
Total Operating Expenses	N/A	$398,066	$716,028	$749,775	$778,038		$752,235	$7.60
Net Operating Income	N/A	$361,040	$1,283,351	$1,469,110	$1,733,497		$1,805,915	$18.26
Capital Expenditures	N/A	$0	$98,875	$0	$0		$19,584	$0.20
TI/LC	N/A	$0	$0	$0	$0		$91,295	$0.92
Net Cash Flow	N/A	$361,040	$1,184,476	$1,469,110	$1,733,497		$1,695,036	$17.14

Occupancy %	N/A	65.0%	86.0%	93.0%	89.8%	(1)	89.5%
NOI DSCR	N/A	0.32x	1.12x	1.28x	1.51x		1.58x
NCF DSCR	N/A	0.32x	1.04x	1.28x	1.51x		1.48x
NOI Debt Yield	N/A	1.9%	6.6%	7.5%	8.9%		9.3%
NCF Debt Yield	N/A	1.9%	6.1%	7.5%	8.9%		8.7%

(1)	Based on a rent roll dated November 1, 2014.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C20	Mirabella Apartments

Mortgage Loan No. 14 – Mirabella Apartments

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	CIBC			Single Asset/Portfolio:	Single Asset
Original Balance:	$19,200,000			Location:	Houston, TX 77089
Cut-off Date Balance:	$19,200,000			General Property Type:	Multifamily
% of Initial Pool Balance:	1.7%			Detailed Property Type:	Garden
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Michael Green; Scott McWhorter			Year Built/Renovated:	2002/N/A
Mortgage Rate:	4.370%			Size:	240 Units
Note Date:	12/29/2014			Cut-off Date Balance per Unit:	$80,000
First Payment Date:	2/1/2015			Maturity Date Balance per Unit:	$73,184
Maturity Date:	1/1/2025			Property Manager:	Lincoln Eastern Corporation
Original Term to Maturity:	120 months			Underwriting and Financial Information
Original Amortization Term:	360 months			UW NOI:	$1,629,661
IO Period:	60 months			UW NOI Debt Yield:	8.5%
Seasoning:	0 months			UW NOI Debt Yield at Maturity:	9.3%
Prepayment Provisions:	LO (24); DEF (92); O (4)			UW NCF DSCR:	1.37x
Lockbox/Cash Mgmt Status:	Soft/Springing			Most Recent NOI (As of):	$1,577,371 (9/30/2014 TTM)
Additional Debt Type:	N/A			2nd Most Recent NOI:	$1,545,530 (12/31/2013)
Additional Debt Balance:	N/A			3rd Most Recent NOI:	$1,465,029 (12/31/2012)
Future Debt Permitted (Type)(1):	Yes (Mezzanine)			Occupancy Rate (As of):	93.8% (11/13/2014)
Reserves				2nd Most Recent Occupancy:	94.5% (12/31/2013)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	94.2% (12/31/2012)
RE Tax:	$41,728	$41,728	N/A	Appraised Value (As of):	$25,690,000 (11/4/2014)
Insurance:	$35,777	$11,926	N/A	Cut-off Date LTV Ratio:	74.7%
Deferred Maintenance:	$146,031	$0	N/A	Maturity Date LTV Ratio:	68.4%
Recurring Replacements:	$0	$4,762	N/A

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$19,200,000	100.0%	Loan Payoff:	$15,302,114	79.7%
			Closing Costs:	$766,294	4.0%
			Upfront Escrows:	$223,536	1.2%
			Return of Equity:	$2,908,056	15.1%
Total Sources:	$19,200,000	100.0%	Total Uses:	$19,200,000	100.0%

(1)	Future mezzanine debt is permitted subject to a minimum combined DSCR of 1.05x, a maximum combined LTV ratio of 80%, and an acceptable intercreditor agreement.

The Mortgage Loan. The fourteenth largest mortgage loan (the “Mirabella Apartments Mortgage Loan”) is evidenced by a note in the original principal amount of $19,200,000 and is secured by a first priority fee mortgage encumbering a 240-unit multifamily property located in Houston, Texas (the “Mirabella Apartments Property”). The proceeds of the Mirabella Apartments Mortgage Loan were used to pay off existing debt, fund upfront escrows, pay closing costs and return equity to the Mirabella Apartments Borrower.

The Borrower and the Sponsor.  The borrower is Virtu Gulf Pointe Associates, LLC (the “Mirabella Apartments Borrower”), a single-purpose Delaware limited liability company. The Mirabella Apartments Borrower is controlled by Virtu Investments, L.L.C. (“Virtu”), the manager of the Mirabella Apartments Borrower. Michael Green and Scott McWhorter, the Mirabella Apartments Mortgage Loan sponsors and non-recourse carve-out guarantors, each own 40% of Virtu. Mr. Green and Mr. McWhorter each has over 20 years of real estate experience. Virtu’s real estate portfolio consists of 38 properties totaling approximately 554,303 SF of commercial space, 5,550 multifamily units and 860 acres of land.

The Mortgaged Property. The Mirabella Apartments Property is a multifamily garden apartment complex consisting of 12 two- and three-story buildings with 240 units located in Houston, Harris County, Texas. The Mirabella Apartments Property was completed in 2002. The Mirabella Apartments Borrower acquired the Mirabella Apartments Property in 2008 for approximately $17.1 million and has invested approximately $0.8 million in upgrades since the acquisition, resulting in a total cost basis of approximately $18.2 million after factoring in acquisition closing costs. As of November 13, 2014, the Mirabella Apartments Property was 93.8% leased. Unit amenities include fully equipped kitchens, washer/dryer connections, a patio/balcony and an exterior storage room. Common amenities include a business center, a lounge area with a pool view, a fitness center, laundry facilities, a playground, a pool with surrounding barbecue and picnic areas, covered parking and detached garages. The Mirabella Apartments Property is fenced and secured by remote controlled access gates. The Mirabella Apartments Property is managed by Lincoln Eastern Corporation, a third party management company founded in 1965 for the purpose of building and operating quality residential communities with over 140,000 apartment units under management.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C20	Mirabella Apartments

The following table presents a summary of the unit mix at the Mirabella Apartments Property:

Unit Mix Summary(1)
Unit Type	No. of Units	% of Total	Occupancy	Average Unit Size (SF)	Average Monthly Rent(2)	Average Monthly Rent PSF(2)	Average Monthly Market Rent PSF(3)
1 Bedroom/1 Bath	72	30%	96%	728	$866	$1.19	$1.30
2 Bedroom/2 Bath	136	57%	93%	1,062	$1,099	$1.04	$1.03
3 Bedroom/2 Bath	32	13%	91%	1,212	$1,307	$1.08	$1.23
Total/Wtd. Avg.	240	100%	94%	982	$1,054	$1.07	$1.12	(4)

(1)	Based on a rent roll dated November 13, 2014.
(2)	Average Monthly Rent and Average Monthly Rent PSF exclude vacant units.
(3)	Based on the appraisal.
(4)	Average of the appraiser’s concluded annual market rent PSF weighted by the total SF of each unit type.

The Market.  The Mirabella Apartments Property is located in a suburban part of Houston, approximately 13 miles southeast of the central business district (“CBD”). The Mirabella Apartments Property is located near I-45 and Sam Houston Tollway which provides convenient access to employment centers in Houston. I-45, also known as the Gulf Freeway, is an arterial highway that connects the Mirabella Apartments Property’s neighborhood with the Houston CBD to the north and the City of Galveston to the south. The commute to the Houston CBD is approximately 30 minutes. The Sam Houston Parkway, also known as Beltway 8, circumnavigates Houston and runs east-west through the Mirabella Apartments Property’s neighborhood. The Fuqua Park & Ride Metro Station is located less than 0.3 miles from the Mirabella Apartments Property and provides access to the Houston CBD, NASA and the Eastwood Transit Center. The immediate area surrounding the Mirabella Apartments Property is an established neighborhood comprised primarily of multifamily properties and single-family homes built between 1960 and 1989. According to an industry report, in 2014, the estimated average household income within a one- and three-mile radius of the Mirabella Apartments Property was $61,405 and $64,949 respectively.

The appraiser considered the Mirabella Apartments Property to be a Class A/B garden-style apartment complex. According to an industry report, the Mirabella Apartments Property belongs to the Interloop/South Houston submarket in the Houston apartment market. As of the third quarter of 2014, the Houston apartment market had an average vacancy rate of 5.6% versus 6.4% for the prior year and average asking monthly rents of $905 per unit versus $866 for the prior year. As of the third quarter of 2014, the Interloop/South Houston submarket had a total inventory of 30,916 units, an average vacancy rate of 3.9% versus 5.6% for the prior year and average asking monthly rents of $785 per unit versus $754 for the prior year. As of third quarter of 2014, Class A apartments in the Interloop/South Houston submarket had an average vacancy of 3.3% versus 5.9% for the prior year and average asking monthly rents of $964 per unit versus $925 for the prior year. The appraiser compiled a set of comparable garden apartment complexes in Houston and concluded to average monthly market rents of $944 for one-bedroom/one-bath, $1,091 for two-bedroom/two-bath, and $1,273 for three-bedroom/two-bath. The appraiser also concluded to a 5% market vacancy, 1.25% loss to lease, 0.25% concessions and a 0.75% credit loss.

According to an industrial report, three multifamily projects totaling approximately 702 units are currently under construction and four multifamily projects totaling approximately 657 units are currently planned in the Interloop/South Houston submarket.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Mirabella Apartments Property:

Cash Flow Analysis

	2010	2011	2012	2013	9/30/2014 TTM	UW	UW per Unit
Base Rent(1)	N/A	$2,328,317	$2,570,137	$2,725,912	$2,784,493	$2,846,653	$11,861
Vacant Rent(2)	N/A	$268,862	$137,081	$122,881	$160,005	$205,972	$858
Reimbursements	N/A	$180,333	$209,487	$222,867	$241,437	$239,237	$997
Less Vacancy & Credit Loss(3)	N/A	($286,434)	($218,801)	($153,493)	($180,645)	($221,315)	($922)
Other Income(4)	N/A	$92,624	$73,592	$74,567	$79,936	$79,936	$333
Effective Gross Income	N/A	$2,583,702	$2,771,496	$2,992,734	$3,085,226	$3,150,483	$13,127
Total Operating Expenses	N/A	$1,300,770	$1,306,467	$1,447,204	$1,507,855	$1,520,821	$6,337
Net Operating Income	N/A	$1,282,932	$1,465,029	$1,545,530	$1,577,371	$1,629,661	$6,790
Capital Expenditures	N/A	$0	$60,500	$66,000	$66,000	$60,000	$250
TI/LC	N/A	$0	$0	$0	$0	$0	0
Net Cash Flow	N/A	$1,282,932	$1,404,529	$1,479,530	$1,511,371	$1,569,661	$6,540

Occupancy %(3)	N/A	96.3%	94.2%	94.5%	95.4%	92.8%
NOI DSCR	N/A	1.12x	1.27x	1.34x	1.37x	1.42x
NCF DSCR	N/A	1.12x	1.22x	1.29x	1.31x	1.37x
NOI Debt Yield	N/A	6.7%	7.6%	8.0%	8.2%	8.5%
NCF Debt Yield	N/A	6.7%	7.3%	7.7%	7.9%	8.2%

(1)	UW Base Rent based on the in-place rents as of the November 13, 2014 rent roll.
(2)	UW Vacant Rent based on asking rents for each unit type.
(3)	Underwritten vacancy of 6.25% and credit loss of 1% which is in line with historicals.
(4)	UW Other Income includes laundry, utility reimbursements, application fees and parking income.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C20	Acadia Apartments

Mortgage Loan No. 15 – Acadia Apartments

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	CIBC			Single Asset/Portfolio:	Single Asset
Original Balance:	$18,600,000			Location:	San Antonio, TX 78217
Cut-off Date Balance:	$18,600,000			General Property Type:	Multifamily
% of Initial Pool Balance:	1.6%			Detailed Property Type:	Garden
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Nathan Keller; Jonathan Keller; Ivan Keller			Year Built/Renovated:	1982/2014
Mortgage Rate:	4.610%			Size:	304 Units
Note Date:	12/1/2014			Cut-off Date Balance per Unit:	$61,184
First Payment Date:	1/1/2015			Maturity Date Balance per Unit:	$53,801
Maturity Date:	12/1/2024			Property Manager:	Keller Property Company
Original Term to Maturity:	120 months			Underwriting and Financial Information
Original Amortization Term:	360 months			UW NOI:	$1,538,105
IO Period:	36 months			UW NOI Debt Yield:	8.3%
Seasoning:	1 month			UW NOI Debt Yield at Maturity:	9.4%
Prepayment Provisions:	LO (25); DEF (92); O (3)			UW NCF DSCR:	1.28x
Lockbox/Cash Mgmt Status:	Springing/Springing			Most Recent NOI (As of):	$1,251,578 (10/22/2014 TTM)
Additional Debt Type:	N/A			2nd Most Recent NOI(2):	N/A
Additional Debt Balance:	N/A			3rd Most Recent NOI(2):	N/A
Future Debt Permitted (Type)(1):	Yes (Mezzanine)			Occupancy Rate (As of):	92.8% (10/22/2014)
Reserves				2nd Most Recent Occupancy(2):	N/A
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy(2):	N/A
RE Tax:	$335,671	$30,516	N/A	Appraised Value (As of):	$24,800,000 (10/24/2014)
Insurance:	$40,261	$8,052	N/A	Cut-off Date LTV Ratio:	75.0%
Deferred Maintenance:	$43,938	$0	N/A	Maturity Date LTV Ratio:	65.9%
Recurring Replacements:	$0	$6,333	N/A

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$18,600,000	100.0%	Loan Payoff:	$17,494,250	94.1%
			Closing Costs:	$140,378	0.8%
			Upfront Escrows:	$419,870	2.3%
			Return of Equity:	$545,502	2.9%
Total Sources:	$18,600,000	100.0%	Total Uses:	$18,600,000	100.0%

(1)
Future mezzanine debt is permitted subject to a minimum combined DSCR of 1.20x, a maximum combined LTV ratio of 85%, a minimum combined debt yield of 7.5%, a maximum combined loan amount of $21 million, and an acceptable intercreditor agreement.

(2)	The Acadia Apartments Property was recently renovated in 2014. Certain occupancy and operating history is not available.

The Mortgage Loan. The fifteenth largest mortgage loan (the “Acadia Apartments Mortgage Loan”) is evidenced by a note in the original principal amount of $18,600,000 and is secured by a first priority fee mortgage encumbering a 304-unit multifamily property located in San Antonio, Texas (the “Acadia Apartments Property”). The proceeds of the Acadia Apartments Mortgage Loan were used to pay off existing debt, fund upfront escrows, pay closing costs and return equity to the Acadia Apartments Borrower.

The Borrower and the Sponsor.  The borrower is 4031 Thousand Oaks, L.L.C. (the “Acadia Apartments Borrower”), a single-purpose Texas limited liability company. The Acadia Apartments Mortgage Loan sponsors and non-recourse carve-out guarantors are Nathan Keller, Jonathan Keller and Ivan Keller. Nathan Keller, Jonathan Keller and Ivan Keller have combined experience of over 18 years in the commercial real estate industry as both owners and managers and own a combined commercial real estate portfolio that includes five additional multifamily properties totaling 1,054 units in San Antonio as well as other commercial real estate holdings.

The Mortgaged Property. The Acadia Apartments Property is a multifamily garden apartment complex consisting of 25 two- and three-story buildings with 304 units located in San Antonio, Bexar County, Texas. The Acadia Apartments Property was completed in 1982 and renovated in 2014 at a cost of approximately $2.56 million. As of October 22, 2014, the Acadia Apartments Property was 92.8% leased. Unit amenities include standard appliances, laundry connections and a patio/balcony. Common amenities include an internet café, resident lounge, beverage bar and fitness center, three pools, two laundry rooms and a playground. There is also a lake at the rear of the Acadia Apartments which is shared with two adjacent apartment complexes via a common area association. The Acadia Apartments Property is managed by Keller Property Company, an affiliate of the Acadia Apartments Borrower.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C20	Acadia Apartments

The following table presents a summary of the unit mix at the Acadia Apartments Property:

Unit Mix Summary(1)
Unit Type	No. of Units	% of Total	Occupancy	Average Unit Size (SF)	Average Monthly Rent(2)	Average Monthly Rent PSF(2)	Average Monthly Market Rent PSF(3)
1 Bedroom	152	50%	92%	718	$661	$0.92	$0.96
2 Bedroom/1 Bath	80	26%	94%	901	$770	$0.85	$0.87
2 Bedroom/2 Bath	72	24%	93%	947	$834	$0.88	$0.89
Total/Wtd. Avg.	304	100%	93%	820	$731	$0.89	$0.91(4)

(1)	Based on a rent roll dated October 22, 2014.
(2)	Average Monthly Rent and Average Monthly Rent PSF exclude vacant units.
(3)	Based on the appraisal.
(4)	Average of the appraiser’s concluded annual market rent PSF weighted by the total SF of each unit type.

The Market.  The Acadia Apartments Property is located in the north central portion of the city of San Antonio, approximately 15 miles north of the central business district. San Antonio, the Bexar County seat, is the center of economic and development activity for the South Texas area. Major employers in San Antonio include Lackland Air Force Base, South Texas Medical Center, United Services Auto Association, Fort Sam Houston, HEB Supermarkets, the City of San Antonio and Randolph Air Force Base.

According to an industry report, San Antonio, the seventh largest municipality in the United States, grew in population by 4.5% between 2010 and 2013, and is projected to grow an additional 7.12% through 2018. San Antonio’s metropolitan area grew by 5.33% between 2010 and 2013, and is projected to grow an additional 8.65% through the year 2018. According to an industry report, in 2014, the estimated average household income within a one- and three-mile radius of the Acadia Apartments Property was $61,444 and $66,146 respectively.

According to an industry report, the Acadia Apartments Property belongs to the Airport/Northeast submarket in the San Antonio apartment market. As of the third quarter of 2014, the San Antonio apartment market had a total inventory of 158,087 units, an average vacancy rate of 5.4% versus 5.6% for the prior year and average effective monthly rents of $770 per unit versus $749 for the prior year. As of the third quarter of 2014, the Airport/Northeast submarket had a total inventory of 20,059 units, an average vacancy rate of 5.8% versus 5.0% for the prior year and average effective monthly rents of $818 per unit versus $802 for the prior year. As of the third quarter of 2014, the Airport/Northeast apartment submarket had 7,850 Class B/C units with an average 5.3% vacancy level versus 4.6% for the prior year and average asking monthly rents of $737 per unit versus $731 for the prior year. The appraiser compiled a set of comparable garden apartment complexes in San Antonio and concluded to average monthly market rents of $668 for one-bedroom/one-bath, $783 for one-bedroom/1.5-bath, $785 for two-bedroom/one-bath, and $842 for two-bedroom/two-bath. The appraiser also concluded to a 5% market vacancy, 2% concessions and a 2% credit loss.

The appraisal notes one multifamily project totaling approximately 116 units currently under construction and three multifamily projects totaling approximately 696 units planned in the Airport/Northeast submarket.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Acadia Apartments Property:

Cash Flow Analysis(1)
	2010	2011	2012	2013	10/22/2014 TTM	UW	UW per Unit
Base Rent(2)	N/A	N/A	N/A	N/A	$2,605,379	$2,474,649	$8,140
Vacant Rent(3)	N/A	N/A	N/A	N/A	$0	$196,362	$646
Reimbursements	N/A	N/A	N/A	N/A	$95,995	$0	$0
Less Vacancy & Credit Loss(4)	N/A	N/A	N/A	N/A	($532,270)	($240,391)	($791)
Other Income(5)	N/A	N/A	N/A	N/A	$218,019	$355,780	$1,170
Effective Gross Income	N/A	N/A	N/A	N/A	$2,387,123	$2,786,400	$9,166
Total Operating Expenses	N/A	N/A	N/A	N/A	$1,135,545	$1,248,295	$4,106
Net Operating Income	N/A	N/A	N/A	N/A	$1,251,578	$1,538,105	$5,060
Capital Expenditures	N/A	N/A	N/A	N/A	$0	$76,000	$250
TI/LC	N/A	N/A	N/A	N/A	$0	$0	$0
Net Cash Flow	N/A	N/A	N/A	N/A	$1,251,578	$1,462,105	$4,810

Occupancy %(4)	N/A	N/A	N/A	N/A	92.6%	91.0%
NOI DSCR	N/A	N/A	N/A	N/A	1.09x	1.34x
NCF DSCR	N/A	N/A	N/A	N/A	1.09x	1.28x
NOI Debt Yield	N/A	N/A	N/A	N/A	6.7%	8.3%
NCF Debt Yield	N/A	N/A	N/A	N/A	6.7%	7.9%

(1)	The Acadia Apartments Property was recently renovated in 2014. Certain occupancy and operating history is not available.
(2)	UW Base Rent based on the in-place rents as of the October 22, 2014 rent roll.
(3)	UW Vacant Rent based on the appraiser’s concluded market rent for each unit type.
(4)	Underwritten vacancy and credit loss of 9% percent is based on the appraisers concluded vacancy and credit loss.
(5)	UW Other Income includes laundry/vending, late fees, pet fees, application/admin fees, parking income, utility reimbursements and miscellaneous income.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C20

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